Filed pursuant to Rule 424(b)(3)
Registration No. 333-177753

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.
SUPPLEMENT NO. 3 DATED DECEMBER 4, 2013 TO PROSPECTUS DATED APRIL 26, 2013

This prospectus supplement, dated December 4, 2013 (“Supplement No. 3”) is part of the prospectus of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company,” “we,” “us” or “our”), dated April 26, 2013 (the “Prospectus”). This Supplement No. 3 supplements, consolidates, supersedes and replaces all prior supplements and must be read in conjunction with the Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement will be delivered with the Prospectus.

The primary purposes of this Supplement No. 3 are to:

1.	Provide an update regarding the Company’s participation in the acquisition of a nonrecourse second mortgage secured by residential multi-family complex;
2.	Disclose that on June 18, 2013, the Company completed the acquisition of 95% ownership interests in two 92-room limited service hotels which operate as TownePlace Suites by Marriott, located in Little Rock and Johnson/Springdale, Arkansas, respectively;
3.	Disclose that on July 29, 2013, the Company entered into a loan agreement with Barclays Bank PLC for approximately $24.4 million.
4.	Update disclosures regarding our advisor’s quarterly asset management fee;
5.	Update the suitability standards for the state of Iowa;
6.	Update and attach as Annex A to this Supplement No. 3 our form of subscription agreement; and
7.	Attach as Annex B to this Supplement No. 3 our Quarterly Report on Form 10-Q (“10-Q”) for the quarterly period ended September 30, 2013, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2013 (excluding the exhibits thereto), our 10-Q for the quarterly period ended June 30, 2013, filed with the SEC on August 13, 2013 (excluding the exhibits thereto) and our 10-Q for the quarterly period ended March 31, 2013, filed with the SEC on May 13, 2013 (excluding the exhibits thereto).

The last two paragraphs on page 147 of the Prospectus, under the section titled “Investment Objectives and Strategies — Specific Investments,” along with their heading, are hereby deleted in their entirety and replaced with the following:

“Participation in Acquisition of Nonrecourse Second Mortgage Secured by Residential Multi-Family Complex

On April 12, 2011, LVP Rego Park, LLC, or the Rego Park Joint Venture, a joint venture in which we and Lightstone Value Plus Real Estate Investment Trust, Inc. have 10.0% and 90.0% ownership interests, respectively, acquired a $19.5 million, nonrecourse second mortgage note, or the Second Mortgage Loan, for approximately $15.1 million from Kelmar Company, LLC, or Kelmar, an unrelated third party. The purchase price reflected a discount of approximately $4.4 million to the outstanding principal balance. Our share of the aggregate purchase price was approximately $1.5 million. We account for our investment in the Rego Park Joint Venture in accordance with the equity method of accounting. Additionally, in connection with the purchase, our advisor received an acquisition fee equal to 0.95% of its portion of the acquisition price, or approximately $14,000. Our portion of the acquisition was funded with cash.

The Second Mortgage Loan was originated by Kelmar in May 2008 with an original principal balance of $19.5 million, was due May 31, 2013 and was collateralized by a 417-unit apartment complex called Saxon Hall, located in Queens, New York. The Second Mortgage Loan bore interest at a fixed rate of 5.0% per annum with monthly interest-only payments of approximately $0.1 million through maturity. On June 27, 2013 all amounts due to the Rego Park Joint Venture related to the Second Mortgage Loan were repaid in full.

During the nine months ended September 30, 2013, the Rego Park Joint Venture made aggregate distributions of approximately $21.0 million to its members, of which our share was approximately $2.1 million. These distributions included the final distribution of the Rego Park Joint Venture assets and as of September 30, 2013we no longer had any investment in the Rego Park Joint Venture.”

The disclosure titled “Investment Objectives and Strategies — Specific Investments — Acquisition of a TownePlace Suites Hotel located in Harahan, Louisiana — The Mortgage” on page 146 of the Prospectus is deleted in its entirety and replaced with the following:

“The Mortgage

On March 14, 2012, LVP Metairie JV entered into a mortgage agreement, or the Mortgage, with the Bank of the Ozarks to borrow $6.0 million. During the second quarter of 2012, LVP Metairie JV distributed the net proceeds of approximately $5.8 million from the Mortgage to its members, of which the Company’s share was approximately $5.5 million. The company used these proceeds in connection with its acquisition of a hotel on July 13, 2012. See “— Acquisition of a SpringHill Suites by Marriott Hotel located in Peabody, Massachusetts” below for additional information.

The Mortgage had an initial term of three years, bore interest at a floating rate of Libor plus 3.75%, subject to a 6.00% floor, and required monthly principal and interest payments.

On July 29, 2013, we, through certain subsidiaries, entered into a loan agreement, or the Loan Agreement, with Barclays Bank PLC, or Barclays, for approximately $24.4 million. The Loan Agreement has a term of five years with a maturity date of August 6, 2018, bears interest at 4.94%, and requires monthly principal and interest payments of approximately $142,000 through its stated maturity. LVP Metairie JV’s portion of the loan amounted to $9.5 million, a portion of which was used to repay the outstanding balance of the Mortgage.

The Loan Agreement is cross-collateralized by four hotel properties consisting of one SpringHill Suites Hotel located in Peabody, Massachusetts, (described below) and three TownePlace Suites Hotels located in Metairie, Louisiana, and (as described below) Little Rock, Arkansas and Fayetteville, Arkansas, respectively.”

The disclosure titled “Investment Objectives and Strategies — Specific Investments — Acquisition of a SpringHill Suites by Marriott Hotel located in Peabody, Massachusetts — The Loan” on page 148 of the Prospectus is deleted in its entirety and replaced with the following:

“The Loan

On July 13, 2012, LVP SHS entered into a mortgage agreement, or the SHS Mortgage, with the Bank of the Ozarks to borrow up to $6.0 million. The SHS Mortgage had an initial term of three years, bore interest at a floating rate of LIBOR plus 3.75%, subject to a 5.75% floor, and required monthly principal and interest payments through its stated maturity.

As described above, on July 29, 2013, we, through certain subsidiaries, entered into the Loan Agreement. LVP SHS’s portion of the loan amounted to approximately $8.2 million, of which a portion was used to repay the outstanding balance of the SHS Mortgage.”

The following disclosure replaces the disclosure on page 150 of the Prospectus, at the end of the section titled “Investment Objectives and Strategies — Specific Investments.”

“Portfolio Acquisition of a TownePlace Suites by Marriott in Fayetteville, Arkansas and a TownePlace Suites by Marriott in Little Rock, Arkansas.

On June 18, 2013, we, through LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings, LLC, both joint venture subsidiaries of our Operating Partnership, completed the portfolio acquisition of 95% ownership interests in two 92-room limited service hotels, which operate as TownePlace Suites by Marriott, located in Little Rock, which we refer to as the TPS Little Rock Hotel, and Johnson/Springdale, Arkansas, which we refer to as the TPS Fayetteville Hotel, from certain limited liability companies controlled by the same seller, an unrelated third party. The remaining 5% ownership interests were acquired by TPSLR, LLC for the TPS Little Rock Hotel and TPSFN, LLC for the TPS Fayetteville Hotel, respectively, both unrelated third parties.

Previously, on May 7, 2013, subsidiaries of LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC, or the Subsidiaries, entered into an Assignment and Assumption of Purchase and Sale Agreement, or the Assignment, with Lightstone Acquisitions V LLC, or the Assignor, an affiliate of our sponsor. Under the terms of the Assignment, the Subsidiaries were assigned the rights and assumed the obligations of the Assignor with respects to a certain Purchase and Sale Agreement, or the Purchase Agreement, dated March 28, 2013, made between the Assignor as the Purchaser and TPJN Partners, LLC and TPLR Partners, LLC, as the Sellers, as amended, whereby the Assignor contracted to purchase the TPS Little Rock Hotel and the TPS Fayetteville Hotel.

The aggregate cost for the Company’s 95% interests in both the TPS Fayetteville Hotel and the TPS Little Rock Hotel was approximately $10.7 million. Additionally, in connection with the acquisition, our advisor received an acquisition fee equal to 0.95% of the contractual purchase price of $10.7 million, or approximately $102,000.

The acquisition was funded with $3.7 million in cash and a $7.0 million demand note, or the Demand Note, entered into between our Operating Partnership and Lightstone I. The Demand Note was due on demand and bore interest at a floating rate of LIBOR plus 4.95% payable on demand. We paid $3.0 million of the Demand Note’s balance in June 2013 and repaid the remaining $4.0 million on July 30, 2013 with the proceeds from the Loan Agreement (described above).

LVP TPS Little Rock Holdings LLC’s portion of the loan amounted to approximately $3.8 million and LVP TPS Fayetteville Holdings, LLC portion of the loan amounted to $3.0 million.

We established a separate TRS for both the TPS Fayetteville Hotel and the TPS Little Rock Hotel, respectively, which have each entered into operating lease agreements for each respective hotel. At closing, each TRS entered into a separate management agreement with a management company controlled by the minority owner of each hotel for the management of the respective hotel. Additionally, each TRS entered into a 20-year franchise agreement, or the Franchise Agreement, with Marriott, pursuant to which the TPS Fayetteville Hotel and the TPS Little Rock Hotel will both continue to operate as a “TownePlace Suites by Marriott,” commencing on June 18, 2013.

The aggregate capitalization rate for the TPS Fayetteville Hotel and the TPS Little Rock Hotel as of the closing of the acquisition was approximately 10.6%. We calculate the capitalization rate for a real property by dividing net operating income of the property by the purchase price of the property, excluding costs. For purposes of this calculation, net operating income is determined using the projected or budgeted net operating income based upon then-current projections. Additionally, net operating income is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

Property Information

TPS Fayetteville Hotel

The TPS Fayetteville Hotel was opened in January 2009 and has 92 rooms. The average occupancy rate, ADR and RevPAR since inception are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Nine months ended September 30, 2013	72.1%	$80.80	$58.22
Year ended December 31, 2012	56.5%	$78.14	$44.14
Year ended December 31, 2011	56.0%	$72.76	$40.73
Year ended December 31, 2010	49.0%	$73.80	$36.14
Year ended December 31, 2009	38.4%	$83.00	$31.88

Realty taxes paid for the nine months ended September 30, 2013 were approximately $14,000 at a rate of 5.7%.

TPS Little Rock Hotel

The TPS Little Rock Hotel was opened in September 2009 and has 92 rooms. The average occupancy rate, ADR and RevPAR since inception are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Nine months ended September 30, 2013	76.2%	$83.51	$63.63
Year ended December 31, 2012	63.8%	$83.54	$53.31
Year ended December 31, 2011	70.7%	$79.34	$56.10
Year ended December 31, 2010	64.2%	$78.82	$50.59
Year ended December 31, 2009	44.0%	$76.81	$33.80

Realty taxes paid for the nine months ended September 30, 2013 were approximately $22,000 at a rate of 7.0%.

Depreciation is taken on the properties. To the extent that each property is acquired for cash, the initial basis in such property for U.S. federal income tax purposes generally is equal to the purchase price paid. We generally depreciate such depreciable property for U.S. federal income tax purposes on a straight-line basis using an estimated useful life of 39 years. The basis of the property for U.S. federal income tax purposes generally approximates its net book value in accordance with GAAP.

There are no current intentions to make significant renovations or improvements to the TPS Fayetteville Hotel or the TPS Little Rock Hotel. We believe the TPS Fayetteville Hotel and the TPS Little Rock Hotel are adequately insured.

We believe the TPS Fayetteville Hotel and the TPS Little Rock Hotel are well located, have acceptable roadway access and are well maintained. The TPS Fayetteville Hotel and the TPS Little Rock Hotel are subject to competition from similar properties within their respective market areas, and their economic performance could be affected by changes in local economic conditions.”

The following disclosure is added on page 9 of the Prospectus, at the end of the section titled “Prospectus Summary — Status of Fees Paid and Deferred” and on page 89 of the Prospectus, at the end of the section titled “Compensation Table — Status of Fees Paid and Deferred.”

“Pursuant to an advisory agreement, our advisor is entitled to receive an asset management fee equal to 0.95% of our average invested assets, as defined. The asset management fee is payable quarterly and based on balances as of the end of each month in the quarterly period. Commencing with the quarter ended June 30, 2013, the advisor has elected to waive or reduce its quarterly asset management fee to the extent our non-GAAP measure modified funds from operations available, or MFFO, as defined by the Investment Program Association, or IPA, for the preceding twelve-month period ending on the last day of the current quarter is less than the distributions declared with respect to the same twelve-month period. As a result, asset management fees of approximately $128,000 and $251,000 were waived by the advisor during the three and nine months ended September 30, 2013.”

State of Iowa Suitability Standard The last paragraph on page i of the Prospectus under the heading “Suitability Standards” is hereby deleted and replaced in its entirety with the following:

“Iowa

•	In addition to the general suitability requirements described above, an Iowa investor must have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.”

ANNEX A

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.
SUBSCRIPTION AGREEMENT

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

SUBSCRIPTION AGREEMENT

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “Lightstone Value Plus REIT II Inc.”

Mail completed documents to:

Regular Mail	Overnight
Lightstone Group REIT c/o DST P.O. Box 219002 Kansas City, MO 64121-9002	Lightstone c/o DST 430 W. 7th Street Kansas City, MO 64105

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or The Lightstone Group, LLC at (888) 808-7348.

Instructions to Subscribers

Section 1: Indicate investment amount. Make all checks payable to “Lightstone Value Plus REIT II Inc.”

Payments may be wired to:
(send the original subscription agreement to the address above)

United Missouri Bank, NA
4920 Main Street
Kansas City, MO 64112
ABA# 101000695

Account name:
Lightstone REIT
430 W. 7th St.
Kansas City, MO 64105
Account #: 9871976378

Further Credit To: (client name and acct#)

If it is not an additional purchase, (and no account number has been assigned) the name of the investor (and BIN if a custodial account) should be referenced on the wire. The completed subscription agreement should state that the funds were sent by wire.

Section 2: Choose type of ownership

Non-Custodial Ownership

-Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3.

-Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts - Please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

Existing IRA Accounts and other Custodial Accounts

- Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution (also, to be included).

Section 3: All names addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: Choose Dividend Allocation option

Section 5: To be signed and completed by your Financial Advisor
        Be sure to include CRD number for FA and BD
        Firm Branch Manager signature

Section 6: Have ALL owners initial and sign where indicated on Page 3

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT Make all checks payable to “Lightstone Value Plus REIT II, Inc”

Investment Amount $	Brokerage Account Number

The minimum initial investment is 100 shares ($1,000)	(If applicable)

NOTE: RESIDENTS OF CERTAIN STATES MUST MAKE GREATER MINIMUM INVESTMENTS (SEE PAGES C-6 AND C-7)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third-party checks, or traveler’s checks will not be accepted.

☐	I AM/WE ARE EMPLOYEES, DIRECTORS, OFFICERS OR AFFILIATES OF LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC., LIGHTSTONE VALUE PLUS REIT II LLC OR AN AFFILIATE OF EITHER OF THE FOREGOING.
☐	I AM/WE ARE A PARTICIPATING BROKER-DEALER, ORCHARD SECURITIES, LLC, OR EMPLOYEES, ASSOCIATED PERSONS, REGISTERED REPRESENTATIVES, DIRECTORS, OFFICERS OR AFFILIATES OF EITHER OF THE FOREGOING.
☐	I AM/WE ARE ENTITLED TO A VOLUME DISCOUNT AS DESCRIBED IN THE PROSPECTUS UNDER “PLAN OF DISTRUBUTION—VOLUME DISCOUNTS.”
☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.
2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership

____Individual

____Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)
____Tenants in Common
____TOD – Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.lightstonecapitalmarkets.com)
____Uniform Gift/Transfer to Minors (UGMA/UTMA)

Under the UGMA/UTMA of the State of

____Pension Plan
____Trust
____Corporation or Partnership
____Other
Third Party-Administered Custodial Plan
(new IRA accounts will require an additional application)
  ☐ IRA  ☐ ROTH/IRA  ☐ SEP/IRA  ☐ SIMPLE  ☐ OTHER

Name of Custodian

Mailing Address

City State Zip

Custodian Information (To be completed by Custodian above)
Custodian Tax ID #
Custodian Account #

Custodian Phone

3.	INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.

A.  Individual/Trust/Beneficial Owner/Guardian

First Name: Middle:

Last Name:Tax ID or SS#

Street Address:City:State:Zip

Date of Birth: (mm/dd/yyyy)// If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:U. S. Drivers License Number (if available)State of Issue:

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO.

CALIFORNIA INVESTORS:  ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B.  Joint Owner/Co-Trustee/Minor

First Name: Middle:

Last Name:Tax ID or SS#

Street Address:City:State:Zip

Date of Birth: (mm/dd/yyyy)// If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O.Box)

Street Address:

City:State:Zip:

D.  Trust/Corporation/Partnership/Other (Trustee’(s) information must be provided in sections 3A and 3B)  Date of Trust//

Entity Name/Title of Trust:Tax ID Number:

E.  Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of birth:
	City	State/Providence	Country

Immigration Status ☐  Permanent resident ☐  Non-permanent resident ☐  Non-resident ☐
Check which type of document you are providing:

☐ US Driver’s License  ☐ INS Permanent resident alien card  ☐ Passport with U.S. Visa  ☐ Employment Authorization Document

☐ Passport without U.S. Visa	Bank Name required: Account No. required:
☐ Foreign national identity documents	Bank address required: Phone No. required:
Documents number and country of issuance	Number for the document checked above:

F.  Employer: Retired: ☐

4.	DISTRIBUTIONS (Select only one. If no option is selected, distributions will be mailed to Address of record or to custodian for qualified accounts)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Shares of Lightstone Value Plus REIT II and elect the distribution option indicated below:
A.	___Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)
B.	___Mail Check to the address of record or third party payee listed below (Non-Custodian Investors only)
C.	___Credit Dividend to my IRA or Other Custodian Account
D.	___Cash/Direct Deposit. Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Lightstone Value Plus REIT II or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Lightstone Value Plus REIT II in writing to cancel it. In the event that Lightstone Value Plus REIT II deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:

Mailing Address:CityStateZip:

Brokerage Account Number:Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number: Checking Acct: Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK
*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature Signature

5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker-Dealer/RIA Firm		Financial Advisor/RIA Name
Advisor Mailing Address
City		State	Zip code
Advisor No.	Branch No.	Telephone No.
Email Address		Fax No.
Broker-Dealer/RIA Firm CRD Number		Financial Advisor/RIA CRD Number

☐ AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):  All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in). I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.
The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and / or RIA Signature:Date

Branch Manager Signature:Date

6.	SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Lightstone Value Plus REIT II, Inc.) I/We have a gross income due in the current year of at least $70,000; or have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Co-Owner	b) I/We received the final prospectus of Lightstone Value Plus REIT II at least five (5) business days prior to the signing of this Subscription Agreement.
Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	d) I/We acknowledge that shares are not liquid.
Owner	Co-Owner	e) If an affiliate of Lightstone Value Plus REIT II, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.

Under penalty of perjury, by signing his/her/its name in this Section 6, each subscriber hereby certifies that:

(a) The Taxpayer Identification Number or Social Security Number listed in Section 3(A), 3(B) or 3(D), as applicable, is correct; and

(b) He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) notified such subscriber that he/she/it is no longer subject to backup withholding. (If a subscriber has been notified that he/she/it is currently subject to backup withholding, strike the language under clause (b) of this paragraph before signing).

Owner Signature:Date:

Co-Owner Signature Date:

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee)Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY
STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

Nebraska

•	Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a net worth of $350,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the investor’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and our affiliates and that they meet one of the general suitability standards described above.

Arkansas

•	Investors must have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $100,000. In addition, shares will only be sold to Arkansas residents that have a combined liquid net worth of at least ten (10) times the amount of their investments in us and other similar programs.

New York

•	Shares of our common stock will only be sold to investors who initially purchase a minimum of 250 shares of common stock for a total purchase price of $2,500. However a minimum of 100 shares of common stock for a total purchase price of $1,000 shall apply to a purchase by an individual retirement account. Subsequent transfers of such interest shall be in units of not less than $2,500, except for transfers by an individual retirement account, transfers by gift, inheritance, intrafamily transfers, transfers subsequent to the preceding, and transfers to affiliates.

Kentucky

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Iowa

•	In addition to the general suitability requirements described above, an Iowa investor must have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10%of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Michigan, New Mexico, Oregon, Pennsylvania and Washington

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Michigan, New Mexico, Oregon, Pennsylvania or Washington resident’s net worth.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

California

•	In addition to the general suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Alabama

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000, and shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Tennessee

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000, and Tennessee residents’ maximum investment in us and our affiliates must not exceed ten percent (10%) of their liquid net worth. Shares of our common stock will only be sold to investors who initially purchase a minimum of 250 shares of common stock for a total purchase price of $2,500.

Massachusetts

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

New Jersey

•	Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in this offering and other non-traded business development companies shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “LIGHTSTONE” REFERS TO THE LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number 000-54047

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	83-0511223
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 367-0129

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of November 8, 2013, there were approximately 7.1 million outstanding shares of common stock of Lightstone Value Plus Real Estate Investment Trust II, Inc., including shares issued pursuant to the distribution reinvestment plan.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

INDEX

i

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Investment property:
Land and improvements	$8,932	$7,140
Building and improvements	34,823	27,284
Furniture and fixtures	7,864	2,589
Construction in progress	2,646	323
Gross investment property	54,265	37,336
Less accumulated depreciation	(2,119)	(850)
Net investment property	52,146	36,486
Investments in unconsolidated affiliated entities	3,858	5,950
Cash and cash equivalents	22,075	8,152
Marketable securities, available for sale	8,113	8,144
Restricted escrows	1,717	2,799
Notes receivable from affiliates	—	2,340
Prepaid expenses and other assets	1,166	863
Total Assets	$89,075	$64,734
Liabilities and Stockholders’ Equity
Accounts payable and other accrued expenses	$1,590	$1,017
Margin loan	2,062	2,716
Mortgages payable	24,382	11,157
Due to sponsor	59	113
Distributions payable	1,052	860
Total liabilities	29,145	15,863
Commitments and contingencies (Note 11)
Stockholders’ Equity:
Company’s stockholders’ equity:
Preferred shares, $0.01 par value, 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 100,000 shares authorized, 6,752 and 5,311 shares issued and outstanding in 2013 and 2012, respectively	68	53
Additional paid-in-capital	53,221	41,652
Subscription receivable	(120)	—
Accumulated other comprehensive income	378	229
Accumulated (deficit)/surplus	(387)	939
Total Company stockholders’ equity	53,160	42,873
Noncontrolling interests	6,770	5,998
Total Stockholders’ Equity	59,930	48,871
Total Liabilities and Stockholders’ Equity	$89,075	$64,734

The accompanying notes are an integral part of these consolidated financial statements.

1

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data) (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Rental revenue	$4,092	$2,116	$9,723	$4,025
Expenses:
Property operating expenses	2,576	1,221	6,185	2,085
Real estate taxes	176	79	471	169
General and administrative costs	266	412	1,281	1,205
Depreciation and amortization	584	188	1,271	372
Total operating expenses	3,602	1,900	9,208	3,831
Operating income	490	216	515	194
Interest and dividend income	161	324	695	964
Bargain purchase gain	38	3,500	1,263	3,500
Gain on disposition of unconsolidated affiliated entity	—	—	—	741
Gain on sale of marketable securities	—	—	10	—
(Loss)/income from investments in unconsolidated affiliated entities	(61)	42	10	128
Interest expense	(462)	(164)	(858)	(311)
Other income/(expense), net	36	(90)	(27)	(79)
Net income	202	3,828	1,608	5,137
Less: net income attributable to noncontrolling interests	(1)	(13)	(56)	(43)
Net income applicable to Company’s common shares	$201	$3,815	$1,552	$5,094
Net income per Company’s common share, basic and diluted	$0.03	$0.74	$0.26	$1.03
Weighted average number of common shares outstanding, basic and diluted	6,420	5,159	5,922	4,936

The accompanying notes are an integral part of these consolidated financial statements.

2

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands) (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$202	$3,828	$1,608	$5,137
Other comprehensive income:
Unrealized gain on available for sale securities	279	468	144	1,882
Reclassification adjustment for gains included in net income	—	—	5	—
Other comprehensive income	279	468	149	1,882
Comprehensive income	481	4,296	1,757	7,019
Less: Comprehensive income attributable to noncontrolling interests	(1)	(13)	(56)	(43)
Comprehensive income attributable to the Company’s common shares	$480	$4,283	$1,701	$6,976

The accompanying notes are an integral part of these consolidated financial statements.

3

PART I. FINANCIAL INFORMATION:
ITEM 1. FINANCIAL STATEMENTS.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Amounts in thousands) (Unaudited)

	Common Shares		Additional Paid-In Capital	Subscription Receivable	Accumulated Other Comprehensive Income	Accumulated Surplus/(Deficit)	Total Noncontrolling Interests	Total Equity
	Common Shares	Amount
BALANCE, December 31, 2012	5,311	$53	$41,652	$—	$229	$939	$5,998	$48,871
Net income	—	—	—	—	—	1,552	56	1,608
Other comprehensive income	—	—	—	—	149	—	—	149
Distributions declared	—	—	—	—	—	(2,878)	—	(2,878)
Distributions paid to noncontrolling interests	—	—	—	—	—	—	(20)	(20)
Contributions from noncontrolling interests	—	—	—	—	—	—	1,058	1,058
Proceeds from offering	1,358	14	13,474	(120)	—	—	—	13,368
Selling commissions and dealer manager fees	—	—	(1,266)	—	—	—	—	(1,266)
Other offering costs	—	—	(1,437)	—	—	—	—	(1,437)
Redemption and cancellation of shares	(52)	(1)	(484)	—	—	—	—	(485)
Shares issued from distribution reinvestment program	135	2	1,282	—	—	—	—	1,284
Notes receivable issued to noncontrolling interests	—	—	—	—	—	—	(322)	(322)
BALANCE, September 30, 2013	6,752	$68	$53,221	$(120)	$378	$(387)	$6,770	$59,930

The accompanying notes are an integral part of these consolidated financial statements.

4

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	For the Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,608	$5,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,271	372
Amortization of deferred financing costs	219	43
Gain on sale of marketable securities	(10)	—
Bargain purchase gain	(1,263)	(3,500)
Gain on disposition of investment in unconsolidated affiliated entity	—	(741)
Income from investments in unconsolidated affiliated entities	(10)	(128)
Changes in assets and liabilities:
Decrease in restricted escrows	157	272
Increase in prepaid expenses and other assets	(185)	(1,097)
Increase in accounts payable and other accrued expenses	613	440
Decrease in due to sponsor	(54)	55
Net cash provided by operating activities	2,346	853
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment property, net	(15,616)	(9,288)
Purchase of restricted escrows	—	(835)
Proceeds from sale of marketable securities	190	—
Proceeds from disposition of investment in unconsolidated affiliated entity	—	560
Collections on note receivable from affiliate	2,340	60
Distributions from unconsolidated affiliated entity	2,103	269
Release/(funding) of restricted escrows	925	(2,676)
Net cash used in investing activities	(10,058)	(11,910)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from mortgage financings	24,420	11,273
Payment on mortgages payable	(11,195)	(65)
Payment of loan fees and expenses	(339)	(242)
Payment on margin loan	(654)	(467)
Proceeds from issuance of common stock	13,368	6,319
Payment of commissions and offering costs	(2,794)	(1,823)
Contribution of noncontrolling interests	1,058	—
Redemption and cancellation of common shares	(485)	(357)
Notes receivable from affiliates	(322)	—
Distributions to noncontrolling interests	(20)	(306)
Distributions to common stockholders	(1,402)	(1,215)
Net cash provided by financing activities	21,635	13,117
Net change in cash and cash equivalents	13,923	2,060
Cash and cash equivalents, beginning of year	8,152	5,114
Cash and cash equivalents, end of period	$22,075	$7,174

See Note 2 for supplemental cash flow information.

The accompanying notes are an integral part of these consolidated financial statements.

5

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

1. Organization

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”) is a Maryland corporation formed on April 28, 2008, which has qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its taxable year ending December 31, 2009. The Lightstone REIT II was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located principally in North America, as well as other real estate-related securities, such as collateralized debt obligations, commercial mortgage-backed securities and mortgage and mezzanine loans secured, directly or indirectly, by the same types of properties which it may acquire directly.

The Lightstone REIT II is structured as an umbrella partnership REIT, or UPREIT, and substantially all of its current and future business is and will be conducted through Lightstone Value Plus REIT II LP (the “Operating Partnership”), a Delaware limited partnership formed on April 30, 2008.

The Lightstone REIT II and the Operating Partnership are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to the Lightstone REIT II, its Operating Partnership or the Company as required by the context in which such pronoun is used.

The Company’s sponsor is David Lichtenstein (“Lichtenstein”), who does business as The Lightstone Group (the “Sponsor”) and majority owns the limited liability company of that name. The Company’s advisor is Lightstone Value Plus REIT II LLC (the “Advisor”), which is wholly owned by our Sponsor.

The Company’s registration statement on Form S-11, pursuant to which it offered to sell up to 51,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume discounts, (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”) at an initial purchase price of $9.50 per share and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering, which terminated on August 15, 2012, raised aggregate gross proceeds of approximately $49.8 million from the sale of approximately 5.0 million shares of common stock. After allowing for the payment of approximately $5.2 million in selling commissions and dealer manager fees and $4.5 million in organization and other offering expenses, the Offering generated aggregate net proceeds of approximately $40.1 million. In addition, through August 15, 2012 (the termination date of the Offering), the Company had issued approximately 0.3 million shares of common stock under its DRIP, representing approximately $2.9 million of additional proceeds.

The Company’s registration statement on Form S-11 (the “Follow-On Offering”), pursuant to which it is offering to sell up to 30,000,000 shares of its common stock for $10.00 per share, subject to certain volume discounts (exclusive of 2,500,000 shares available pursuant to its DRIP at an initial purchase price of $9.50 per share and 255,000 shares reserved for issuance under its Employee and Director Incentive Restricted Share Plan) was declared effective by SEC under the Securities Act of 1933 on September 27, 2012. As of September 30, 2013, the Company had received aggregate gross proceeds of approximately $14.3 million from the sale of approximately 1.4 million shares of its common stock in its Follow-On Offering. The Company intends to sell shares of its common stock under the Follow-On Offering until the earlier of the date on which all the shares are sold, or September 27, 2014, two years from the date the Follow-On Offering was declared effective by the SEC. The Company reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. Additionally, the Follow-On Offering may be terminated at any time.

Effective July 8, 2011, ICON Securities Corp. (“ICON Securities”) became the dealer manager (“Dealer Manager”) of the Company’s Offering. Effective September 27, 2012, Orchard Securities, LLC (“Orchard Securities”) became the Dealer Manager of the Company’s Follow-On Offering.

6

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

1. Organization  – (continued)

All further references to the Dealer Manager will be deemed to refer to either ICON Securities or Orchard Securities during the respective period of time that each was serving in such capacity.

As of September 30, 2013, the Advisor owned 20,000 shares of common stock which were issued on May 20, 2008 for $200, or $10.00 per share. In addition, as of September 30, 2009, the Company had reached the minimum offering under its Offering by receiving subscriptions of its common shares, representing gross offering proceeds of approximately $6.5 million, and effective October 1, 2009 investors were admitted as stockholders and the Operating Partnership commenced operations. Through September 30, 2013, cumulative gross offering proceeds of $64.1 million were released to the Company. The Company invested the proceeds received from the Offering and from the Advisor in the Operating Partnership, and as a result, held a 99.9% general partnership interest as of September 30, 2013 in the Operating Partnership’s common units.

The Company’s shares of common stock are not currently listed on a national securities exchange. The Company may seek to list its shares of common stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its shares of common stock until they are listed for trading. In the event the Company does not obtain listing prior to the tenth anniversary of the completion or termination of its Offering, its charter requires that the Board of Directors must either (i) seek stockholder approval of an extension or amendment of this listing deadline; or (ii) seek stockholder approval to adopt a plan of liquidation of the corporation.

Noncontrolling Interests

The noncontrolling interests consist of (i) parties of the Company that hold units in the Operating Partnership and (ii) certain interests in LVP Metairie JV LLC, LVP East Rutherford LLC, LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC which are not owned by the Company.

Partners of Operating Partnership

On May 20, 2008, the Advisor contributed $2 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Lightstone SLP II LLC, which is wholly owned by the Company’s Sponsor committed to purchase subordinated profits interests in the Operating Partnership (“Subordinated Profits Interests”) at a cost of $100,000 per unit for each $1.0 million in subscriptions up to ten percent of the proceeds from the primary shares under the Offering and the Follow-On Offering on a semi-annual basis beginning with the quarter ended June 30, 2010. Lightstone SLP II LLC may elect to purchase the Subordinated Profits Interests with either cash or an interest in real property of equivalent value. Any proceeds received from the cash sale of the Subordinated Profits Interests will be used to offset payments made by the Company from offering proceeds to pay the dealer manager fees, selling commissions and organization and other offering expenses.

From our inception through September 30, 2013, the Company’s Sponsor has contributed cash of approximately $0.6 million and elected to contribute equity interests totaling 48.6% in Brownmill, LLC (“Brownmill”) in exchange for a total of 54.0 Subordinated Profits Interests with an aggregate value of $5.4 million (see Note 4). The Company’s Sponsor may continue to elect to contribute interests in real property in lieu of cash in exchange for Subordinated Profits Interests in order to fulfill its semi-annual commitment.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Lightstone REIT II and its Operating Partnership and its subsidiaries (over which the Company exercises financial and operating control). As of

7

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

2. Summary of Significant Accounting Policies  – (continued)

September 30, 2013, the Lightstone REIT II had a 99.9% general partnership interest in the common units of the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements and related notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and related notes as contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. The accompanying unaudited consolidated financial statements of the Lightstone Value Plus Real Estate Investment Trust II, Inc. and its Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The unaudited consolidated statements of operations for interim periods are not necessarily indicative of results for the full year or any other period.

Supplemental disclosure of cash flow information

	For the Nine Months Ended September 30,
	2013	2012
Cash paid for interest	$629	$239
Distributions declared	$2,878	$2,408
Commissions and other offering costs accrued but not paid	$163	$108
Subscription receivable	$120	$(104)
Value of shares issued from distribution reinvestment program	$1,284	$1,064
Issuance of subordinated profits interests in exchange for investment in unconsolidated affiliated entity	$—	$500
Note receivable received in connection with disposition of investment in unconsolidated affiliated entity	$—	$2,400

Reclassifications

Certain prior period amounts may have been reclassified to conform to the current year presentation.

New Accounting Pronouncements

The Company has determined that no new accounting pronouncement issued or effective during the period had or is expected to have a material impact on the financial statements.

3. Acquisitions

2013 Acquisitions — Arkansas Hotel Portfolio

On June 18, 2013, the Company, through LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings, LLC, both joint venture subsidiaries of our Operating Partnership, completed the portfolio acquisition of 95% ownership interests in two 92-room limited service hotels (the “Arkansas Hotel Portfolio”), which operate as TownePlace Suites by Marriott, located in Little Rock, which we refer to as the TownePlace Suites — Little Rock, and Johnson/Springdale, Arkansas, which we refer to as the TownePlace Suites — Fayetteville, from certain limited liability companies controlled by the same seller, an unrelated third party. The remaining 5% ownership interests were acquired by TPSLR, LLC for the TownePlace Suites —  Little Rock and TPSFN, LLC for the TownePlace Suites — Fayetteville, respectively, both unrelated third parties.

8

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

3. Acquisitions  – (continued)

The Arkansas Hotel Portfolio was acquired as part of a transaction in which the third party sellers sold a portfolio of four hotel properties, two of which comprise the Arkansas Hotel Portfolio, and two hotel properties acquired by Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone REIT I”). The aggregate purchase price paid for the four properties was $29.1 million, of which $10.7 million related to the Arkansas Hotel Portfolio and such amount was determined based on an internal allocation of the purchase price which was approved by the separate boards of directors of the Company and Lightstone REIT I. Additionally, in connection with the acquisition, our advisor received an acquisition fee equal to 0.95% of the contractual purchase price of $10.7 million, or approximately $102. The fair value of the assets acquired of $11.9 million exceeded the aggregate cost of $10.7 million, resulting in the recognition of a bargain purchase gain of approximately $1.2 million in the consolidated statements of operations during the second quarter of 2013.

The acquisition was funded with $3.7 million in cash and a $7.0 million demand note, or the Demand Note, entered into between our Operating Partnership and Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone REIT I”). The Demand Note was due on demand and bore interest at a floating rate of LIBOR plus 4.95%. We paid $3.0 million of the Demand Note’s balance in June 2013 and repaid the remaining $4.0 million on July 30, 2013.

We established a separate taxable REIT subsidiary, or TRS for both the TownePlace Suites — Fayetteville and the TownePlace Suites — Little Rock, respectively, which have each entered into operating lease agreements for each respective hotel. At closing, each TRS entered into a separate management agreement with a management company controlled by the minority owner of each hotel for the management of the respective hotel. Additionally, each TRS entered into a 20-year franchise agreement, or the Franchise Agreement, with Marriott, pursuant to which the TownePlace Suites — Fayetteville and the TownePlace Suites — Little Rock Hotel will both continue to operate as a “TownePlace Suites by Marriott,” commencing on June 18, 2013.

The acquisition of the Arkansas Hotel Portfolio was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Arkansas Hotel Portfolio has been allocated to the assets acquired based upon their estimated fair values as of the date of the acquisition. There was no contingent consideration related to this acquisition. Approximately $1.5 million was allocated to land and improvements, $8.5 million was allocated to building and improvements, and $1.9 million was allocated to furniture and fixtures and other assets.

The aggregate capitalization rate for the Arkansas Hotel Portfolio as of the closing of the acquisition was approximately 10.6%. We calculate the capitalization rate for a real property by dividing net operating income of the property by the purchase price of the property, excluding costs. For purposes of this calculation, net operating income is determined using the projected or budgeted net operating income based upon then-current projections. Additionally, net operating income is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

2012 Acquisitions

On July 13, 2012, the Company completed the acquisition of a SpringHill Suites by Marriott Hotel (the “SpringHill Suites — Peabody”) located in Peabody, Massachusetts.

On December 31, 2012, the Company acquired an aggregate 87.7% ownership interest in a Fairfield Inn hotel (the “Fairfield Inn — East Rutherford”) located in East Rutherford, New Jersey.

9

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

3. Acquisitions  – (continued)

Financial Information

The following table provides the total amount of rental revenue and net income included in the Company’s consolidated statements of operations from the SpringHill Suites — Peabody, the Fairfield Inn —  East Rutherford and the Arkansas Hotel Portfolio since their respective dates of acquisition for the period indicated:

	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2013
Rental revenue	$3,447	$7,039
Net income	$200	$723	(1)

Note:

(1)	Includes the approximately $1.3 million bargain purchase gain recorded in connection with the acquisition of the Arkansas Hotel Portfolio.

The following table provides unaudited pro forma results of operations for the period indicated, as if the SpringHill Suites — Peabody, the Fairfield Inn — East Rutherford and the Arkansas Hotel Portfolio had been acquired at the beginning of that period. Such pro forma results are not necessarily indicative of the results that actually would have occurred had these acquisitions been completed on the date indicated, nor are they indicative of the future operating results of the combined company.

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2013	2012		2013		2012
Pro forma rental revenue	$4,092	$4,445		$11,364		$11,011
Pro forma net income	$163	$7	(1)	$517	(2)	$670	(1)
Pro forma net income per Company's common share, basic and diluted	$0.03	$—		$0.09		$0.14

Note:

(1)	Excludes the approximately $3.5 million bargain purchase gain recorded in connection with the acquisition of the SpringHill Suites — Peabody.
(2)	Excludes the approximately $1.3 million bargain purchase gain recorded in connection with the acquisition of the Arkansas Hotel Portfolio.

10

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

4. Investments in Unconsolidated Affiliated Entities

The entities listed below are or were partially owned by the Company. The Company accounts or accounted for these investments under the equity method of accounting as the Company exercises or exercised significant influence, but does not or did not exercise financial and operating control, and is not or was not considered to be the primary beneficiary of these entities. A summary of the Company’s investments in unconsolidated affiliated entities is as follows:

Entity	Date of Ownership	Ownership Interest as of September 30, 2013	As of September 30, 2013	As of December 31, 2012
Brownmill LLC (“Brownmill”)	Various	48.6%	$3,858	$4,076
LVP Rego Park, LLC (“Rego Park Joint Venture”)	April 12, 2011	10.0%	—	1,874
Total investments in unconsolidated affiliated entities			$3,858	$5,950

Brownmill

As of September 30, 2013, the Operating Partnership owns an approximate 48.6% membership interest in Brownmill. The Company’s interest in Brownmill is a non-managing interest. An affiliate of the Company’s Sponsor is the majority owner and manager of Brownmill. Profit and cash distributions are allocated in accordance with each investor’s ownership percentage. The Company recorded its investment in Brownmill in accordance with the equity method of accounting. Accordingly, its portion of Brownmill’s total indebtedness is not included in the investment.

Brownmill owns two retail properties known as Browntown Shopping Center, located in Old Bridge, New Jersey, and Millburn Mall, located in Vauxhaull, New Jersey, which collectively, are referred to as the “Brownmill Properties.”

Brownmill Financial Information

The Company’s carrying value of its interest in Brownmill differs from its share of member’s equity reported in the condensed balance sheet of Brownmill due to the Company’s basis of its investment in excess of the historical net book value of Brownmill. The Company’s additional basis allocated to depreciable assets is being recognized on a straight-line basis over the lives of the appropriate assets.

The following table represents the unaudited condensed income statement for Brownmill for the periods indicated:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$614	$893	$2,419	$2,730
Property operating expenses	107	319	815	946
Depreciation and amortization	209	216	629	651
Operating income	298	358	975	1,133
Interest expense and other, net	(289)	(295)	(864)	(885)
Net income	$9	$63	$111	$248
Company's share of net income	$4	$28	$54	$106
Additional depreciation and amortization expense(1)	(65)	(67)	(200)	(214)
Company's loss from investment	$(61)	$(39)	$(146)	$(108)

11

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

4. Investments in Unconsolidated Affiliated Entities  – (continued)

Note:

(1)	Additional depreciation and amortization expense relates to the amortization of the difference between the cost of the Company’s investment in Brownmill and the amount of the underlying equity in net assets of Brownmill.

The following table represents the condensed balance sheets for Brownmill as of the dates indicated:

	As of September 30, 2013	As of December 31, 2012
Investment property, at cost (net)	$16,220	$16,760
Cash and restricted cash	1,201	947
Other assets	1,458	1,602
Total assets	$18,879	$19,309
Mortgage payable	$20,818	$21,159
Other liabilities	491	540
Members' deficiency	(2,430)	(2,390)
Total liabilities and members' deficiency	$18,879	$19,309

Rego Park Joint Venture

On April 12, 2011, LVP Rego Park, LLC, (“the Rego Park Joint Venture”) a joint venture in which the Company and Lightstone REIT I have 10.0% and 90.0%, ownership interests, respectively, acquired a $19.5 million, nonrecourse second mortgage note (the “Second Mortgage Loan”) for approximately $15.1 million from Kelmar Company, LLC (“Kelmar”), an unrelated third party. The purchase price reflected a discount of approximately $4.4 million to the outstanding principal balance. The Company’s share of the aggregate purchase price was approximately $1.5 million. The Company accounts for its investment in the Rego Park Joint Venture in accordance with the equity method of accounting.

The Second Mortgage Loan was originated by Kelmar in May 2008 with an original principal balance of $19.5 million, was due May 31, 2013 and was collateralized by a 417 unit apartment complex located in Queens, New York. The Second Mortgage Loan bore interest at a fixed rate of 5.0% per annum with monthly interest only payments of approximately $0.1 million through maturity. The Rego Park Joint Venture accreted the discount using the effective interest rate method through maturity. On June 27, 2013 all amounts due to the Rego Park Joint Venture related to the Second Mortgage Loan were repaid in full.

During the nine months ended September 30, 2013, the Rego Park Joint Venture made aggregate distributions of approximately $21.0 million to its members, of which the Company’s share was approximately $2.1 million. These distributions included the final distribution of the Rego Park Joint Venture assets and as of September 30, 2013 the Company no longer had any investment in the Rego Park Joint Venture.

12

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

4. Investments in Unconsolidated Affiliated Entities  – (continued)

Rego Park Joint Venture Financial Information

The Rego Park Joint Venture had no operating results for the three months ended September 30, 2013. The following table represents the unaudited condensed income statement for the Rego Park Joint Venture for the periods indicated:

	For the Three Months Ended September 30, 2012	For the Nine Months Ended September 30,
		2013	2012
Operating expenses	$—	$3	$4
Operating loss	—	(3)	(4)
Interest income	813	1,725	2,363
Net income	$813	$1,722	$2,359
Company's share of net income	$81	$172	$236
Additional depreciation and amortization expense	—	(16)	—
Company's income from investment	$81	$156	$236

The following table represents the unaudited condensed balance sheets for the Rego Park Joint Venture as of the dates indicated:

As of December 31, 2012
Cash and restricted cash	$91
Mortgage note receivable, net	18,443
Other assets	45
Total assets	$18,579
Members' capital	$18,579
Total liabilities and members' capital	$18,579

CP Boston Joint Venture

On February 20, 2012, the Company completed the disposition of its 20.0% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture) with an effective date of January, 1, 2012, to subsidiaries of Lightstone REIT I, which now owns 100.0% of the CP Boston Joint Venture. Under the terms of the agreement, the Company received $3.0 million in total consideration, consisting of $0.6 million of cash and a $2.4 million unsecured 10.0% interest-bearing demand note (the “Lightstone REIT I Note”) from Lightstone REIT I. The remaining outstanding balance of the Lightstone REIT I Note of $2,340 was repaid in full in June 2013.

In connection with the disposition of its 20.0% joint venture ownership interest in the CP Boston Joint Venture, the Company recognized a gain on disposition of investment in unconsolidated affiliated entity of $0.7 million in its consolidated statements of operations for the three months ended March 31, 2012.

The Company’s 20.0% joint venture ownership interest in the CP Boston Joint Venture was a non-managing interest, which it accounted for in accordance with the equity method of accounting from the date of acquisition through the date of disposition.

13

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

5. Marketable Securities, Margin Loan and Fair Value Measurements

Marketable Securities

The following is a summary of the Company’s available for sale securities as of the dates indicated:

	As of September 30, 2013
	Adjusted Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity Securities	$7,735	$378	$—	$8,113

	As of December 31, 2012
	Adjusted Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity Securities	$7,915	$229	$—	$8,144

During the nine months ended September 30, 2013, the Company sold equity securities with an adjusted cost basis of approximately $180 for $190 resulting in a gain on sale of marketable securities of $10.

The Company has access to a margin loan from a financial institution that holds custody of certain of the Company’s marketable securities. The margin loan is collateralized by the marketable securities in the Company’s account. The amounts available to the Company under the margin loan are at the discretion of the financial institution and not limited to the amount of collateral in its account. The margin loan bears interest at Libor plus 0.85% (1.03% as of September 30, 2013).

When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer and any changes thereto, and the Company’s intent to sell, or whether it is more likely than not it will be required to sell, the investment before recovery of the investment’s amortized cost basis. During the three and nine months ended September 30, 2013 and 2012, the Company did not recognize any impairment charges.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of September 30, 2013 and December 31, 2012, all of the Company’s equity securities were classified as Level 1 assets and there were no transfers between the level classifications during the nine months ended September 30, 2013.

14

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

6. Selling Commissions, Dealer Manager Fees and Other Offering Costs

Selling commissions and dealer manager fees are paid to the Dealer Manager, pursuant to various agreements, and other third-party offering expenses such as registration fees, due diligence fees, marketing costs, and professional fees are accounted for as a reduction against additional paid-in capital (“APIC”) as costs are incurred. Organizational costs are expensed as general and administrative costs. The following table represents the selling commissions and dealer manager and other offering costs for the periods indicated:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Selling commissions and dealer manager fees	$586	$121	$1,266	$631
Other offering costs	$448	$453	$1,437	$1,014

Since the Company’s inception through September 30, 2013, it has incurred approximately $6.6 million in selling commissions and dealer manager fees and $7.4 million of other offering costs in connection with the public offering of shares of its common stock.

7. Mortgages Payable

Mortgages payable consisted of the following:

	Interest Rate	Weighted Average Interest Rate as of September 30, 2013	Maturity Date	Amount Due at Maturity	Loan Amount Outstanding
Description					As of September 30, 2013	As of December 31, 2012
TownePlace Suites Mortgage, secured by TownePlace Suites – Metairie	Libor plus 3.75%, subject to 6.00% floor				$—	$5,923
SpringHill Suites Hotel Mortgage, secured by SpringHill Suites – Peabody	Libor plus 3.75%, subject to 5.75% floor				—	5,234
Promissory Note, secured by four properties	4.94%	4.94%	August 2018	$21,754	24,382	—
		4.94%			$24,382	$11,157

Principal Maturities

The following table sets forth the Company’s aggregate contractual principal maturities, including balloon payments due at maturity, as of September 30, 2013:

	Remainder of 2013	2014	2015	2016	2017	Thereafter	Total
Principal maturities	$122	$499	$524	$548	$580	$22,109	$24,382

As of September 30, 2013, the estimated fair value of the mortgages payable approximated its carrying value.

15

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

7. Mortgages Payable  – (continued)

Promissory Note

On July 29, 2013, the Company, through certain subsidiaries, entered into a promissory note (the “Promissory Note”) with Barclays Bank PLC (“Barclays”) for approximately $24.4 million. The Promissory Note has a term of five years with a maturity date of August 6, 2018, bears interest at 4.94%, and requires monthly principal and interest payments of approximately $142 through its stated maturity.

The Promissory Note is cross-collateralized by four hotel properties consisting of the SpringHill Suites — Peabody, the TownePlace Suites — Metairie and the Arkansas Hotel Portfolio.

Approximately $11.1 million of the financing proceeds were used to repay the outstanding balances on two mortgages secured by the TownePlace Suites — Metairie and the SpringHill Suites — Peabody and $4.0 million was used to repay the remaining outstanding balance of the Demand Note due to Lightstone REIT I. Additionally, approximately $1.0 million was held in escrow and is reserved for property improvements, repairs and real estate taxes and the Company paid approximately $400 in fees.

Debt Compliance

Pursuant to the Company’s debt agreements, approximately $1.7 million was held in restricted escrow accounts as of September 30, 2013. Such escrows are subject to release in accordance with the applicable debt agreement for the payment of real estate taxes, insurance and capital improvements, as required. Certain of our debt agreements also contain clauses providing for prepayment penalties and require the maintenance of certain ratios, including debt service coverage. The Company is currently in compliance with respect to all of its debt covenants.

8. Earnings per Share

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, earnings per share is calculated by dividing net income attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

9. Related Party Transactions

In addition to certain related party payments made to the Dealer Manager (see Note 6 for additional information), the Company also has agreements with the Advisor and Lightstone Value Plus REIT Management LLC (the “Property Manager”) to pay certain fees in exchange for services performed by these entities and other affiliated entities. The Company’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager and their affiliates to perform such services as provided in these agreements.

The following table represents the fees incurred associated with the payments to the Company’s Advisor and Property Manager for the periods indicated:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Acquisition fees	—	$85	$102	$85
Asset Management Fees	—	95	114	240
Development Fees	57	—	57	—
Total	$57	$180	$273	$325

Pursuant to an Advisory Agreement, our Advisor is entitled to receive an asset management fee equal to 0.95% of our average invested assets, as defined. The asset management fee is payable quarterly and based on balances as of the end of each month in the quarterly period. Commencing with the quarter ended June 30, 2013, the Advisor has elected to waive or reduce its quarterly asset management fee to the extent our

16

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

9. Related Party Transactions  – (continued)

non-GAAP measure modified funds from operations available, or MFFO, as defined by the Investment Program Association, or IPA, for the preceding twelve months period ending on the last day of the current quarter is less than the distributions declared with respect to the same twelve month period. As a result, asset management fees of $128 and $251 were waived by the Advisor during three and nine months ended September 30, 2013.

See Note 4 — Investments in Unconsolidated Affiliated Entities for additional information with respect to the Company’s ownership interests in Brownmill, the Rego Park Joint Venture and the CP Boston Joint Venture.

10. Financial Instruments

The carrying amounts of cash and cash equivalents, restricted escrows, accounts receivable (included in other assets in the consolidated balance sheet), note receivable from affiliate, accounts payable and accrued expenses and the margin loan approximated their fair values as of September 30, 2013 because of the short maturity of these instruments.

11. Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On July 13, 2011, JF Capital Advisors, filed a lawsuit against The Lightstone Group, LLC, the Company, and Lightstone Value Plus Real Estate Investment Trust, Inc. in the Supreme Court of the State of New York seeking payment for services alleged to have been rendered, and to be rendered prospectively, under theories of unjust enrichment and breach of contract. The plaintiff had a limited business arrangement with The Lightstone Group, LLC; that arrangement has been terminated. We filed a motion to dismiss the action and, on January 31, 2012, the Supreme Court dismissed the complaint in its entirety, but granted the plaintiff leave to replead two limited causes of action.

The plaintiff filed an amended complaint on May 18, 2012, bringing limited claims under theories of unjust enrichment and quantum meruit. On November 21, 2012, the court dismissed this second complaint in part, leaving only $164 (plus interest) in potential damages. The plaintiff appealed this decision and we have cross-appealed arguing that the case should have been dismissed in full. We continue to believe these claims to be without merit and will defend the case vigorously.

While any proceeding or litigation has an element of uncertainty, management currently believes that the likelihood of an unfavorable outcome with respect to the aforementioned legal proceeding is remote. No provision for loss has been recorded in connection therewith.

12. Subsequent Events

Distribution Payment

On October 15, 2013, the total distribution for the three-month period ending September 30, 2013 of approximately $1.1 million was paid in full using a combination of cash and approximately 53,000 shares of the Company’s common stock issued pursuant to the Company’s DRIP, at a discounted price of $9.50 per share. The distribution was paid from cash flows provided from operations (approximately $0.6 million or 52%) and excess cash proceeds from the issuance of common stock through REIT II's DRIP (approximately $0.5 million or 48%).

17

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions)(Unaudited)

12. Subsequent Events  – (continued)

Distribution Declaration

On November 14, 2013, the Board of Directors authorized and the Company declared a distribution for the three-month period ending December 31, 2013. The distribution will be calculated based on shareholders of record each day during this three-month period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a share price of $10.00. The distribution will be paid in cash on January 15, 2014 to shareholders of record as of December 31, 2013. The shareholders have an option to elect the receipt of shares under our DRIP.

18

PART I. FINANCIAL INFORMATION, CONTINUED:

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation, and, as required by context, Lightstone Value Plus REIT, L.P. and its wholly owned subsidiaries, which we collectively refer to as the “Operating Partnership”. Dollar amounts are presented in thousands, except per share data and where indicated in millions.

Forward-Looking Statements

Certain information included in this Quarterly Report on Form 10-Q contains, and other materials filed or to be filed by us with the Securities and Exchange Commission (the “SEC”), contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lightstone Value Plus Real Estate Investment Trust II, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements.

Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.

Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant or joint venture partner(s) bankruptcies, our lack of operating history, the availability of cash flows from operations to pay distributions, changes in governmental, tax, real estate and zoning laws and regulations, failure to increase tenant occupancy and operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of various tenants and industries, the failure of the Company to make additional investments in real estate properties, the failure to upgrade our tenant mix, restrictions in current financing arrangements, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure of the Company to continue to qualify as a real estate investment trust (“REIT”), the failure to refinance debt at favorable terms and conditions, an increase in impairment charges, loss of key personnel, failure to achieve earnings/funds from operations targets or estimates, conflicts of interest with the Advisor and the Sponsor and their affiliates, failure of joint venture relationships, significant costs related to environmental issues as well as other risks listed from time to time in this Form 10-Q, our Form 10-K, our Registration Statements on Form S-11, as the same may be amended and supplemented from time to time, and in the Company’s other reports filed with the SEC.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

19

Overview

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”) and Lightstone Value Plus REIT II, LP, (the “Operating Partnership”) and its subsidiaries are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to the Lightstone REIT II, its Operating Partnership or the Company as required by the context in which such pronoun is used.

Lightstone REIT II intends to continue to acquire and operate commercial, residential and hospitality properties, principally in North America. Principally through the Operating Partnership, our future acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging, industrial and office properties and that our residential properties located either in or near major metropolitan areas.

Capital required for the future purchases of real estate and/or real estate related investments is expected to be obtained from public offerings of shares of our common stock and from any indebtedness that we may incur either in connection with the acquisition of any real estate and real estate related investments or thereafter. We are dependent upon the net proceeds from public offerings of our common stock to conduct our proposed activities.

The Company’s registration statement on Form S-11, pursuant to which it offered to sell a maximum of 51,000,000 shares of its common stock (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”), and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), at a price of $10.00 per share (subject to certain volume discounts), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering terminated on August 15, 2012.

The Company has filed a registration statement on Form S-11 (the “Follow-On Offering”), pursuant to which it is offering to sell a maximum of 30,000,000 shares of its common stock (exclusive of 2,500,000 shares available pursuant to its DRIP) and 255,000 shares reserved for issuance under the its Employee and Director Incentive Restricted Share Plan), at a price of $10.00 per share (subject to certain volume discounts). The Follow-On Offering was declared effective by SEC under the Securities Act of 1933 on September 27, 2012.

We do not have employees. We entered into an advisory agreement, dated February 17, 2009, with Lightstone Value Plus REIT II LLC, a Delaware limited liability company, which we refer to as the “Advisor,” pursuant to which the Advisor supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. We pay the Advisor fees for services related to the investment and management of our assets, and we will reimburse the Advisor for certain expenses incurred on our behalf.

Current Environment

Our operating results as well as our investment opportunities are impacted by the health of the North American economies. Our business and financial performance may be adversely affected by current and future economic conditions, such as availability of credit, financial markets volatility, and recession.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including depressed home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets may recover, the value of our properties may decline if current market conditions persist or worsen.

20

Our business may be affected by market and economic challenges experienced by the U.S. and global economies. These conditions may materially affect the value and performance of our properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due.

We are not aware of any other material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to in this Form 10-Q.

Portfolio Summary —

	Location	Year Built	Leasable Square Feet	Percentage Occupied as of September 30, 2013	Annualized Revenues based on rents as of September 30, 2013	Annualized Revenues per square foot as of September 30, 2013
Unconsolidated Affiliated Real Estate Entities:
Retail
Brownmill LLC (2 retail properties)	Old Bridge and Vauxhall, New Jersey	1962	155,928	85%	$2.7 million	$17.22

Hospitality

	Location	Year Built	Year to Date Available Rooms	Percentage Occupied for the Nine Months Ended September 30, 2013	Revenue per Available Room for the Nine Months Ended September 30, 2013	Average Daily Rate For the Nine Months Ended September 30, 2013
TownePlace Suites – Metairie	Harahan, Louisiana	2000	33,852	68%	$78	$116
SpringHill Suites – Peabody	Peabody, Massachusetts	2002	44,772	64%	$68	$106
Fairfield Inn – East Rutherford	East Rutherford, New Jersey	1990	38,493	65%	$68	$104
TownePlace Suites – Fayetteville*	Johnson/ Springdale, Arkansas	2009	9,660	72%	$58	$81
TownePlace Suites – Little Rock*	Little Rock, Arkansas	2009	9,660	76%	$64	$84

*	These hotels were acquired on June 18, 2013.

Annualized base rent is defined as the minimum monthly base rent due as of September 30, 2013 annualized, excluding periodic contractual fixed increases and rents calculated based on a percentage of tenants’ sales. The annualized base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants.

Critical Accounting Policies and Estimates

There were no material changes during the nine months ended September 30, 2013 to our critical accounting policies as reported in our Annual Report on Form 10-K for the year ended December 31, 2012.

21

Results of Operations

The Company’s primary financial measure for evaluating its properties is net operating income (“NOI”). NOI represents revenues less property operating expenses, real estate taxes and general and administrative expenses. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s properties.

For the three and nine months ended September 30, 2013, the Company’s consolidated results of operations included the (i) TownePlace Suites — Metairie, (ii) the SpringHill Suites — Peabody, (iii) the Fairfield Inn — East Rutherford and (iv) the TownePlace Suites — Fayetteville and the TownePlace Suites — Little Rock (collectively, the “Arkansas Hotel Portfolio”). For the three and nine months ended September 30, 2012 the Company’s consolidated results of operations only included the TownePlace Suites — Metairie and the SpringHill Suites — Peabody subsequent to its acquisition on July 13, 2012. The Fairfield Inn — East Rutherford was acquired on December 31, 2012 and the Arkansas Hotel Portfolio was acquired on June 18, 2013. See Note 3 of the Notes to Consolidated Financial Statements for additional information.

For the Three Months Ended September 30, 2013 vs. September 30, 2012

Consolidated

Rental revenue

Rental revenue increased by $1,976 to $4,092 during the three months ended September 30, 2013 compared to $2,116 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions, principally the Fairfield Inn — East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

Property operating expenses

Property operating expenses increased by $1,355 to $2,576 during the three months ended September 30, 2013 compared to $1,221 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions.

Real estate taxes

Real estate taxes increased by $97 to $176 during the three months ended September 30, 2013 compared to $79 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions, principally the Fairfield Inn - East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

General and administrative expenses

General and administrative expenses decreased by $146 to $266 during the three months ended September 30, 2013 compared to $412 for the same period in 2012. The decrease reflects our Sponsor’s waiver of asset management fees in the third quarter of 2013 (see Note 9 of the Notes to Consolidated Financial Statements for additional information).

Depreciation and amortization

Depreciation and amortization expense increased by $396 to $584 during the three months ended September 30, 2013 compared to $188 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions, principally the Fairfield Inn - East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

Interest and dividend income

Interest and dividend income decreased by $163 to $161 during the three months ended September 30, 2013 compared to $324 for the same period in 2012. The 2013 amount includes (i) $161 of dividend income earned on our investments in marketable securities. The 2012 amount consisted of (i) $60 of interest on the

22

note receivable from affiliate we received in connection with the disposition of our 20.0% joint venture ownership interest in the CP Boston Joint Venture, effective January 1, 2012, (ii) $164 of dividend income earned on our investments in marketable securities, (iii) $99 of interest income on our mortgage loan receivable and (iv) $1 of interest on our cash and cash equivalents.

Loss/(income) from investments in unconsolidated affiliated entities

Our loss from investments in unconsolidated affiliated entities during the three months ended September 30, 2013 was $61 compared to income of $42 for the same period in 2012. Our earnings from investments in unconsolidated affiliated entities are attributable to our ownership interests in certain unconsolidated affiliated entities, which we account for under the equity method of accounting. See Note 4 of the Notes to Consolidated Financial Statements for additional information.

Interest expense

Interest expense was $462 during the three months ended September 30, 2013 compared to $164 for the same period in 2012. Interest expense during the 2013 period consists of $439, $5 and $18 related to our mortgage indebtedness, margin loan and note payable to affiliate, respectively. Interest expense during the 2012 period consisted of $156 related to our mortgage indebtedness and $8 related to our margin loan. The increase is primarily attributable to the timing of our new mortgage financings during the 2012 and 2013 periods. See Note 7 of the Notes to the Consolidated Financial Statements for additional information.

Noncontrolling interests

The income or loss allocated to noncontrolling interests relates to (i) the interest in our Operating Partnership held by our Sponsor and (ii) membership interests held by others in LVP Metairie JV LLC, and LVP East Rutherford LLC, LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC.

For the Nine Months Ended September 30, 2013 vs. September 30, 2012

Consolidated

Rental revenue

Rental revenue increased by $5,698 to $9,723 during the nine months ended September 30, 2013 compared to $4,025 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions, principally the SpringHill Suites — Peabody, the Fairfield Inn — East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

Property operating expenses

Property operating expenses increased by $4,100 to $6,185 during the nine months ended September 30, 2013 compared to $2,085 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions, principally the SpringHill Suites — Peabody, the Fairfield Inn — East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

Real estate taxes

Real estate taxes increased by $302 to $471 during the nine months ended September 30, 2013 compared to $169 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions, principally the SpringHill Suites — Peabody, the Fairfield Inn — East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

General and administrative expenses

General and administrative expenses increased by $76 to $1,281 during the nine months ended September 30, 2013 compared to $1,205 for the same period in 2012. The increase reflects higher acquisition fees in the 2013 period, partially offset by lower asset management fees in the 2013 period as result of the Sponsor’s waiver of such fees in the second and third quarters (see Note 9 of the Notes to Consolidated Financial Statements for additional information).

23

Depreciation and amortization

Depreciation and amortization expense increased by $899 to $1,271 during the nine months ended September 30, 2013 compared to $372 for the same period in 2012. The increase is primarily attributable to the timing of acquisitions, principally the SpringHill Suites — Peabody, the Fairfield Inn — East Rutherford and the Arkansas Hotel Portfolio, during the 2012 and 2013 periods.

Interest and dividend income

Interest and dividend income decreased by $269 to $695 during the nine months ended September 30, 2013 compared to $964 for the same period in 2012. The 2013 amount includes (i) $211 of interest on notes receivables and (ii) $483 of dividend income earned on our investments in marketable securities. The 2012 amount consisted of (i) $180 of interest on the note receivable from affiliate we received in connection with the disposition of our 20.0% joint venture ownership interest in the CP Boston Joint Venture effective January 1, 2012, (ii) $494 of dividend income earned on our investments in marketable securities, (iii) $288 of interest income on our mortgage loan receivable and (iv) $2 of interest on our cash and cash equivalents.

Bargain purchase gain

On June 18, 2013, we completed the acquisition of the Arkansas Hotel Portfolio. In connection with the acquisition, we recognized a bargain purchase gain of $1,263 in our consolidated statements of operations. On July 13, 2012, we completed the acquisition of the Springhill Suites - Peabody. In connection with the acquisition, we recognized a bargain purchase gain of $3,500 in our consolidated statements of operations during the third quarter of 2012. These gains represent the amount by which the estimated fair value of the assets acquired exceeded our aggregate cost.

Gain on disposition of unconsolidated affiliated entity

On February 20, 2012, we completed the disposition of our 20.0% joint venture ownership interest in the CP Boston Joint Venture with an effective date of January, 1, 2012, to subsidiaries of Lightstone Value Plus Real Estate Investment, Inc. (“Lightstone REIT I”), our Sponsor’s other public program, which now owns 100.0% of the CP Boston Joint Venture. In connection with the disposition, we recognized a gain on disposition of investment in unconsolidated affiliated entity of $741 in our consolidated statements of operations during the nine months ended September 30, 2012.

(Loss)/income from investments in unconsolidated affiliated entities

Our income from investments in unconsolidated affiliated entities during the nine months ended September 30, 2013 was $10 compared to income of $128 for the same period in 2012. Our earnings from investments in unconsolidated affiliated entities are attributable to our ownership interests in certain unconsolidated affiliated entities, which we account for under the equity method of accounting. See Note 4 of the Notes to Consolidated Financial Statements for additional information.

Interest expense

Interest expense was $858 during the nine months ended September 30, 2013 compared to $311 for the same period in 2012. Interest expense during the 2013 period consists of $813, $18 and $27 related to our mortgage indebtedness, margin loan and note payable affiliate, respectively. Interest expense during the 2012 period consisted of $285 related to our mortgage indebtedness and $26 related to our margin loan. The increase is primarily attributable to the timing of our new mortgage financings during the 2012 and 2013 periods. See Note 7 of the Notes to the Consolidated Financial Statements for additional information.

Noncontrolling interests

The income or loss allocated to noncontrolling interests relates to (i) the interest in our Operating Partnership held by our Sponsor and (ii) membership interests held by others in LVP Metairie JV LLC, LVP East Rutherford LLC, LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC.

24

Financial Condition, Liquidity and Capital Resources

Overview:

For the nine months ended September 30, 2013, our primary sources of funds were (i) $10.8 million of net proceeds from the sale of shares of common stock under our Follow-On Offering, (ii) $24.4 million of proceeds related to a Promissory Note, (iii) $2.3 million of collections on a note receivable from Lightstone REIT I and (iv) $2.1 million of distributions from the Rego Park Joint Venture. We are dependent upon future net proceeds expected to be received from our public offerings to conduct our proposed activities. The capital required to purchase real estate investments is expected to be obtained from our public offerings and from any indebtedness that we may incur in either in connection with the acquisition or the operations of any real estate investments thereafter.

We have and intend to continue to utilize leverage either in connection with acquiring our properties or subsequent to their acquisition. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us or within a timeframe that is acceptable to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our future sources of funds will primarily consist of (i) net proceeds from our public offerings, (ii) cash flows from our operations, (iii) proceeds from our borrowings and (v) the release of funds held in restricted escrows. We currently believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

We currently have mortgage indebtedness totaling $24.4 million and a margin loan of $2.1 million. We have and intend to continue to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders. Market conditions will dictate the overall leverage limit; as such our aggregate long-term permanent borrowings may be less than 75% of aggregate fair market value of all properties. We may also incur short-term indebtedness, having a maturity of two years or less.

Our charter provides that the aggregate amount of borrowing, both secured and unsecured, may not exceed 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our Board of Directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. Market conditions will dictate the overall leverage limit; as such our aggregate borrowings may be less than 300% of net assets. As of September 30, 2013, our total borrowings aggregated $26.4 million which represented 42.7% of our net assets.

Our future borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with non-recourse debt. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity.

In general the types of future financing executed by us to a large extent will be dictated by the nature of the investment and current market conditions. For long-term real estate investments, it is our intent to finance future acquisitions using long-term fixed rate debt. However there may be certain types of investments and market circumstances which may result in variable rate debt being the more appropriate choice of financing.

25

To the extent floating rate debt is used to finance the purchase of real estate, management will evaluate a number of protections against significant increases in interest rates, including the purchase of interest rate caps instruments.

We may also obtain lines of credit to be used to acquire properties. If obtained, these lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital and/or permanent financing. Our Sponsor and/or its affiliates may guarantee our lines of credit although they are not obligated to do so. We may draw upon lines of credit to acquire properties pending our receipt of proceeds from our public offerings. We expect that such properties may be purchased by our Sponsor’s affiliates on our behalf, in our name, in order to minimize the imposition of a transfer tax upon a transfer of such properties to us.

Additionally, in order to leverage our investments in marketable securities and seek a higher rate of return, we borrowed using a margin loan collateralized by the securities held with the financial institution that provided the margin loan. This loan is due on demand and will be paid upon the liquidation of securities.

In addition to making investments in accordance with our investment objectives, we have used and expect to continue to use our capital resources to make certain payments to our Advisor, our Dealer Manager, and our Property Manager during the various phases of our organization and operation. During our organizational and offering stage, these payments include payments to our Dealer Manager for selling commissions and the dealer manager fee, and payments to our Advisor for the reimbursement of organizational and other offering costs. During our acquisition and development stage, payments may include asset acquisition fees and asset management fees, and the reimbursement of acquisition related expenses to our Advisor. During our operational stage, we will pay our Property Managers and/or other third-party property managers a property management fee and our Advisor an asset management fee. We will also reimburse our Advisor and its affiliates for actual expenses it incurs for administrative and other services provided to us. Additionally, our Operating Partnership may be required to make distributions to Lightstone SLP II LLC, an affiliate of the Advisor.

The following table represents the fees incurred associated with the payments to our Advisor and our Property Managers:

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Acquisition fees	$—	$85	$102	$85
Asset Management Fees	—	95	114	240
Development Fees	57	—	57	—
Total	$57	$180	$273	$325

Pursuant to an Advisory Agreement, our Advisor is entitled to receive an asset management fee equal to 0.95% of our average invested assets, as defined. The asset management fee is payable quarterly and based on balances as of the end of each month in the quarterly period. Commencing with the quarter ended June 30, 2013, the Advisor has elected to waive or reduce its quarterly asset management fee to the extent our non-GAAP measure modified funds from operations available, or MFFO, as defined by the Investment Program Association, or IPA, for the preceding twelve months period ending on the last day of the current quarter is less than the distributions declared with respect to the same twelve month period. As a result, asset management fees of $128 and $251 were waived by the Advisor during three and nine months ended September 30, 2013.

In addition, total selling commissions and dealer manager fees incurred were $586 and $1,266 during the three and nine months ended September 30, 2013, respectively, and $121 and $631 during the three and nine months ended September 30, 2012, respectively.

26

Summary of Cash Flows

The following summary discussion of our cash flows is based on the consolidated statements of cash flows and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below:

	For the Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$2,346	$853
Net cash used in investing activities	(10,058)	(11,910)
Net cash provided by financing activities	21,635	13,117
Net change in cash and cash equivalents	13,923	2,060
Cash and cash equivalents, beginning of the period	8,152	5,114
Cash and cash equivalents, end of the period	$22,075	$7,174

Our principal sources of cash flow were derived from net offering proceeds received, collections on our note receivable from Lightstone REIT I, distributions from the Rego Park Joint Venture, and proceeds from new borrowings. In the future, we expect to continue to acquire properties which should provide a relatively consistent stream of cash flow to provide us with resources to fund our operating expenses, scheduled debt service and any quarterly distributions authorized by our Board of Directors.

Our principal demands for liquidity currently are acquisition and development activities, including certain property improvement plans for our hotel properties, which are currently expected to be completed during 2013, scheduled debt service on our mortgage payable and costs associated with our public offerings. The principal sources of funding for our operations are currently the issuance of equity securities. The principal source of funding for our property improvement plans is our restricted escrows.

Operating activities

The net cash provided by operating activities of approximately $2.3 million during the 2013 period primarily related to (i) our income of $1.6 million, (ii) $1.5 million of depreciation and amortization and (iii) changes in assets and liabilities of $0.5 million partially offset by a bargain purchase gain of $1.3 million.

Investing activities

The net cash used by investing activities of approximately $10.1 million during the 2013 period reflects $15.6 million of capital expenditures partially offset by (i) the collection of a note receivable from Lightstone REIT I of $2.3 million, (ii) the receipt of $2.1 million in distributions from the Rego Park Joint Venture, (iii) $0.9 million from the release of restricted escrows to fund our property improvement plans and (iv) $0.2 million from the sale of marketable securities.

Financing activities

The net cash provided by financing activities of approximately $21.6 million during the 2013 period primarily consists of (i) proceeds from the issuance of our common stock of $13.4 million, (ii) net proceeds received from mortgage financing of $24.1 million and (iii) contributions of $1.1 million from certain noncontrolling interests partially offset by (i) the payment of selling commissions, dealer manager fees and other offering costs of $2.8 million, (ii) distributions to common stockholders of $1.4 million, (iii) payments on our margin loan and mortgages payable of $11.8 million, (iv) redemptions and cancellations of shares of common stock of $0.5 million and (v) notes receivable totaling $0.3 million issued to the owners of the TownePlace Suites — Little Rock and the TownePlace Suites — Fayetteville.

We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

27

Distribution Reinvestment Plan and Share Repurchase Program

Our DRIP provides our stockholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. As of September 30, 2013, we had approximately 2.8 million shares available for issuance under our DRIP and our DRIP price per share of common stock is $9.50. Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions. From our inception through December 31, 2009, we did not receive any requests to repurchase shares under our share repurchase program. For the years ended December 31, 2012, 2011 and 2010, we received requests to redeem 50,784, 48,154 and 2,675 shares of common stock, respectively, and for the nine months ended September 30, 2013 we received requests to repurchase 51,561 shares of common stock, pursuant to our share repurchase program. We repurchased 100% of the repurchase requests at an average price per share of $9.13 per share. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our shares pursuant to our DRIP.

Our Board of Directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the DRIP to all participants or written notice of termination of the share repurchase program to all stockholders.

Contractual Obligations

The following is a summary of our estimated contractual obligations outstanding over the next five years and thereafter as of September 30, 2013.

Contractual Obligations	Remainder of 2013	2014	2015	2016	2017	Thereafter	Total
Principal maturities	$122	$499	$524	$548	$580	$22,109	$24,382
Interest payments	303	1,204	1,178	1,154	1,123	733	5,695
Total	$425	$1,703	$1,702	$1,702	$1,703	$22,842	$30,077

In addition to the mortgage payable described above, we have a margin loan that was made available to us from a financial institution that holds custody of certain of our marketable securities. The margin loan is collateralized by the marketable securities in our account. The amounts available to us under the margin loan are at the discretion of the financial institution and not limited to the amount of collateral in our account. The amount outstanding under this margin loan was $2.1 million as of September 30, 2013 and is due on demand. The margin loan bears interest at Libor plus 0.85% (1.03% as of September 30, 2013).

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under generally accepted accounting principles in the United States, or GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation,

28

interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of the company or another similar transaction) within seven to ten years after the proceeds from the primary offering are fully invested. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are

29

acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by the advisor if there are no further proceeds from the sale of shares in our offering, and

30

therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

31

The below table illustrates the items deducted from or added to net income/(loss) in the calculation of FFO and MFFO during the periods presented. The table discloses MFFO in the IPA recommended format and MFFO without the straight-line rent adjustment which management also uses as a performance measure. Items are presented net of non-controlling interest portions where applicable.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$202	$3,828	$1,608	$5,137
FFO adjustments:
Depreciation and amortization of real estate assets	584	188	1,271	372
Gain on disposition of unconsolidated affiliated entity	—	—	—	(741)
Bargain purchase gain	(38)	(3,500)	(1,263)	(3,500)
Adjustments to equity in earnings from unconsolidated entities, net	167	164	505	496
FFO	915	680	2,121	1,764
MFFO adjustments:
Other adjustments:
Acquisition and other transaction related costs expensed(1)	99	156	520	319
Adjustments to equity in earnings from unconsolidated entities, net	66	(59)	(5)	(189)
Amortization of above or below market leases and liabilities(2)	—	—	—	—
Accretion of discounts and amortization of premiums on debt investments	—	—	—	—
Mark-to-market adjustments(3)	—	—	—	—
Non-recurring gains/from extinguishment/sale of debt, derivatives or securities holdings(4)	—	—	(10)	—
MFFO	1,080	777	2,626	1,894
Straight-line rent(5)	—	—	—	—
MFFO – IPA recommended format	$1,080	$777	$2,626	$1,894
Net income	$202	$3,828	$1,608	$5,137
Less: income attributable to noncontrolling interests	(1)	(13)	(56)	(43)
Net income applicable to Company's common shares	$201	$3,815	$1,552	$5,094
Net income per common share, basic and diluted	$0.03	$0.74	$0.26	$1.03
FFO	$915	$680	$2,121	$1,764
Less: FFO attributable to noncontrolling interests	(25)	(17)	(111)	(57)
FFO attributable to Company's common shares	$890	$663	$2,010	$1,707
FFO per common share, basic and diluted	$0.14	$0.13	$0.34	$0.35
MFFO – IPA recommended format	$1,080	$777	$2,626	$1,894
Less: MFFO attributable to noncontrolling interests	(27)	(17)	(74)	(57)
MFFO attributable to Company's common shares	$1,053	$760	$2,552	$1,837
Weighted average number of common shares outstanding, basic and diluted	6,420	5,159	5,922	4,936

(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and

32

expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. Acquisition fees and expenses will not be paid or reimbursed, as applicable, to our advisor even if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses would need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Management believes that adjusting for mark-to-market adjustments is appropriate because they are nonrecurring items that may not be reflective of ongoing operations and reflects unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(4)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations.
(5)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

33

Distributions Declared by our Board of Directors and Source of Distributions

The following table provides a summary of our quarterly distributions declared during the periods presented. The amount of distributions paid to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Additionally, our stockholders have the option to elect the receipt of shares in lieu of cash under our DRIP.

	Year to Date September 30, 2013		Three Months Ended September 30, 2013		Three Months Ended June 30, 2013		Three Months Ended March 31, 2013
		Percentage of Distributions	Q3 2013	Percentage of Distributions	Q2 2013	Percentage of Distributions	Q1 2013	Percentage of Distributions
Distribution period:
Date distribution declared			August 12, 2013		May 14, 2013		March 22, 2013
Date distribution paid			October 15, 2013		July 15, 2013		April 15, 2013
Distributions paid	$1,488		$545		$488		$455
Distributions reinvested	$1,390		507		464		419
Total Distributions	$2,878		$1,052		$952		$874
Source of distributions:
Cash flows provided by operations	$1,488	52%	$545	52%	$488	51%	$455	52%
Offering proceeds	$—	0%	—	0%	—	0%	—	0%
Proceeds from issuance of common stock through DRIP	$1,390	48%	507	48%	464	49%	419	48%
Total Sources	$2,878	100%	$1,052	100%	$952	100%	$874	100%
Cash flows provided by/(used in) operations (GAAP basis)	$2,294		$953		$736		$605
Number of shares (in thousands) of common stock issued pursuant to the Company's DRIP	146		53		49		44

34

	Year to Date September 30, 2012		Three Months Ended September 30, 2012		Three Months Ended June 30, 2012		Three Months Ended March 31, 2012
		Percentage of Distributions	Q3 2012	Percentage of Distributions	Q2 2012	Percentage of Distributions	Q1 2012	Percentage of Distributions
Distribution period:
Date distribution declared			August 10, 2012		May 14, 2012		March 30, 2012
Date distribution paid			October 15, 2012		July 13, 2012		April 13, 2012
Distributions paid	$1,293		$453		$433		$407
Distributions reinvested	$1,115		393		372		350
Total Distributions	$2,408		$846		$805		$757
Source of distributions:
Cash flows provided by operations	$853	35%	$268	32%	$200	25%	$385	51%
Offering proceeds	$440	18%	185	22%	233	29%	22	3%
Proceeds from issuance of common stock through DRIP	$1,115	47%	393	46%	372	46%	350	46%
Total Sources	$2,408	100%	$846	100%	$805	100%	$757	100%
Cash flows provided by/(used in) operations (GAAP basis)	$853		$268		$200		$385
Number of shares (in thousands) of common stock issued pursuant to the Company's DRIP	116		41		39		36

The table below presents our cumulative distributions paid and cumulative FFO:

For the period April, 28, 2008 (date of inception) through September 30, 2013
FFO	$4,966
Distributions	$10,522

Information Regarding Dilution

In connection with the public offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our consolidated balance sheet, and is calculated as (1) total book value of our assets (2) minus total liabilities, (3) divided by the total number of shares of common stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated fair value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the Company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offerings, including commissions, dealer manager fees and other offering costs. As of September 30, 2013, our net tangible book value per share was $8.88. The offering price of primary shares under our Follow-On Offering (ignoring purchase price discounts for certain categories of purchasers) as of September 30, 2013 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above

35

with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Subsequent Events

See Note 12 of the Notes to Consolidated Financial Statements for further information related to subsequent events during the period from October 1, 2013 through the date of this filing.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. The primary market risk to which we are currently and expect to continue to be exposed is interest rate risk.

We are currently and expect to continue to be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund the expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives have been and will continue to be to limit the impact of interest rate changes on our earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes. As of September 30, 2013, we did not have any derivative agreements outstanding.

As of September 30, 2013, we held marketable securities with a fair value of $8.1 million, which are available for sale for general investment purposes. We regularly review the market prices of our investments for impairment purposes. As of September 30, 2013, a hypothetical adverse 10.0% movement in market values would result in a hypothetical loss in fair value of approximately $0.8 million.

The following table shows our estimated principal maturities during the next five years and thereafter as of September 30, 2013:

Contractual Obligations	Remainder of 2013	2014	2015	2016	2017	Thereafter	Total
Principal maturities	$122	$499	$524	$548	$580	$22,109	$24,382

The carrying amounts of cash and cash equivalents, restricted escrows, accounts receivable (included in other assets in our consolidated balance sheet), accounts payable and accrued expenses and the margin loan approximated their fair values as of September 30, 2013 because of the short maturity of these instruments. The estimated fair value of our mortgages payable is as follows:

	As of September 30, 2013
	Carrying Amount	Estimated Fair Value
Mortgages payable	$24,382	$24,362

The fair value of our mortgages payable was determined by discounting the future contractual interest and principal payments by market interest rates.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to obtain or refinance debt in the future. As of September 30, 2013, we had no off-balance sheet arrangements.

We cannot predict the effect of adverse changes in interest rates on our debt and, therefore, our exposure to market risk, nor can we provide any assurance that long-term debt will be available at advantageous pricing. Consequently, future results may differ materially from the estimated adverse changes discussed above.

36

ITEM 4. CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based upon, and as of the date of, the evaluation, our chief executive officer and chief financial officer concluded that the disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

There have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2013 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in the evaluation, and therefore, no corrective actions were taken.

PART II. OTHER INFORMATION:

ITEM 1. LEGAL PROCEEDINGS.

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On July 13, 2011, JF Capital Advisors, filed a lawsuit against The Lightstone Group, LLC, the Company, and Lightstone Value Plus Real Estate Investment Trust, Inc. in the Supreme Court of the State of New York seeking payment for services alleged to have been rendered, and to be rendered prospectively, under theories of unjust enrichment and breach of contract. The plaintiff had a limited business arrangement with The Lightstone Group, LLC; that arrangement has been terminated. We filed a motion to dismiss the action and, on January 31, 2012, the Supreme Court dismissed the complaint in its entirety, but granted the plaintiff leave to replead two limited causes of action.

The plaintiff filed an amended complaint on May 18, 2012, bringing limited claims under theories of unjust enrichment and quantum meruit. On November 21, 2012, the court dismissed this second complaint in part, leaving only $164 (plus interest) in potential damages. We continue to believe these claims to be without merit and will defend the case vigorously.

While any proceeding or litigation has an element of uncertainty, management currently believes that the likelihood of an unfavorable outcome with respect to the aforementioned legal proceeding is remote. No provision for loss has been recorded in connection therewith.

As of the date hereof, the Company is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

ITEM 1A. RISK FACTORS

We discuss in our Annual Report on Form 10-K various risks that may materially affect our business. We use this section to update this discussion to reflect material developments since our Form 10-K was filed. For the quarter ended September 30, 2013, there were no such material developments.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

During the period covered by this Form 10-Q, we did not sell any unregistered securities.

Use of Offering Proceeds

The Company’s sponsor is David Lichtenstein (“Lichtenstein”), who does business as The Lightstone Group (the “Sponsor”) and is the majority owner of the limited liability company of that name. The Company’s advisor is Lightstone Value Plus REIT II LLC (the “Advisor”), which is wholly owned by our Sponsor.

The Company’s registration statement on Form S-11 (File No. 333-151532), pursuant to which it offered to sell up to 51,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume

37

discounts, (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”) at an initial purchase price of $9.50 per share and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering, which terminated on August 15, 2012, raised aggregate gross proceeds of approximately $49.8 million from the sale of approximately 5.0 million shares of common stock. After allowing for the payment of approximately $5.2 million in selling commissions and dealer manager fees and $4.5 million in organization and other offering expenses, the Offering generated aggregate net proceeds of approximately $40.1 million. In addition, through August 15, 2012 (the termination date of the Offering), the Company had issued approximately 0.3 shares of common stock under its DRIP, representing approximately $2.9 million of additional proceeds.

The Company’s registration statement on Form S-11 (File No. 333-177753) (the “Follow-On Offering”), pursuant to which it is offering to sell up to 30,000,000 shares of its common stock for $10.00 per share, subject to certain volume discounts (exclusive of 2,500,000 shares available pursuant to its DRIP at an initial purchase price of $9.50 per share and 255,000 shares reserved for issuance under its Employee and Director Incentive Restricted Share Plan) was declared effective by SEC under the Securities Act of 1933 on September 27, 2012. As of September 30, 2013, the Company had received aggregate gross proceeds of approximately $14.3 million from the sale of approximately 1.4 million shares of its common stock in its Follow-On Offering. The Company intends to sell shares of its common stock under the Follow-On Offering until the earlier of the date on which all the shares are sold, or September 27, 2014, two years from the date the Follow-On Offering was declared effective by the SEC. The Company reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. Additionally, the Follow-On Offering may be terminated at any time.

As of September 30, 2013, the Advisor owned 20,000 shares of common stock which were issued on May 20, 2008 for $200, or $10.00 per share. In addition, as of September 30, 2009, the Company had reached the minimum offering under its Offering by receiving subscriptions of its common shares, representing gross offering proceeds of approximately $6.5 million, and effective October 1, 2009 investors were admitted as stockholders and Lightstone Value Plus REIT II LP (the “Operating Partnership”) commenced operations. Through September 30, 2013, cumulative gross offering proceeds of $64.1 million were released to the Company. The Company invested the proceeds received from the Offering and from the Advisor in the Operating Partnership, and as a result, held a 99.9% general partnership interest as of September 30, 2013 in the Operating Partnership’s common units.

On May 20, 2008, the Advisor contributed $2 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Lightstone SLP II LLC, which is wholly owned by the Company’s Sponsor committed to purchase subordinated profits interests in the Operating Partnership (“Subordinated Profits Interests”) at a cost of $100,000 per unit for each $1.0 million in subscriptions up to ten percent of the proceeds from the primary shares under the Offering and the Follow-On Offering on a semi-annual basis beginning with the quarter ended June 30, 2010. Lightstone SLP II LLC may elect to purchase the Subordinated Profits Interests with either cash or an interest in real property of equivalent value. Any proceeds received from the cash sale of the Subordinated Profits Interests will be used to offset payments made by the Company from offering proceeds to pay the dealer manager fees, selling commissions and organization and other offering expenses.

From our inception through September 30, 2013, the Company’s Sponsor has contributed cash of approximately $0.6 million and elected to contribute equity interests totaling 48.6% in Brownmill, LLC (“Brownmill”) in exchange for a total of 54.0 Subordinated Profits Interests with an aggregate value of $5.4 million (see Note 4 of the Notes to Consolidated Financial Statements). The Company’s Sponsor may continue to elect to contribute interests in real property in lieu of cash in exchange for Subordinated Profits Interests in order to fulfill its semi-annual commitment.

38

We have and expect to continue to utilize a portion of offering proceeds towards funding dealer manager fees, selling commissions and other offering costs.

Below is a summary of the expenses we have incurred from April 28, 2008 (date of inception) through September 30, 2013 in connection with the issuance and distribution of registered securities.

(Dollars in thousands)
Type of Expense Amount
Underwriting discounts and commissions	$6,567
Other expenses incurred and paid to non-affiliates	7,351
Total offering expenses incurred	$13,918

From our inception date through September 30, 2013, we have used the cumulative net offering proceeds received of approximately $50.0 million, after deducting offering expenses incurred of $13.9 million, as follows:

(Dollars in thousands)
Purchase of investment properties, net of mortgage financings	$20,639
Purchase of investments in unconsolidated affiliated entities	3,994
Purchase of marketable securities, net of margin loan	5,673
Cash and cash equivalents, as adjusted	16,891
Cash distributions not funded by operations	1,708
Funding of restricted escrows	931
Other uses (primarily timing of payables)	171
Total uses	$50,007

Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions. From our inception through December 31, 2009, we did not receive any requests to repurchase shares under our share repurchase program. For the years ended December 31, 2012, 2011 and 2010, we received requests to redeem 50,784, 48,154 and 2,675 shares of common stock, respectively, and for the nine months ended September 30, 2013 we received requests to repurchase 51,561 shares of common stock, pursuant to our share repurchase program. We repurchased 100% of the repurchase requests at an average price per share of $9.13 per share. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our shares pursuant to our DRIP.

Our Board of Directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the DRIP to all participants or written notice of termination of the share repurchase program to all stockholders.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

None.

ITEM 5. OTHER INFORMATION

None.

39

ITEM 6. EXHIBITS

Exhibit Number	Description
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Pursuant to SEC Release 34-47551 this Exhibit is furnished to the SEC and shall not be deemed to be “filed.”
32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Pursuant to SEC Release 34-47551 this Exhibit is furnished to the SEC and shall not be deemed to be “filed.”

*	Filed herewith.

40

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

Date: November 14, 2013	By: /s/ David Lichtenstein David Lichtenstein Chairman and Chief Executive Officer (Principal Executive Officer)
Date: November 14, 2013	By: /s/ Donna Brandin Donna Brandin Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

41

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number 000-54047

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	83-0511223
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 367-0129

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of August 2, 2013, there were approximately 6.3 million outstanding shares of common stock of Lightstone Value Plus Real Estate Investment Trust II, Inc., including shares issued pursuant to the distribution reinvestment plan.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

INDEX

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Investment property:
Land and improvements	$8,363	$7,140
Building and improvements	35,298	27,284
Furniture and fixtures	5,432	2,589
Construction in progress	3,431	323
Gross investment property	52,524	37,336
Less accumulated depreciation	(1,536)	(850)
Net investment property	50,988	36,486
Investments in unconsolidated affiliated entities	3,994	5,950
Cash and cash equivalents	10,271	8,152
Marketable securities, available for sale	7,834	8,144
Restricted escrows	708	2,799
Notes receivable from affiliates	325	2,340
Prepaid expenses and other assets	1,061	863
Total Assets	$75,181	$64,734
Liabilities and Stockholders’ Equity
Accounts payable and other accrued expenses	$1,515	$1,017
Margin loan	2,217	2,716
Mortgages payable	11,052	11,157
Due to sponsor	87	113
Note payable to affiliate	4,000	—
Distributions payable	952	860
Total liabilities	19,823	15,863
Commitments and contingencies (Note 11)
Stockholders’ Equity:
Company’s stockholders’ equity:
Preferred shares, $0.01 par value, 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 100,000 shares authorized, 6,090 and 5,311 shares issued and outstanding in 2013 and 2012, respectively	61	53
Additional paid-in-capital	47,703	41,652
Subscription receivable	(30)	—
Accumulated other comprehensive income	99	229
Accumulated surplus	464	939
Total Company stockholders’ equity	48,297	42,873
Noncontrolling interests	7,061	5,998
Total Stockholders’ Equity	55,358	48,871
Total Liabilities and Stockholders’ Equity	$75,181	$64,734

The accompanying notes are an integral part of these consolidated financial statements.

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data) (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Rental revenue	$3,308	$952	$5,631	$1,909
Expenses:
Property operating expenses	1,964	439	3,609	864
Real estate taxes	143	45	295	90
General and administrative costs	576	472	1,015	793
Depreciation and amortization	311	92	687	184
Total operating expenses	2,994	1,048	5,606	1,931
Operating income/(loss)	314	(96)	25	(22)
Interest and dividend income	208	413	534	640
Bargain purchase gain	1,225	—	1,225	—
Gain on disposition of unconsolidated affiliated entity	—	—	—	741
Gain on sale of marketable securities	—	—	10	—
Income from investments in unconsolidated affiliated entities	17	39	71	86
Interest expense	(203)	(114)	(396)	(147)
Other (expense)/income, net	(26)	6	(63)	11
Net income	1,535	248	1,406	1,309
Less: net income attributable to noncontrolling interests	(66)	(13)	(55)	(30)
Net income applicable to Company’s common shares	$1,469	$235	$1,351	$1,279
Net income per Company’s common share, basic and diluted	$0.25	$0.05	$0.24	$0.27
Weighted average number of common shares outstanding, basic and diluted	5,873	4,971	5,670	4,823

The accompanying notes are an integral part of these consolidated financial statements.

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands) (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$1,535	$248	$1,406	$1,309
Other comprehensive (loss)/income:
Unrealized (loss)/gain on available for sale securities	(279)	388	(135)	1,414
Reclassification adjustment for gains included in net income	—	—	5	—
Other comprehensive (loss)/income	(279)	388	(130)	1,414
Comprehensive income	1,256	636	1,276	2,723
Less: Comprehensive income attributable to noncontrolling interests	(66)	(13)	(55)	(30)
Comprehensive income attributable to the Company’s common shares	$1,190	$623	$1,221	$2,693

The accompanying notes are an integral part of these consolidated financial statements.

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Amounts in thousands) (Unaudited)

	Common Shares		Additional Paid-In Capital	Subscription Receivable	Accumulated Other Comprehensive Income	Accumulated Surplus	Total Noncontrolling Interests	Total Equity
	Common Shares	Amount
BALANCE, December 31, 2012	5,311	$53	$41,652	$—	$229	$939	$5,998	$48,871
Net income	—	—	—	—	—	1,351	55	1,406
Other comprehensive income	—	—	—	—	(130)	—	—	(130)
Distributions declared	—	—	—	—	—	(1,826)	—	(1,826)
Contributions from noncontrolling interests	—	—	—	—	—	—	1,008	1,008
Proceeds from offering	722	7	7,168	(30)	—	—	—	7,145
Selling commissions and dealer manager fees	—	—	(680)	—	—	—	—	(680)
Other offering costs	—	—	(989)	—	—	—	—	(989)
Redemption and cancellation of shares	(29)	(1)	(266)	—	—	—	—	(267)
Shares issued from distribution reinvestment program	86	2	818	—	—	—	—	820
BALANCE, June 30, 2013	6,090	$61	$47,703	$(30)	$99	$464	$7,061	$55,358

The accompanying notes are an integral part of these consolidated financial statements.

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	For the Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,406	$1,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	687	184
Amortization of deferred financing costs	45	20
Gain on sale of marketable securities	(10)	—
Bargain purchase gain	(1,225)	—
Gain on disposition of investment in unconsolidated affiliated entity	—	(741)
Income from investments in unconsolidated affiliated entities	(71)	(86)
Changes in assets and liabilities:
Decrease in restricted escrows	157	152
Increase in prepaid expenses and other assets	(244)	(402)
Increase in accounts payable and other accrued expenses	622	150
Decrease in due to sponsor	(26)	(1)
Net cash provided by operating activities	1,341	585
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment property, net	(13,963)	(23)
Proceeds from sale of marketable securities	190	—
Proceeds from disposition of investment in unconsolidated affiliated entity	—	560
Collections on note receivable from affiliate	2,340	60
Distributions from unconsolidated affiliated entity	2,027	110
Release/(funding) of restricted escrows	1,934	(1,875)
Net cash used in investing activities	(7,472)	(1,168)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from mortgage financings	—	6,000
Proceeds from note payable to affiliate, net	4,000	—
Payment on mortgages payable	(105)	(23)
Payment of loan fees and expenses	—	(150)
Payment on margin loan	(499)	(311)
Proceeds from issuance of common stock	7,145	5,154
Payment of commissions and offering costs	(1,793)	(1,050)
Contribution of noncontrolling interests	1,008	—
Redemption and cancellation of common shares	(267)	(253)
Notes receivable from affiliates	(325)	—
Distributions to noncontrolling interests	—	(291)
Distributions to common stockholders	(914)	(781)
Net cash provided by financing activities	8,250	8,295
Net change in cash and cash equivalents	2,119	7,712
Cash and cash equivalents, beginning of year	8,152	5,114
Cash and cash equivalents, end of period	$10,271	$12,826

See Note 2 for supplemental cash flow information.

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

1. Organization

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”) is a Maryland corporation formed on April 28, 2008, which has qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its taxable year ending December 31, 2009. The Lightstone REIT II was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located principally in North America, as well as other real estate-related securities, such as collateralized debt obligations, commercial mortgage-backed securities and mortgage and mezzanine loans secured, directly or indirectly, by the same types of properties which it may acquire directly.

The Lightstone REIT II is structured as an umbrella partnership REIT, or UPREIT, and substantially all of its current and future business is and will be conducted through Lightstone Value Plus REIT II LP (the “Operating Partnership”), a Delaware limited partnership formed on April 30, 2008.

The Lightstone REIT II and the Operating Partnership are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to the Lightstone REIT II, its Operating Partnership or the Company as required by the context in which such pronoun is used.

The Company’s sponsor is David Lichtenstein (“Lichtenstein”), who does business as The Lightstone Group (the “Sponsor”) and majority owns the limited liability company of that name. The Company’s advisor is Lightstone Value Plus REIT II LLC (the “Advisor”), which is wholly owned by our Sponsor.

The Company’s registration statement on Form S-11, pursuant to which it offered to sell up to 51,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume discounts, (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”) at an initial purchase price of $9.50 per share and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering, which terminated on August 15, 2012, raised aggregate gross proceeds of approximately $49.8 million from the sale of approximately 5.0 million shares of common stock. After allowing for the payment of approximately $5.2 million in selling commissions and dealer manager fees and $4.5 million in organization and other offering expenses, the Offering generated aggregate net proceeds of approximately $40.1 million. In addition, through August 15, 2012 (the termination date of the Offering), the Company had issued approximately 0.3 million shares of common stock under its DRIP, representing approximately $2.9 million of additional proceeds.

The Company’s registration statement on Form S-11 (the “Follow-On Offering”), pursuant to which it is offering to sell up to 30,000,000 shares of its common stock for $10.00 per share, subject to certain volume discounts (exclusive of 2,500,000 shares available pursuant to its DRIP at an initial purchase price of $9.50 per share and 255,000 shares reserved for issuance under its Employee and Director Incentive Restricted Share Plan) was declared effective by SEC under the Securities Act of 1933 on September 27, 2012. As of June 30, 2013, the Company had received aggregate gross proceeds of approximately $8.0 million from the sale of approximately 0.8 million shares of its common stock in its Follow-On Offering. The Company intends to sell shares of its common stock under the Follow-On Offering until the earlier of the date on which all the shares are sold, or September 27, 2014, two years from the date the Follow-On Offering was declared effective by the SEC. The Company reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. Additionally, the Follow-On Offering may be terminated at any time.

Effective July 8, 2011, ICON Securities Corp. (“ICON Securities”) became the dealer manager (“Dealer Manager”) of the Company’s Offering. Effective September 27, 2012, Orchard Securities, LLC (“Orchard Securities”) became the Dealer Manager of the Company’s Follow-On Offering.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

1. Organization  – (continued)

All further references to the Dealer Manager will be deemed to refer to either ICON Securities or Orchard Securities during the respective period of time that each was serving in such capacity.

As of June 30, 2013, the Advisor owned 20,000 shares of common stock which were issued on May 20, 2008 for $200, or $10.00 per share. In addition, as of September 30, 2009, the Company had reached the minimum offering under its Offering by receiving subscriptions of its common shares, representing gross offering proceeds of approximately $6.5 million, and effective October 1, 2009 investors were admitted as stockholders and the Operating Partnership commenced operations. Through June 30, 2013, cumulative gross offering proceeds of $57.8 million were released to the Company. The Company invested the proceeds received from the Offering and from the Advisor in the Operating Partnership, and as a result, held a 99.9% general partnership interest as of June 30, 2013 in the Operating Partnership’s common units.

The Company’s shares of common stock are not currently listed on a national securities exchange. The Company may seek to list its shares of common stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its shares of common stock until they are listed for trading. In the event the Company does not obtain listing prior to the tenth anniversary of the completion or termination of its Offering, its charter requires that the Board of Directors must either (i) seek stockholder approval of an extension or amendment of this listing deadline; or (ii) seek stockholder approval to adopt a plan of liquidation of the corporation.

Noncontrolling Interests

The noncontrolling interests consist of (i) parties of the Company that hold units in the Operating Partnership and (ii) certain interests in LVP Metairie JV LLC, LVP East Rutherford LLC, LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC which are not owned by the Company.

Partners of Operating Partnership

On May 20, 2008, the Advisor contributed $2 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Lightstone SLP II LLC, which is wholly owned by the Company’s Sponsor committed to purchase subordinated profits interests in the Operating Partnership (“Subordinated Profits Interests”) at a cost of $100,000 per unit for each $1.0 million in subscriptions up to ten percent of the proceeds from the primary shares under the Offering and the Follow-On Offering on a semi-annual basis beginning with the quarter ended June 30, 2010. Lightstone SLP II LLC may elect to purchase the Subordinated Profits Interests with either cash or an interest in real property of equivalent value. Any proceeds received from the cash sale of the Subordinated Profits Interests will be used to offset payments made by the Company from offering proceeds to pay the dealer manager fees, selling commissions and organization and other offering expenses.

From our inception through June 30, 2013, the Company’s Sponsor has contributed cash of approximately $0.6 million and elected to contribute equity interests totaling 48.6% in Brownmill, LLC (“Brownmill”) in exchange for a total of 54.0 Subordinated Profits Interests with an aggregate value of $5.4 million (see Note 4). The Company’s Sponsor may continue to elect to contribute interests in real property in lieu of cash in exchange for Subordinated Profits Interests in order to fulfill its semi-annual commitment.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Lightstone REIT II and its Operating Partnership and its subsidiaries (over which the Company exercises financial and operating control). As of June 30, 2013, the Lightstone REIT II had a 99.9% general partnership interest in the common units of the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements and related notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and related notes as contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. The accompanying unaudited consolidated financial statements of the Lightstone Value Plus Real Estate Investment Trust II, Inc. and its Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The unaudited consolidated statements of operations for interim periods are not necessarily indicative of results for the full year or any other period.

Supplemental disclosure of cash flow information

	For the Six Months Ended June 30,
	2013	2012
Cash paid for interest	$353	$97
Distributions declared	$1,826	$1,562
Commissions and other offering costs accrued but not paid	$130	$307
Subscription receivable	$30	$(104)
Value of shares issued from distribution reinvestment program	$820	$693
Issuance of subordinated profits interests in exchange for investment in unconsolidated affiliated entity	$—	$500
Note receivable received in connection with disposition of investment in unconsolidated affiliated entity	$—	$2,400

Reclassifications

Certain prior period amounts may have been reclassified to conform to the current year presentation.

New Accounting Pronouncements

The Company has determined that no new accounting pronouncement issued or effective during the period had or is expected to have a material impact on the financial statements.

3. Acquisitions

2013 Acquisitions — Arkansas Hotel Portfolio

On June 18, 2013, the Company, through LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings, LLC, both joint venture subsidiaries of our Operating Partnership, completed the portfolio acquisition of 95% ownership interests in two 92-room limited service hotels (the “Arkansas Hotel Portfolio”), which operate as TownePlace Suites by Marriott, located in Little Rock, which we refer to as the TPS Little Rock Hotel, and Johnson/Springdale, Arkansas, which we refer to as the TPS Fayetteville Hotel,

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

3. Acquisitions  – (continued)

from certain limited liability companies controlled by the same seller, an unrelated third party. The remaining 5% ownership interests were acquired by TPSLR, LLC for the TPS Little Rock Hotel and TPSFN, LLC for the TPS Fayetteville Hotel, respectively, both unrelated third parties.

The Arkansas Hotel Portfolio was acquired as part of a transaction in which the third party sellers sold a portfolio of four hotel properties, two of which comprise the Arkansas Hotel Portfolio, and two hotel properties acquired by Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone REIT I”). The aggregate purchase price paid for the four properties was $29.1 million, of which $10.7 million related to the Arkansas Hotel Portfolio and such amount was determined based on an internal allocation of the purchase price which was approved by the separate boards of directors of the Company and Lightstone REIT I. Additionally, in connection with the acquisition, our advisor received an acquisition fee equal to 0.95% of the contractual purchase price of $10.7 million, or approximately $102. The fair value of the assets acquired of $11.9 million exceeded the aggregate cost of $10.7 million, resulting in the recognition of a bargain purchase gain of approximately $1.2 million in the consolidated statements of operations during the second quarter of 2013.

The acquisition was funded with $3.7 million in cash and a $7.0 million demand note, or the Demand Note, entered into between our Operating Partnership and Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone REIT I”). The Demand Note is due on demand and bears interest at a floating rate of LIBOR plus 4.95% (5.14% as of June 30, 2013) payable on demand. As a result of a $3.0 million paydown in June 2013, the outstanding balance of the Demand Note was $4.0 million as of June 30, 2013.

We established a separate TRS for both the TPS Fayetteville Hotel and the TPS Little Rock Hotel, respectively, which have each entered into operating lease agreements for each respective hotel. At closing, each TRS entered into a separate management agreement with a management company controlled by the minority owner of each hotel for the management of the respective hotel. Additionally, each TRS entered into a 20-year franchise agreement, or the Franchise Agreement, with Marriott, pursuant to which the TPS Fayetteville Hotel and the TPS Little Rock Hotel will both continue to operate as a “TownePlace Suites by Marriott,” commencing on June 18, 2013.

The acquisition of the Arkansas Hotel Portfolio was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Arkansas Hotel Portfolio has been allocated to the assets acquired based upon their estimated fair values as of the date of the acquisition. The allocation of the purchase price, including the bargain purchase gain, of the Arkansas Hotel Portfolio is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for these acquisitions upon the finalization of more detailed analyses will change the allocation of the purchase price. As such, the purchase price allocations for this transaction are preliminary estimates, which are subject to change within the measurement period. Any subsequent changes to the purchase price allocations that are material will be adjusted retroactively. There was no contingent consideration related to this acquisition. Approximately $1.5 million was allocated to land and improvements, $8.5 million was allocated to building and improvements, and $1.9 million was allocated to furniture and fixtures and other assets.

The aggregate capitalization rate for the Arkansas Hotel Portfolio as of the closing of the acquisition was approximately 10.6%. We calculate the capitalization rate for a real property by dividing net operating income of the property by the purchase price of the property, excluding costs. For purposes of this calculation, net operating income is determined using the projected or budgeted net operating income based upon then-current projections. Additionally, net operating income is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

3. Acquisitions  – (continued)

2012 Acquisitions

On July 13, 2012, the Company completed the acquisition of a SpringHill Suites by Marriott Hotel (the “SpringHill Suites Hotel”) located in Peabody, Massachusetts.

On December 31, 2012, the Company acquired an aggregate 87.7% ownership interest in a Fairfield Inn hotel (the “FFI Hotel”) located in East Rutherford, New Jersey.

Financial Information

The following table provides the total amount of rental revenue and net income included in the Company’s consolidated statements of operations from the SpringHill Suites Hotel, the FFI Hotel and the Arkansas Hotel Portfolio since their respective dates of acquisition for the period indicated:

	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2013
Rental revenue	$2,358	$3,592
Net inomce(1)	$1,107	$523

Note:

(1)	Includes the $1.2 million bargain purchase gain recorded in the second quarter of 2013 in connection with the acquisitions of the TPS Fayetteville Hotel.

The following table provides unaudited pro forma results of operations for the period indicated, as if the SpringHill Suites Hotel, the FFI Hotel and the Arkansas Hotel Portfolio had been acquired at the beginning of that period. Such pro forma results are not necessarily indicative of the results that actually would have occurred had these acquisitions been completed on the date indicated, nor are they indicative of the future operating results of the combined company.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Pro forma rental revenue	$4,158	$3,281	$7,272	$6,566
Pro forma net income(1)	$459	$(73)	$354	$663
Pro forma net income per Company's common share, basic and diluted	$0.08	$(0.01)	$0.06	$0.14

Note:

(1)	Excludes the $1.2 million bargain purchase gain recorded in the second quarter of 2013 in connection with the acquisitions of the TPS Fayetteville Hotel.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

4. Investments in Unconsolidated Affiliated Entities

The entities listed below are partially owned by the Company. The Company accounts for these investments under the equity method of accounting as the Company exercises significant influence, but does not exercise financial and operating control, and is not considered to be the primary beneficiary of these entities. A summary of the Company’s investments in unconsolidated affiliated entities is as follows:

Entity	Date of Ownership	Ownership Interest as of June 30, 2013	As of June 30, 2013	As of December 31, 2012
Brownmill LLC (“Brownmill”)	Various	48.6%	$3,991	$4,076
LVP Rego Park, LLC (“Rego Park Joint Venture”)	April 12, 2011	10.0%	3	1,874
Total investments in unconsolidated affiliated entities			$3,994	$5,950

Brownmill

As of June 30, 2013, the Operating Partnership owns an approximate 48.6% membership interest in Brownmill. The Company’s interest in Brownmill is a non-managing interest. An affiliate of the Company’s Sponsor is the majority owner and manager of Brownmill. Profit and cash distributions are allocated in accordance with each investor’s ownership percentage. The Company recorded its investment in Brownmill in accordance with the equity method of accounting. Accordingly, its portion of Brownmill’s total indebtedness is not included in the investment.

Brownmill owns two retail properties known as Browntown Shopping Center, located in Old Bridge, New Jersey, and Millburn Mall, located in Vauxhaull, New Jersey, which collectively, are referred to as the “Brownmill Properties.”

Brownmill Financial Information

The Company’s carrying value of its interest in Brownmill differs from its share of member’s equity reported in the condensed balance sheet of Brownmill due to the Company’s basis of its investment in excess of the historical net book value of Brownmill. The Company’s additional basis allocated to depreciable assets is being recognized on a straight-line basis over the lives of the appropriate assets.

The following table represents the unaudited condensed income statement for Brownmill for the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$844	$895	$1,805	$1,837
Property operating expenses	319	310	708	627
Depreciation and amortization	209	218	420	435
Operating income	316	367	677	775
Interest expense and other, net	(288)	(294)	(575)	(590)
Net income	$28	$73	$102	$185
Company's share of net income	$14	$33	$50	$78
Additional depreciation and amortization expense(1)	(66)	(73)	(135)	(147)
Company's loss from investment	$(52)	$(40)	$(85)	$(69)

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

4. Investments in Unconsolidated Affiliated Entities  – (continued)

Note:

(1)	Additional depreciation and amortization expense relates to the amortization of the difference between the cost of the Company’s investment in Brownmill and the amount of the underlying equity in net assets of Brownmill.

The following table represents the condensed balance sheets for Brownmill as of the dates indicated:

	As of June 30, 2013	As of December 31, 2012
Investment property, at cost (net)	$16,391	$16,760
Cash and restricted cash	1,162	947
Other assets	1,544	1,602
Total assets	$19,097	$19,309
Mortgage payable	$20,931	$21,159
Other liabilities	453	540
Members' deficiency	(2,287)	(2,390)
Total liabilities and members' deficiency	$19,097	$19,309

Rego Park Joint Venture

On April 12, 2011, LVP Rego Park, LLC, (“the Rego Park Joint Venture”) a joint venture in which the Company and Lightstone REIT I have 10.0% and 90.0%, ownership interests, respectively, acquired a $19.5 million, nonrecourse second mortgage note (the “Second Mortgage Loan”) for approximately $15.1 million from Kelmar Company, LLC (“Kelmar”), an unrelated third party. The purchase price reflected a discount of approximately $4.4 million to the outstanding principal balance. The Company’s share of the aggregate purchase price was approximately $1.5 million. The Company accounts for its investment in the Rego Park Joint Venture in accordance with the equity method of accounting.

The Second Mortgage Loan was originated by Kelmar in May 2008 with an original principal balance of $19.5 million, was due May 31, 2013 and was collateralized by a 417 unit apartment complex located in Queens, New York. The Second Mortgage Loan bore interest at a fixed rate of 5.0% per annum with monthly interest only payments of approximately $0.1 million through maturity. The Rego Park Joint Venture accreted the discount using the effective interest rate method through maturity. On June 27, 2013 all amounts due to the Rego Park Joint Venture related to the Second Mortgage Loan were repaid in full.

During the six months ended June 30, 2013, the Rego Park Joint Venture made aggregate distributions of approximately $20.0 million to its members, of which the Company’s share was approximately $2.0 million.

Rego Park Joint Venture Financial Information

The following table represents the unaudited condensed income statement for the Rego Park Joint Venture for the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Operating expenses	$1	$1	$2	$4
Operating loss	(1)	(1)	(2)	(4)
Interest income	857	787	1,725	1,550
Net income	$856	$786	$1,723	$1,546
Company's share of net income	$85	$79	$172	$155
Additional depreciation and amortization expense	(16)	—	(16)	—
Company's loss from investment	$69	$79	$156	$155

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

4. Investments in Unconsolidated Affiliated Entities  – (continued)

The following table represents the unaudited condensed balance sheets for the Rego Park Joint Venture as of the dates indicated:

	As of June 30, 2013	As of Decemer 31, 2012
Cash and restricted cash	$27	$91
Mortgage note receivable, net	—	18,443
Other assets	—	45
Total assets	$27	$18,579
Members' capital	$27	$18,579
Total liabilities and members' capital	$27	$18,579

CP Boston Joint Venture

On February 20, 2012, the Company completed the disposition of its 20.0% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture) with an effective date of January, 1, 2012, to subsidiaries of Lightstone REIT I, which now owns 100.0% of the CP Boston Joint Venture. Under the terms of the agreement, the Company received $3.0 million in total consideration, consisting of $0.6 million of cash and a $2.4 million unsecured 10.0% interest-bearing demand note (the “Lightstone REIT I Note”) from Lightstone REIT I. The remaining outstanding balance of the Lightstone REIT I Note of $2,340 was repaid in full in June 2013.

In connection with the disposition of its 20.0% joint venture ownership interest in the CP Boston Joint Venture, the Company recognized a gain on disposition of investment in unconsolidated affiliated entity of $0.7 million in its consolidated statements of operations for the three months ended March 31, 2012.

The Company’s 20.0% joint venture ownership interest in the CP Boston Joint Venture was a non-managing interest, which it accounted for in accordance with the equity method of accounting from the date of acquisition through the date of disposition.

5. Marketable Securities, Margin Loan and Fair Value Measurements

Marketable Securities

The following is a summary of the Company’s available for sale securities as of the dates indicated:

	As of June 30, 2013
	Adjusted Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity Securities	$7,735	$99	$—	$7,834

	As of December 31, 2012
	Adjusted Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity Securities	$7,915	$229	$—	$8,144

During the six months ended June 30, 2013, the Company sold equity securities with an adjusted cost basis of approximately $180 for $190 resulting in a gain on sale of marketable securities of $10.

The Company has access to a margin loan from a financial institution that holds custody of certain of the Company’s marketable securities. The margin loan is collateralized by the marketable securities in the Company’s account. The amounts available to the Company under the margin loan are at the discretion of the

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

5. Marketable Securities, Margin Loan and Fair Value Measurements  – (continued)

financial institution and not limited to the amount of collateral in its account. The margin loan bears interest at Libor plus 0.85% (1.05% as of June 30, 2013).

When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer and any changes thereto, and the Company’s intent to sell, or whether it is more likely than not it will be required to sell, the investment before recovery of the investment’s amortized cost basis. During the three and six months ended June 30, 2013 and 2012, the Company did not recognize any impairment charges.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of June 30, 2013 and December 31, 2012, all of the Company’s equity securities were classified as Level 1 assets and there were no transfers between the level classifications during the six months ended June 30, 2013.

6. Selling Commissions, Dealer Manager Fees and Other Offering Costs

Selling commissions and dealer manager fees are paid to the Dealer Manager, pursuant to various agreements, and other third-party offering expenses such as registration fees, due diligence fees, marketing costs, and professional fees are accounted for as a reduction against additional paid-in capital (“APIC”) as costs are incurred. Organizational costs are expensed as general and administrative costs. The following table represents the selling commissions and dealer manager and other offering costs for the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Selling commissions and dealer manager fees	$387	$217	$680	$510
Other offering costs	$552	$216	$989	$561

Since the Company’s inception through June 30, 2013, it has incurred approximately $6.0 million in selling commissions and dealer manager fees and $6.9 million of other offering costs in connection with the public offering of shares of its common stock.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

7. Mortgages Payable

Mortgages payable consisted of the following:

		Weighted Average Interest Rate as of June 30, 2013			Loan Amount Outstanding
Description	Interest Rate		Maturity Date	Amount Due at Maturity	As of June 30, 2013	As of December 31, 2012
TownePlace Suites Mortgage, secured by TownePlace Suites Hotel located in Metairie, Louisiana	Libor plus 3.75%, subject to 6.00% floor	6.00%	March 14, 2015	$5,663	$5,867	$5,923
SpringHill Suites Hotel Mortgage, secured by SpringHill Suites Hotel located in Peabody, Massachusetts	Libor plus 3.75%, subject to 5.75% floor	5.75%	July 13, 2015	4,966	5,185	5,234
		5.88%			$11,052	$11,157

Principal Maturities

The following table, based on the initial terms of the mortgages, sets forth their aggregate estimated contractual principal maturities, including balloon payments due at maturity, as of June 30, 2013:

	Remainder of 2013	2014	2015	2016	Total
Principal maturities	$106	$222	$10,724	$—	$11,052

Libor as of June 30, 2013 was 0.27%. As of June 30, 2013, the estimated fair value of the mortgages payable approximated its carrying value.

Debt Compliance

Pursuant to the Company’s debt agreements, approximately $0.7 million was held in restricted escrow accounts as of June 30, 2013. Such escrows are subject to release in accordance with the applicable debt agreement for the payment of real estate taxes, insurance and capital improvements, as required. Certain of our debt agreements also contain clauses providing for prepayment penalties and require the maintenance of certain ratios, including debt service coverage. The Company is currently in compliance with respect to all of its debt covenants.

8. Earnings per Share

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, earnings per share is calculated by dividing net income attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

9. Related Party Transactions

In addition to certain related party payments made to the Dealer Manager (see Note 6 for additional information), the Company also has agreements with the Advisor and Lightstone Value Plus REIT Management LLC (the “Property Manager”) to pay certain fees in exchange for services performed by these

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

9. Related Party Transactions  – (continued)

entities and other affiliated entities. The Company’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager and their affiliates to perform such services as provided in these agreements.

The following table represents the fees incurred associated with the payments to the Company’s Advisor and Property Manager for the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Acquisition fees	$102	$—	$102	$—
Asset Management Fees	—	73	114	145
Total	$102	$73	$216	$145

Pursuant to an Advisory Agreement, our Advisor is entitled to receive an asset management fee equal to 0.95% of our average invested assets, as defined. The asset management fee is payable quarterly and based on balances as of the end of each month in the quarterly period. Commencing with the quarter ended June 30, 2013, the Advisor has elected to waive or reduce its quarterly asset management fee to the extent our non-GAAP measure modified funds from operations available, or MFFO, as defined by the Investment Program Association, or IPA, for the preceding twelve months period ending on the last day of the current quarter is less than the distributions declared with respect to the same twelve month period. As a result, asset management fees of $126 were waived by the Advisor during the quarter ended June 30, 2013.

As of June 30, 2013, the Company owns a 48.6% membership interest in Brownmill and a 10.0% interest in the Rego Park Joint Venture. Affiliates of the Company’s Sponsor are the majority owners and managers of these entities.

Additionally, on June 27, 2013 Lightstone REIT I repaid the Company the approximately $2.3 million remaining outstanding balance on the Note it received in connection with the sale of its 20.0% joint venture ownership interest in the CP Boston Joint Venture.

10. Financial Instruments

The carrying amounts of cash and cash equivalents, restricted escrows, accounts receivable (included in other assets in the consolidated balance sheet), note receivable from affiliate, accounts payable and accrued expenses, note payable to affiliate and the margin loan approximated their fair values as of June 30, 2013 because of the short maturity of these instruments.

11. Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On July 13, 2011, JF Capital Advisors, filed a lawsuit against The Lightstone Group, LLC, the Company, and Lightstone Value Plus Real Estate Investment Trust, Inc. in the Supreme Court of the State of New York seeking payment for services alleged to have been rendered, and to be rendered prospectively, under theories of unjust enrichment and breach of contract. The plaintiff had a limited business arrangement with The Lightstone Group, LLC; that arrangement has been terminated. We filed a motion to dismiss the action and, on January 31, 2012, the Supreme Court dismissed the complaint in its entirety, but granted the plaintiff leave to replead two limited causes of action.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share/unit data and where indicated in millions) (Unaudited)

11. Commitments and Contingencies  – (continued)

The plaintiff filed an amended complaint on May 18, 2012, bringing limited claims under theories of unjust enrichment and quantum meruit. On November 21, 2012, the court dismissed this second complaint in part, leaving only $164 (plus interest) in potential damages. The plaintiff appealed this decision and we have cross-appealed arguing that the case should have been dismissed in full. We continue to believe these claims to be without merit and will defend the case vigorously.

While any proceeding or litigation has an element of uncertainty, management currently believes that the likelihood of an unfavorable outcome with respect to the aforementioned legal proceeding is remote. No provision for loss has been recorded in connection therewith.

12. Subsequent Events

Distribution Payment

On July 15, 2013, the total distribution for the three-month period ending June 30, 2013 of approximately $1.0 million was paid in full using a combination of cash and approximately 49,000 shares of the Company’s common stock issued pursuant to the Company’s DRIP, at a discounted price of $9.50 per share. The distribution was paid from cash flows provided from operations (approximately $0.5 million or 50%) and excess cash proceeds from the issuance of common stock through REIT II's DRIP (approximately $0.5 million or 50%).

Loan Agreement

On July 29, 2013, the Company, through certain subsidiaries, entered into a loan agreement (the “Loan Agreement”) with Barclays Bank PLC (“Barclays”) for approximately $24.4 million. The Loan Agreement has a term of five years with a maturity date of August 6, 2018, bears interest at 4.94%, and requires monthly principal and interest payments of approximately $142 through its stated maturity.

The Loan Agreement is cross-collateralized by four hotel properties consisting of the SpringHill Suites Hotel, the TownePlace Suites Hotel and the Arkansas Portfolio.

Approximately $11.1 million of the financing proceeds were used to repay the outstanding balances on two mortgages secured by the TownePlace Suites Hotel located in Metairie and the SpringHill Suites Hotel located in Peabody and $4.0 million was used to repay the remaining outstanding balance of the Demand Note due to Lightstone REIT I. Additionally, approximately $1.0 million was held in escrow and is reserved for property improvements, repairs and real estate taxes and the Company paid approximately $400 in fees. The remaining financing proceeds of approximately $7.9 million may be used for acquisitions, capital expenditures, working capital and other general corporate funding purposes, including distributions.

Distribution Declaration

On August 12, 2013, the Board of Directors authorized and the Company declared a distribution for the three-month period ending September 30, 2013. The distribution will be calculated based on shareholders of record each day during this three-month period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a share price of $10.00. The distribution will be paid in cash on October 15, 2013 to shareholders of record as of September 30, 2013. The shareholders have an option to elect the receipt of shares under our DRIP.

PART I. FINANCIAL INFORMATION, CONTINUED:

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation, and, as required by context, Lightstone Value Plus REIT, L.P. and its wholly owned subsidiaries, which we collectively refer to as the “Operating Partnership”. Dollar amounts are presented in thousands, except per share data and where indicated in millions.

Forward-Looking Statements

Certain information included in this Quarterly Report on Form 10-Q contains, and other materials filed or to be filed by us with the Securities and Exchange Commission (the “SEC”), contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lightstone Value Plus Real Estate Investment Trust II, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements.

Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.

Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant or joint venture partner(s) bankruptcies, our lack of operating history, the availability of cash flows from operations to pay distributions, changes in governmental, tax, real estate and zoning laws and regulations, failure to increase tenant occupancy and operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of various tenants and industries, the failure of the Company to make additional investments in real estate properties, the failure to upgrade our tenant mix, restrictions in current financing arrangements, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure of the Company to continue to qualify as a real estate investment trust (“REIT”), the failure to refinance debt at favorable terms and conditions, an increase in impairment charges, loss of key personnel, failure to achieve earnings/funds from operations targets or estimates, conflicts of interest with the Advisor and the Sponsor and their affiliates, failure of joint venture relationships, significant costs related to environmental issues as well as other risks listed from time to time in this Form 10-Q, our Form 10-K, our Registration Statements on Form S-11, as the same may be amended and supplemented from time to time, and in the Company’s other reports filed with the SEC.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”) and Lightstone Value Plus REIT II, LP, (the “Operating Partnership”) and its subsidiaries are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to the Lightstone REIT II, its Operating Partnership or the Company as required by the context in which such pronoun is used.

Lightstone REIT II intends to continue to acquire and operate commercial, residential and hospitality properties, principally in North America. Principally through the Operating Partnership, our future acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging, industrial and office properties and that our residential properties located either in or near major metropolitan areas.

Capital required for the future purchases of real estate and/or real estate related investments is expected to be obtained from public offerings of shares of our common stock and from any indebtedness that we may incur either in connection with the acquisition of any real estate and real estate related investments or thereafter. We are dependent upon the net proceeds from public offerings of our common stock to conduct our proposed activities.

The Company’s registration statement on Form S-11, pursuant to which it offered to sell a maximum of 51,000,000 shares of its common stock (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”), and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), at a price of $10.00 per share (subject to certain volume discounts), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering terminated on August 15, 2012.

The Company has filed a registration statement on Form S-11 (the “Follow-On Offering”), pursuant to which it is offering to sell a maximum of 30,000,000 shares of its common stock (exclusive of 6,500,000 shares available pursuant to its DRIP) and 255,000 shares reserved for issuance under the its Employee and Director Incentive Restricted Share Plan), at a price of $10.00 per share (subject to certain volume discounts). The Follow-On Offering was declared effective by SEC under the Securities Act of 1933 on September 27, 2012.

We do not have employees. We entered into an advisory agreement, dated February 17, 2009, with Lightstone Value Plus REIT II LLC, a Delaware limited liability company, which we refer to as the “Advisor,” pursuant to which the Advisor supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. We pay the Advisor fees for services related to the investment and management of our assets, and we will reimburse the Advisor for certain expenses incurred on our behalf.

Current Environment

Our operating results as well as our investment opportunities are impacted by the health of the North American economies. Our business and financial performance may be adversely affected by current and future economic conditions, such as availability of credit, financial markets volatility, and recession.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including depressed home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets may recover, the value of our properties may decline if current market conditions persist or worsen.

Our business may be affected by market and economic challenges experienced by the U.S. and global economies. These conditions may materially affect the value and performance of our properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due.

We are not aware of any other material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to in this Form 10-Q.

Portfolio Summary —

	Location	Year Built	Leasable Square Feet	Percentage Occupied as of June 30, 2013	Annualized Revenues based on rents as of June 30, 2013	Annualized Revenues per square foot as of June 30, 2013
Unconsolidated Affiliated Real Estate Entities:
Retail
Brownmill LLC (2 retail properties)	Old Bridge and Vauxhall, New Jersey	1962	156,046	86%	$2.7 million	$17.39

Hospitality

	Location	Year Built	Year to Date Available Rooms	Percentage Occupied for the Six Months Ended June 30, 2013	Revenue per Available Room for the Six Months Ended June 30, 2013	Average Daily Rate For the Six Months Ended June 30, 2013
TownePlace Suites	Harahan, Louisiana	2000	22,444	74%	$90	$121
SpringHill Suites Hotel	Peabody, Massachusetts	2002	29,684	55%	$55	$100
FFI Hotel	East Rutherford, New Jersey	1990	25,521	64%	$66	$103
TPS Little Rock Hotel*	Little Rock, Arkansas	2009	1,196	84%	$64	$76
TPS Fayetteville Hotel*	Johnson/Springdale, Arkansas	2009	1,196	81%	$68	$84

*	The TPS Little Rock Hotel and the TPS Fayettville Hotel were acquired on June 18, 2013.

Annualized base rent is defined as the minimum monthly base rent due as of June 30, 2013 annualized, excluding periodic contractual fixed increases and rents calculated based on a percentage of tenants’ sales. The annualized base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants.

Critical Accounting Policies and Estimates

There were no material changes during the six months ended June 30, 2013 to our critical accounting policies as reported in our Annual Report on Form 10-K for the year ended December 31, 2012.

Results of Operations

The Company’s primary financial measure for evaluating its properties is net operating income (“NOI”). NOI represents revenues less property operating expenses, real estate taxes and general and administrative expenses. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s properties.

For the three and six months ended June 30, 2013, the Company’s consolidated results of operations included the TownePlace Suites Hotel, the SpringHill Suites Hotel, the FFI Hotel, the TPS Littlerock Hotel and the TPS Fayetteville Hotel. For the three and six months ended June 30, 2012 the Company’s consolidated results of operations only included the TownePlace Suites Hotel. The SpringHill Suites Hotel was acquired on July 13, 2012, the FFI Hotel was acquired on December 31, 2012 and the TPS Littlerock and the TPS Fayetteville Hotels were acquired on June 18, 2013. See Note 3 of the Notes to Consolidated Financial Statements for additional information.

For the Three Months Ended June 30, 2013 vs. June 30, 2012

Consolidated

Rental revenue

Rental revenue increased by $2,356 to $3,308 during the three months ended June 30, 2013 compared to $952 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions.

Property operating expenses

Property operating expenses increased by $1,525 to $1,964 during the three months ended June 30, 2013 compared to $439 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions.

Real estate taxes

Real estate taxes increased by $98 to $143 during the three months ended June 30, 2013 compared to $45 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions.

General and administrative expenses

General and administrative expenses increased by $104 to $576 during the three months ended June 30, 2013 compared to $472 for the same period in 2012. The increase is primarily attributable to increased acquisition fees and expenses.

Depreciation and amortization

Depreciation and amortization expense increased by $219 to $311 during the three months ended June 30, 2013 compared to $92 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions.

Interest and dividend income

Interest and dividend income decreased by $205 to $208 during the three months ended June 30, 2013 compared to $413 for the same period in 2012. The 2013 amount includes (i) $46 of interest on our notes receivable and (ii) $161 of dividend income earned on our investments in marketable securities. The 2012 amount consisted of (i) $248 of interest on our notes receivable and (ii) $165 of dividend income earned on our investments in marketable securities.

Bargain purchase gain

On June 18, 2013, we completed the acquisition of the Arkansas Hotel Portfolio. In connection with the acquisition, we recognized a bargain purchase gain of $1,225 in our consolidated statements of operations during the second quarter of 2013. The gain represents the amount by which the estimated fair value of the assets acquired exceeded our aggregate cost. See Note 3 of the Notes to Consolidated Financial Statements for additional information.

Income from investments in unconsolidated affiliated entities

Our income from investments in unconsolidated affiliated entities during the three months ended June 30, 2013 was $17 compared to $39 for the same period in 2012. Our earnings from investments in unconsolidated affiliated entities are attributable to our investments in (i) Brownmill and (ii) LVP Rego Park LLC. We account for our ownership interests in these unconsolidated affiliated entities under the equity method of accounting. See Note 4 of the Notes to Consolidated Financial Statements for additional information.

Interest expense

Interest expense was $203 during the three months ended June 30, 2013 compared to $114 for the same period in 2012. Interest expense during the 2013 period consists of $188, $6 and $9 related to our mortgage indebtedness, margin loan and note payable to affiliate, respectively. Interest expense during the 2012 period consisted of $105 related to our mortgage indebtedness (obtained in March 2012) and $9 related to our margin loan.

Noncontrolling interests

The income or loss allocated to noncontrolling interests relates to (i) the interest in our Operating Partnership held by our Sponsor and (ii) membership interests held by others in LVP Metairie JV LLC, and LVP East Rutherford LLC, LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC.

For the Six Months Ended June 30, 2013 vs. June 30, 2012

Consolidated

Rental revenue

Rental revenue increased by $3,722 to $5,631 during the six months ended June 30, 2013 compared to $1,909 for the same period in 2012. The increase consists of (i) $3,592 attributable to the timing of our acquisitions, principally the SpringHill Suites Hotel and the FFI Hotel, and (ii) $130 for the TownePlace Suites Hotel which reflects higher RevPAR and occupancy during the 2013 period.

Property operating expenses

Property operating expenses increased by $2,745 to $3,609 during the six months ended June 30, 2013 compared to $864 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions of the SpringHill Suites Hotel and the FFI Hotel.

Real estate taxes

Real estate taxes increased by $205 to $295 during the six months ended June 30, 2013 compared to $90 for the same period in 2012. The increase is primarily attributable to the timing of our acquisitions of the SpringHill Suites Hotel and the FFI Hotel.

General and administrative expenses

General and administrative expenses increased by $222 to $1,015 during the six months ended June 30, 2013 compared to $793 for the same period in 2012. The increase is primarily attributable to increased acquisition fees in the 2013 period.

Depreciation and amortization

Depreciation and amortization expense increased by $503 to $687 during the six months ended June 30, 2013 compared to $184 for the same period in 2012. he increase is primarily attributable to the timing of acquisitions of the SpringHill Suites Hotel and the FFI Hotel.

Interest and dividend income

Interest and dividend income decreased by $106 to $534 during the six months ended June 30, 2013 compared to $640 for the same period in 2012. The 2013 amount includes (i) $211 of interest on notes receivables and (ii) $322 of dividend income earned on our investments in marketable securities. The 2012 amount consisted of (i) $309 of interest on our note receivable and mortgage loan receivable, (ii) $330 of dividend income earned on our investments in marketable securities.

Bargain purchase gain

On June 18, 2013, we completed the acquisition of the Arkansas Hotel Portfolio. In connection with the acquisition, we recognized a bargain purchase gain of $1,225 in our consolidated statements of operations during the second quarter of 2013. The gain represents the amount by which the estimated fair value of the assets acquired exceeded our aggregate cost. See Note 3 of the Notes to Consolidated Financial Statements for additional information.

Gain on disposition of unconsolidated affiliated entity

On February 20, 2012, we completed the disposition of our 20.0% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture”) with an effective date of January, 1, 2012, to subsidiaries of Lightstone Value Plus Real Estate Investment, Inc. (“Lightstone REIT I”), our Sponsor’s other public program, which now owns 100.0% of the CP Boston Joint Venture. In connection with the disposition, we recognized a gain on disposition of investment in unconsolidated affiliated entity of $741 in our consolidated statements of operations during the six months ended June 30, 2012.

Income from investments in unconsolidated affiliated entities

Our income from investments in unconsolidated affiliated entities during the six months ended June 30, 2013 was $71 compared to $86 for the same period in 2012. Our earnings from investments in unconsolidated affiliated entities are attributable to our investments in (i) Brownmill and (ii) LVP Rego Park LLC. We account or accounted for our ownership interests in these unconsolidated affiliated entities under the equity method of accounting. See Note 4 of the Notes to Consolidated Financial Statements for additional information.

Interest expense

Interest expense was $396 during the six months ended June 30, 2013 compared to $147 for the same period in 2012. Interest expense during the 2013 period consists of $374, $13 and $9 related to our mortgage indebtedness, margin loan and note payable affiliate, respectively. Interest expense during the 2012 period consisted of $129 related to our mortgage indebtedness (obtained in March 2012) and $18 related to our margin loan.

Noncontrolling interests

The income or loss allocated to noncontrolling interests relates to (i) the interest in our Operating Partnership held by our Sponsor and (ii) membership interests held by others in LVP Metairie JV LLC, LVP East Rutherford LLC, LVP TPS Little Rock Holdings LLC and LVP TPS Fayetteville Holdings LLC.

Financial Condition, Liquidity and Capital Resources

Overview:

For the six months ended June 30, 2013, our primary sources of funds were (i) $5.5 million of net proceeds from the sale of shares of common stock under our Follow-On Offering, (ii) $4.0 million of net proceeds related to a Demand Note entered into between our Operating Partnership and Lightstone REIT I, (iii) $2.3 million of collections on a note receivable from Lightstone REIT I and a (iv) $2.0 distribution from the Rego Park Joint Venture. We are dependent upon future net proceeds expected to be received from our public offerings to conduct our proposed activities. The capital required to purchase real estate investments is expected to be obtained from our public offerings and from any indebtedness that we may incur in either in connection with the acquisition or the operations of any real estate investments thereafter.

We have and intend to continue to utilize leverage either in connection with acquiring our properties or subsequent to their acquisition. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us or within a timeframe that is acceptable to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our future sources of funds will primarily consist of (i) net proceeds from our public offerings, (ii) cash flows from our operations, (iii) proceeds from our borrowings and (v) the release of funds held in restricted escrows. We currently believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

We currently have mortgage indebtedness totaling $11.1 million, the $4.0 million Demand Note and a margin loan of $2.2 million. We have and intend to continue to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders. Market conditions will dictate the overall leverage limit; as such our aggregate long-term permanent borrowings may be less than 75% of aggregate fair market value of all properties. We may also incur short-term indebtedness, having a maturity of two years or less.

Our charter provides that the aggregate amount of borrowing, both secured and unsecured, may not exceed 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our Board of Directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. Market conditions will dictate the overall leverage limit; as such our aggregate borrowings may be less than 300% of net assets. As of June 30, 2013, our total borrowings aggregated $17.3 million which represented 30.4% of our net assets.

Our future borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with non-recourse debt. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity.

In general the types of future financing executed by us to a large extent will be dictated by the nature of the investment and current market conditions. For long-term real estate investments, it is our intent to finance future acquisitions using long-term fixed rate debt. However there may be certain types of investments and market circumstances which may result in variable rate debt being the more appropriate choice of financing. To the extent floating rate debt is used to finance the purchase of real estate, management will evaluate a number of protections against significant increases in interest rates, including the purchase of interest rate caps instruments.

We may also obtain lines of credit to be used to acquire properties. If obtained, these lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital and/or permanent financing. Our Sponsor and/or its affiliates may guarantee our lines of credit although they are not obligated to do so. We may draw upon lines of credit to acquire properties pending our receipt of proceeds from our public offerings. We expect that such properties may be purchased by our Sponsor’s affiliates on our behalf, in our name, in order to minimize the imposition of a transfer tax upon a transfer of such properties to us.

Additionally, in order to leverage our investments in marketable securities and seek a higher rate of return, we borrowed using a margin loan collateralized by the securities held with the financial institution that provided the margin loan. This loan is due on demand and will be paid upon the liquidation of securities.

In addition to making investments in accordance with our investment objectives, we have used and expect to continue to use our capital resources to make certain payments to our Advisor, our Dealer Manager, and our Property Manager during the various phases of our organization and operation. During our organizational and offering stage, these payments include payments to our Dealer Manager for selling commissions and the dealer manager fee, and payments to our Advisor for the reimbursement of organizational and other offering costs. During our acquisition and development stage, payments may include asset acquisition fees and asset management fees, and the reimbursement of acquisition related expenses to our Advisor. During our operational stage, we will pay our Property Managers and/or other third-party property managers a property management fee and our Advisor an asset management fee. We will also reimburse our Advisor and its affiliates for actual expenses it incurs for administrative and other services provided to us. Additionally, our Operating Partnership may be required to make distributions to Lightstone SLP II LLC, an affiliate of the Advisor.

The following table represents the fees incurred associated with the payments to our Advisor and our Property Managers:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Acquisition fees	$102	$—	$102	$—
Asset Management Fees	—	73	114	145
Total	$102	$73	$216	$145

Pursuant to an Advisory Agreement, our Advisor is entitled to receive an asset management fee equal to 0.95% of our average invested assets, as defined. The asset management fee is payable quarterly and based on balances as of the end of each month in the quarterly period. Commencing with the quarter ended June 30, 2013, the Advisor has elected to waive or reduce its quarterly asset management fee to the extent our non-GAAP measure modified funds from operations available, or MFFO, as defined by the Investment Program Association, or IPA, for the preceding twelve months period ending on the last day of the current quarter is less than the distributions declared with respect to the same twelve month period. As a result, asset management fees of $126 were waived by the Advisor during the quarter ended June 30, 2013.

In addition, total selling commissions and dealer manager fees incurred were $387 and $680 during the three and six months ended June 30, 2013, respectively, and $217 and $510 during the three and six months ended June 30, 2012, respectively.

Summary of Cash Flows

The following summary discussion of our cash flows is based on the consolidated statements of cash flows and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below:

	For the Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities	$1,341	$585
Net cash used in investing activities	(7,472)	(1,168)
Net cash provided by financing activities	8,250	8,295
Net change in cash and cash equivalents	2,119	7,712
Cash and cash equivalents, beginning of the period	8,152	5,114
Cash and cash equivalents, end of the period	$10,271	$12,826

Our principal sources of cash flow were derived from net offering proceeds received, collections on our note receivable from Lightstone REIT I, distributions from the Rego Park Joint Venture, and proceeds from new borrowings. In the future, we expect to continue to acquire properties which should provide a relatively consistent stream of cash flow to provide us with resources to fund our operating expenses, scheduled debt service and any quarterly distributions authorized by our Board of Directors.

Our principal demands for liquidity currently are acquisition and development activities, including required property improvement plans for our SpringHill Suites Hotel and our FFI Hotel, which are currently expected to be completed during 2013, scheduled debt service on our mortgages payable and costs associated with our public offerings. The principal sources of funding for our operations are currently the issuance of equity securities. The principal source of funding for our property improvement plans is our restricted escrows.

Operating activities

The net cash provided by operating activities of approximately $1.3 million during the 2013 period primarily related to our income of $1.4 million, (i) $0.7 million of depreciation and (ii) non-cash changes in assets and liabilities of $0.5 million partially offset by a bargain purchase gain of $1.2 million.

Investing activities

The net cash used by investing activities of approximately $7.5 million during the 2013 period reflects $14.0 million of capital expenditures partially offset by (i) the collection of a note receivable from Lightstone REIT I of $2.3 million, (ii) the receipt of $2.0 million in distributions from the Rego Park Joint Venture, (iii) $1.9 million from the release of restricted escrows to fund our property improvement plans and (iv) $0.2 million from the sale of marketable securities.

Financing activities

The net cash provided by financing activities of approximately $8.3 million during the 2013 period primarily consists of (i) proceeds from the issuance of our common stock of $7.1 million, (ii) net proceeds received from a note payable due to Lightstone REIT I of $4.0 million and (iii) contributions of $1.0 million from certain noncontrolling interests partially offset by (i) the payment of selling commissions, dealer manager fees and other offering costs of $1.8 million, (ii) distributions to common stockholders of $0.9 million, (iii) payments on our margin loan and mortgages payable of $0.6 million, (iv) redemptions and cancellations of shares of common stock of $0.3 million and (v) notes receivable totaling $0.3 million issued to the owners of the TPS Little Rock Hotel and the TPS Fayetteville Hotel.

We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Distribution Reinvestment Plan and Share Repurchase Program

Our DRIP provides our stockholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. As of June 30, 2013, we had approximately 2.4 million shares available for issuance under our DRIP and our DRIP price per share of common stock is $9.50. Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions. From our inception through December 31, 2009, we did not receive any requests to repurchase shares under our share repurchase program. For the years ended December 31, 2012, 2011 and 2010, we received requests to redeem 50,784, 48,154 and 2,675 shares of common stock, respectively, and for the six months ended June 30, 2013 we received requests to repurchase 29,427 shares of common stock, pursuant to our share repurchase program. We repurchased 100% of the repurchase requests at an average price per share of $9.00 per share. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our shares pursuant to our DRIP.

Our Board of Directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the DRIP to all participants or written notice of termination of the share repurchase program to all stockholders.

Contractual Obligations

The following is a summary of our estimated contractual obligations outstanding over the next five years and thereafter as of June 30, 2013.

Contractual Obligations	Remainder of 2013	2014	2015	2016	Thereafter	Total
Principal maturities(1)	$106	$222	$10,724	$—	$—	$11,052
Interest payments(2)	329	647	272	—	—	1,248
Total	$435	$869	$10,996	$—	$—	$12,300

Notes:

(1)	Our mortgages payable both provide for monthly principal payments during their initial terms. Their respective monthly principal payments reset each month based on their respective outstanding principal balance and their current interest rate pursuant to 25-year amortization schedules less the number of respective payments made. These amounts represent future estimated principal payments based on the respective floor interest rates, which were in effect as of June 30, 2013 for both of our mortgages payable.
(2)	Our mortgages payable bear interest at Libor plus 3.75%, subject to floor rates. These amounts represent estimated future interest payments based on the applicable floor rates, which were in effect as of June 30, 2013.

In addition to the mortgages payable described above, we have a margin loan that was made available to us from a financial institution that holds custody of certain of our marketable securities and a Demand Note from Lightstone REIT I. The margin loan is collateralized by the marketable securities in our account. The amounts available to us under the margin loan are at the discretion of the financial institution and not limited to the amount of collateral in our account. The amount outstanding under this margin loan was $2.2 million as of June 30, 2013 and is due on demand. The margin loan bears interest at Libor plus 0.85% (1.05% as of June 30, 2013). The amount outstanding under the Demand Loan was $4.0 million as of June 30, 2013 and is due on demand. The Demand Note bears interest at a floating rate of LIBOR plus 4.95% (5.14% as of June 30, 2013) payable on demand.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under generally accepted accounting principles in the United States, or GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of the company or another similar transaction) within seven to ten years after the proceeds from the primary offering are fully invested. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by the advisor if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below table illustrates the items deducted from or added to net income/(loss) in the calculation of FFO and MFFO during the periods presented. The table discloses MFFO in the IPA recommended format and MFFO without the straight-line rent adjustment which management also uses as a performance measure. Items are presented net of non-controlling interest portions where applicable.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$1,535	$248	$1,406	$1,309
FFO adjustments:
Depreciation and amortization of real estate assets	311	92	687	184
Gain on disposition of unconsolidated affiliated entity	—	—	—	(741)
Bargain purchase gain	(1,225)	—	(1,225)	—
Adjustments to equity in earnings from unconsolidated entities, net	166	170	338	331
FFO	787	510	1,206	1,083
MFFO adjustments:
Other adjustments:
Acquisition and other transaction related costs expensed(1)	369	153	421	163
Adjustments to equity in earnings from unconsolidated entities, net	(4)	(61)	(71)	(129)
Amortization of above or below market leases and liabilities(2)	—	—	—	—
Accretion of discounts and amortizatio of premiums on debt investments	—	—	—	—
Mark-to-market adjustments(3)	—	—	—	—
Non-recurring gains/from extinguishment/sale of debt, derivatives or securities holdings(4)	—	—	(10)	—
MFFO	1,152	602	1,546	1,117
Straight-line rent(5)	—	—	—	—
MFFO – IPA recommended format	$1,152	$602	$1,546	$1,117
Net income	$1,535	$248	$1,406	$1,309
Less: income attributable to noncontrolling interests	(66)	(13)	(55)	(30)
Net income applicable to Company's common shares	$1,469	$235	$1,351	$1,279
Net income per common share, basic and diluted	$0.25	$0.05	$0.24	$0.27
FFO	$787	$510	$1,206	$1,083
Less: FFO attributable to noncontrolling interests	(81)	(18)	(86)	(39)
FFO attributable to Company's common shares	$706	$492	$1,120	$1,044
FFO per common share, basic and diluted	$0.12	$0.10	$0.20	$0.22
MFFO – IPA recommended format	$1,152	$602	$1,546	$1,117
Less: MFFO attributable to noncontrolling interests	(37)	(18)	(47)	(40)
MFFO attributable to Company's common shares	$1,115	$584	$1,499	$1,077
Weighted average number of common shares outstanding, basic and diluted	5,873	4,971	5,670	4,823

(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. Acquisition fees and expenses will not be paid or reimbursed, as applicable, to our advisor even if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses would need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Management believes that adjusting for mark-to-market adjustments is appropriate because they are nonrecurring items that may not be reflective of ongoing operations and reflects unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(4)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations.
(5)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

Distributions Declared by our Board of Directors and Source of Distributions

The following table provides a summary of our quarterly distributions declared during the periods presented. The amount of distributions paid to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Additionally, our stockholders have the option to elect the receipt of shares in lieu of cash under our DRIP.

	Year to Date June 30, 2013		Three Months Ended June 30, 2013		Three Months Ended March 31, 2013
		Percentage of Distributions	Q2 2013	Percentage of Distributions	Q1 2013	Percentage of Distributions
Distribution period:
Date distribution declared			May 14, 2013		March 22, 2013
Date distribution paid			July 15, 2013		April 15, 2013
Distributions paid	$943		$488		$455
Distributions reinvested	883		464		419
Total Distributions	$1,826		$952		$874
Source of distributions:
Cash flows provided by operations	$943	52%	$488	51%	$455	52%
Offering proceeds	—	0%	—	0%	—	0%
Proceeds from issuance of common stock through DRIP	883	48%	464	49%	419	48%
Total Sources	$1,826	100%	$952	100%	$874	100%
Cash flows provided by/(used in) operations (GAAP basis)	$1,341		$736		$605
Number of shares (in thousands) of common stock issued pursuant to the Company's DRIP	93		49		44

	Year to Date June 30, 2012		Three Months Ended June 30, 2012		Three Months Ended March 31, 2012
		Percentage of Distributions	Q2 2012	Percentage of Distributions	Q1 2012	Percentage of Distributions
Distribution period:
Date distribution declared			May 14, 2012		March 30, 2012
Date distribution paid			July 13, 2012		April 13, 2012
Distributions paid	$840		$433		$407
Distributions reinvested	722		372		350
Total Distributions	$1,562		$805		$757
Source of distributions:
Cash flows provided by operations	$585	37%	$200	25%	$385	51%
Offering proceeds	255	16%	233	29%	22	3%
Proceeds from issuance of common stock through DRIP	722	47%	372	46%	350	46%
Total Sources	$1,562	100%	$805	100%	$757	100%
Cash flows provided by/(used in) operations (GAAP basis)	$585		$200		$385
Number of shares (in thousands) of common stock issued pursuant to the Company's DRIP	75		39		36

The table below presents our cumulative distributions paid and cumulative FFO:

For the period April, 28, 2008 (date of inception) through June 30, 2013
FFO	$4,076
Distributions	$9,470

Information Regarding Dilution

In connection with the public offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our consolidated balance sheet, and is calculated as (1) total book value of our assets (2) minus total liabilities, (3) divided by the total number of shares of common stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated fair value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the Company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and

(iii) fees paid in connection with our public offerings, including commissions, dealer manager fees and other offering costs. As of June 30, 2013, our net tangible book value per share was $9.09. The offering price of primary shares under our Follow-On Offering (ignoring purchase price discounts for certain categories of purchasers) as of June 30, 2013 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Subsequent Events

See Note 12 of the Notes to Consolidated Financial Statements for further information related to subsequent events during the period from July 1, 2013 through the date of this filing.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. The primary market risk to which we are currently and expect to continue to be exposed is interest rate risk.

We are currently and expect to continue to be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund the expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives have been and will continue to be to limit the impact of interest rate changes on our earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes. As of June 30, 2013, we did not have any derivative agreements outstanding.

As of June 30, 2013, we held marketable securities with a fair value of $7.8 million, which are available for sale for general investment purposes. We regularly review the market prices of our investments for impairment purposes. As of June 30, 2013, a hypothetical adverse 10.0% movement in market values would result in a hypothetical loss in fair value of approximately $0.8 million.

The following table shows our estimated principal maturities during the next five years and thereafter as of June 30, 2013:

Contractual Obligations	Remainder of 2013	2014	2015	2016	Thereafter	Total
Principal maturities	$106	$222	$10,724	$—	$—	$11,052

As of June 30, 2013, our mortgages payable both bore interest at a variable rate of Libor plus 3.75%, subject to various floor rates. Accordingly, the interest expense associated with these instruments is subject to changes in market interest rates. However, based on the Libor rate of 0.27% as of June 30, 2013, a 1% adverse movement (increase in Libor) would have no effect on our annual interest expense.

The carrying amounts of cash and cash equivalents, restricted escrows, accounts receivable (included in other assets in our consolidated balance sheet), note receivable from affiliate, accounts payable and accrued expenses, the margin loan and note payable affiliate approximated their fair values as of June 30, 2013 because of the short maturity of these instruments. The estimated fair value of our mortgages payable is as follows:

	As of June 30, 2013
	Carrying Amount	Estimated Fair Value
Mortgages payable	$11,052	$11,052

The fair value of our mortgages payable was determined by discounting the future contractual interest and principal payments by market interest rates.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to obtain or refinance debt in the future. As of June 30, 2013, we had no off-balance sheet arrangements.

We cannot predict the effect of adverse changes in interest rates on our debt and, therefore, our exposure to market risk, nor can we provide any assurance that long-term debt will be available at advantageous pricing. Consequently, future results may differ materially from the estimated adverse changes discussed above.

ITEM 4. CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based upon, and as of the date of, the evaluation, our chief executive officer and chief financial officer concluded that the disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

There have been no changes in our internal control over financial reporting that occurred during the quarter ended June 30, 2013 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in the evaluation, and therefore, no corrective actions were taken.

PART II. OTHER INFORMATION:

ITEM 1. LEGAL PROCEEDINGS.

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On July 13, 2011, JF Capital Advisors, filed a lawsuit against The Lightstone Group, LLC, the Company, and Lightstone Value Plus Real Estate Investment Trust, Inc. in the Supreme Court of the State of New York seeking payment for services alleged to have been rendered, and to be rendered prospectively, under theories of unjust enrichment and breach of contract. The plaintiff had a limited business arrangement with The Lightstone Group, LLC; that arrangement has been terminated. We filed a motion to dismiss the action and, on January 31, 2012, the Supreme Court dismissed the complaint in its entirety, but granted the plaintiff leave to replead two limited causes of action.

The plaintiff filed an amended complaint on May 18, 2012, bringing limited claims under theories of unjust enrichment and quantum meruit. On November 21, 2012, the court dismissed this second complaint in part, leaving only $164 (plus interest) in potential damages. We continue to believe these claims to be without merit and will defend the case vigorously.

While any proceeding or litigation has an element of uncertainty, management currently believes that the likelihood of an unfavorable outcome with respect to the aforementioned legal proceeding is remote. No provision for loss has been recorded in connection therewith.

As of the date hereof, the Company is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

ITEM 1A. RISK FACTORS

We discuss in our Annual Report on Form 10-K various risks that may materially affect our business. We use this section to update this discussion to reflect material developments since our Form 10-K was filed. For the quarter ended June 30, 2013, there were no such material developments.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

During the period covered by this Form 10-Q, we did not sell any unregistered securities.

Use of Offering Proceeds

The Company’s sponsor is David Lichtenstein (“Lichtenstein”), who does business as The Lightstone Group (the “Sponsor”) and is the majority owner of the limited liability company of that name. The Company’s advisor is Lightstone Value Plus REIT II LLC (the “Advisor”), which is wholly owned by our Sponsor.

The Company’s registration statement on Form S-11 (File No. 333-151532), pursuant to which it offered to sell up to 51,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume discounts, (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”) at an initial purchase price of $9.50 per share and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering, which terminated on August 15, 2012, raised aggregate gross proceeds of approximately $49.8 million from the sale of approximately 5.0 million shares of common stock. After allowing for the payment of approximately $5.2 million in selling commissions and dealer manager fees and $4.5 million in organization and other offering expenses, the Offering generated aggregate net proceeds of approximately $40.1 million. In addition, through August 15, 2012 (the termination date of the Offering), the Company had issued approximately 0.3 shares of common stock under its DRIP, representing approximately $2.9 million of additional proceeds.

The Company’s registration statement on Form S-11 (File No. 333-177753) (the “Follow-On Offering”), pursuant to which it is offering to sell up to 30,000,000 shares of its common stock for $10.00 per share, subject to certain volume discounts (exclusive of 2,500,000 shares available pursuant to its DRIP at an initial purchase price of $9.50 per share and 255,000 shares reserved for issuance under its Employee and Director Incentive Restricted Share Plan) was declared effective by SEC under the Securities Act of 1933 on September 27, 2012. As of June 30, 2013, the Company had received aggregate gross proceeds of approximately $8.0 million from the sale of approximately 0.8 million shares of its common stock in its Follow-On Offering. The Company intends to sell shares of its common stock under the Follow-On Offering until the earlier of the date on which all the shares are sold, or September 27, 2014, two years from the date the Follow-On Offering was declared effective by the SEC. The Company reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. Additionally, the Follow-On Offering may be terminated at any time.

As of June 30, 2013, the Advisor owned 20,000 shares of common stock which were issued on May 20, 2008 for $200, or $10.00 per share. In addition, as of September 30, 2009, the Company had reached the minimum offering under its Offering by receiving subscriptions of its common shares, representing gross offering proceeds of approximately $6.5 million, and effective October 1, 2009 investors were admitted as stockholders and Lightstone Value Plus REIT II LP (the “Operating Partnership”) commenced operations. Through June 30, 2013, cumulative gross offering proceeds of $57.8 million were released to the Company. The Company invested the proceeds received from the Offering and from the Advisor in the Operating Partnership, and as a result, held a 99.9% general partnership interest as of June 30, 2013 in the Operating Partnership’s common units.

On May 20, 2008, the Advisor contributed $2 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Lightstone SLP II LLC, which is wholly owned by the Company’s Sponsor committed to purchase subordinated profits interests in the Operating Partnership (“Subordinated Profits Interests”) at a cost of $100,000 per unit for each $1.0 million in subscriptions up to ten percent of the proceeds from the primary shares under the Offering and the Follow-On Offering on a semi-annual basis beginning with the quarter ended June 30, 2010. Lightstone SLP II LLC may elect to purchase the Subordinated Profits Interests with either cash or an interest in real property of equivalent value. Any proceeds received from the cash sale of the Subordinated Profits Interests will be used to offset payments made by the Company from offering proceeds to pay the dealer manager fees, selling commissions and organization and other offering expenses.

From our inception through June 30, 2013, the Company’s Sponsor has contributed cash of approximately $0.6 million and elected to contribute equity interests totaling 48.6% in Brownmill, LLC (“Brownmill”) in exchange for a total of 54.0 Subordinated Profits Interests with an aggregate value of $5.4 million (see Note 4 of the Notes to Consolidated Financial Statements). The Company’s Sponsor may continue to elect to contribute interests in real property in lieu of cash in exchange for Subordinated Profits Interests in order to fulfill its semi-annual commitment.

We have and expect to continue to utilize a portion of offering proceeds towards funding dealer manager fees, selling commissions and other offering costs.

Below is a summary of the expenses we have incurred from April 28, 2008 (date of inception) through June 30, 2013 in connection with the issuance and distribution of registered securities.

(Dollars in thousands)
Type of Expense Amount
Underwriting discounts and commissions	$5,981
Other expenses incurred and paid to non-affiliates	6,947
Total offering expenses incurred	$12,928

From our inception date through June 30, 2013, we have used the cumulative net offering proceeds received of approximately $44.7 million, after deducting offering expenses incurred of $12.9 million, as follows:

(Dollars in thousands)
Purchase of investment properties, net of mortgage financings	$27,890
Purchase of investments in unconsolidated affiliated entities	3,994
Purchase of marketable securities, net of margin loan	5,518
Cash and cash equivalents, as adjusted	5,090
Cash distributions not funded by operations	1,708
Funding of restricted escrows	589
Other uses (primarily timing of payables)	(103)
Total uses	$44,686

Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions. From our inception through December 31, 2009, we did not receive any requests to repurchase shares under our share repurchase program. For the years ended December 31, 2012, 2011 and 2010, we received requests to redeem 50,784, 48,154 and 2,675 shares of common stock, respectively, and for the six months ended June 30, 2013 we received requests to repurchase 29,427 shares of common stock, pursuant to our share repurchase program. We repurchased 100% of the repurchase requests at an average price per share of $9.00 per share. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our shares pursuant to our DRIP.

Our Board of Directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the DRIP to all participants or written notice of termination of the share repurchase program to all stockholders.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit Number	Description
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Pursuant to SEC Release 34-47551 this Exhibit is furnished to the SEC and shall not be deemed to be “filed.”
32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Pursuant to SEC Release 34-47551 this Exhibit is furnished to the SEC and shall not be deemed to be “filed.”

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

Date: August 13, 2013	By: /s/ David Lichtenstein David Lichtenstein Chairman and Chief Executive Officer (Principal Executive Officer)
Date: August 13, 2013	By: /s/ Donna Brandin Donna Brandin Chief Financial Officer and Treasurer (Duly Authorized Officer and Principal Financial and Accounting Officer)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number 000-54047

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	83-0511223
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 367-0129

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of May 7, 2013, there were approximately 5.8 million outstanding shares of common stock of Lightstone Value Plus Real Estate Investment Trust II, Inc., including shares issued pursuant to the distribution reinvestment plan.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

INDEX

i

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Investment property:
Land and improvements	$6,871	$7,140
Building and improvements	26,781	27,284
Furniture and fixtures	3,474	2,589
Construction in progress	1,257	323
Gross investment property	38,383	37,336
Less accumulated depreciation	(1,225)	(850)
Net investment property	37,158	36,486
Investments in unconsolidated affiliated entities	5,979	5,950
Cash and cash equivalents	10,161	8,152
Marketable securities, available for sale	8,113	8,144
Restricted escrows	1,619	2,799
Note receivable from affiliate	2,340	2,340
Prepaid expenses and other assets	941	863
Total Assets	$66,311	$64,734
Liabilities and Stockholders' Equity
Accounts payable and other accrued expenses	$1,374	$1,017
Margin loan	2,372	2,716
Mortgages payable	11,104	11,157
Due to sponsor	189	113
Distributions payable	874	860
Total liabilities	15,913	15,863
Commitments and contingencies (Note 11)
Stockholders' Equity:
Company's stockholders' equity:
Preferred shares, $0.01 par value, 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 100,000 shares authorized, 5,641 and 5,311 shares issued and outstanding in 2013 and 2012, respectively	56	53
Additional paid-in-capital	44,205	41,652
Subscription receivable	(175)	—
Accumulated other comprehensive income	378	229
Accumulated (deficit)/surplus	(53)	939
Total Company stockholders' equity	44,411	42,873
Noncontrolling interests	5,987	5,998
Total Stockholders' Equity	50,398	48,871
Total Liabilities and Stockholders' Equity	$66,311	$64,734

The accompanying notes are an integral part of these consolidated financial statements.

1

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data) (Unaudited)

	For the Three Months Ended March 31,
	2013	2012
Rental revenue	$2,323	$957
Expenses:
Property operating expenses	1,645	425
Real estate taxes	152	45
General and administrative costs	439	321
Depreciation and amortization	376	92
Total operating expenses	2,612	883
Operating (loss)/income	(289)	74
Interest and dividend income	326	227
Gain on disposition of unconsolidated affiliated entity	—	741
Interest expense	(193)	(33)
Other (expense)/income, net	(27)	5
Income from investments in unconsolidated affiliated entities	54	47
Net (loss)/income	(129)	1,061
Less: net loss/(income) attributable to noncontrolling interests	11	(17)
Net (loss)/income applicable to Company's common shares	$(118)	$1,044
Net (loss)/income per Company's common share, basic and diluted	$(0.02)	$0.22
Weighted average number of common shares outstanding, basic and diluted	5,464	4,675

The accompanying notes are an integral part of these consolidated financial statements.

2

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands) (Unaudited)

	For the Three Months Ended March 31,
	2013	2012
Net (loss)/income	$(129)	$1,061
Other comprehensive income:
Unrealized gain on available for sale securities	149	1,026
Comprehensive income	20	2,087
Less: Comprehensive loss/(income) attributable to noncontrolling interests	11	(17)
Comprehensive income attributable to the Company's common shares	$31	$2,070

The accompanying notes are an integral part of these consolidated financial statements.

3

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Amounts in thousands) (Unaudited)

	Common Shares		Additional Paid-In Capital	Subscription Receivable	Accumulated Other Comprehensive Income	Accumulated (Deficit)/ Surplus	Total Noncontrolling Interests	Total Equity
	Common Shares	Amount
BALANCE, December 31, 2012	5,311	$53	$41,652	$—	$229	$939	$5,998	$48,871
Net loss	—	—	—	—	—	(118)	(11)	(129)
Other comprehensive income	—	—	—	—	149	—	—	149
Distributions declared	—	—	—	—	—	(874)	—	(874)
Proceeds from offering	316	3	3,135	(175)	—	—	—	2,963
Selling commissions and dealer manager fees	—	—	(293)	—	—	—	—	(293)
Other offering costs	—	—	(437)	—	—	—	—	(437)
Redemption and cancellation of shares	(28)	(1)	(252)	—	—	—	—	(253)
Shares issued from distribution reinvestment program	42	1	400	—	—	—	—	401
BALANCE, March 31, 2013	5,641	$56	$44,205	$(175)	$378	$(53)	$5,987	$50,398

The accompanying notes are an integral part of these consolidated financial statements.

4

PART I. FINANCIAL INFORMATION, CONTINUED:
ITEM 1. FINANCIAL STATEMENTS, CONTINUED:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	For the Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(129)	$1,061
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	376	92
Amortization of deferred financing costs	23	6
Gain on sale of marketable securities	(10)	—
Gain on disposition of investment in unconsolidated affiliated entity	—	(741)
Income from investments in unconsolidated affiliated entities	(54)	(47)
Changes in assets and liabilities:
Decrease in restricted escrows	157	289
Increase in prepaid expenses and other assets	(172)	(301)
Increase in accounts payable and other accrued expenses	338	28
Increase/(decrease) in due to sponsor	76	(2)
Net cash provided by operating activities	605	385
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment property, net	(1,047)	(18)
Proceeds from sale of marketable securities	190	—
Proceeds from disposition of investment in unconsolidated affiliated entity	—	560
Distributions from unconsolidated affiliated entity	25	—
Release/(funding) of restricted escrows	1,023	(975)
Net cash provided by/(used in) investing activities	191	(433)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from mortgage financings	—	6,000
Payment on mortgages payable	(53)	—
Payment of loan fees and expenses	—	(184)
Payment on margin loan	(344)	(155)
Proceeds from issuance of common stock	2,963	2,913
Payment of commissions and offering costs	(641)	(661)
Redemption and cancellation of common shares	(253)	(107)
Distributions to common stockholders	(459)	(374)
Net cash provided by financing activities	1,213	7,432
Net change in cash and cash equivalents	2,009	7,384
Cash and cash equivalents, beginning of year	8,152	5,114
Cash and cash equivalents, end of period	$10,161	$12,498

See Note 2 for supplemental cash flow information.

The accompanying notes are an integral part of these consolidated financial statements.

5

1. Organization

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”) is a Maryland corporation formed on April 28, 2008, which has qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its taxable year ending December 31, 2009. The Lightstone REIT II was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located principally in North America, as well as other real estate-related securities, such as collateralized debt obligations, commercial mortgage-backed securities and mortgage and mezzanine loans secured, directly or indirectly, by the same types of properties which it may acquire directly.

The Lightstone REIT II is structured as an umbrella partnership REIT, or UPREIT, and substantially all of its current and future business is and will be conducted through Lightstone Value Plus REIT II LP (the “Operating Partnership”), a Delaware limited partnership formed on April 30, 2008.

The Lightstone REIT II and the Operating Partnership are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to the Lightstone REIT II, its Operating Partnership or the Company as required by the context in which such pronoun is used.

The Company’s sponsor is David Lichtenstein (“Lichtenstein”), who does business as The Lightstone Group (the “Sponsor”) and majority owns the limited liability company of that name. The Company’s advisor is Lightstone Value Plus REIT II LLC (the “Advisor”), which is wholly owned by our Sponsor.

The Company’s registration statement on Form S-11, pursuant to which it offered to sell up to 51,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume discounts, (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”) at an initial purchase price of $9.50 per share and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering, which terminated on August 15, 2012, raised aggregate gross proceeds of approximately $49.8 million from the sale of approximately 5.0 million shares of common stock. After allowing for the payment of approximately $5.2 million in selling commissions and dealer manager fees and $4.5 million in organization and other offering expenses, the Offering generated aggregate net proceeds of approximately $40.1 million. In addition, through August 15, 2012 (the termination date of the Offering), the Company had issued approximately 0.3 million shares of common stock under its DRIP, representing approximately $2.9 million of additional proceeds.

The Company’s registration statement on Form S-11 (the “Follow-On Offering”), pursuant to which it is offering to sell up to 30,000,000 shares of its common stock for $10.00 per share, subject to certain volume discounts (exclusive of 2,500,000 shares available pursuant to its DRIP at an initial purchase price of $9.50 per share and 255,000 shares reserved for issuance under its Employee and Director Incentive Restricted Share Plan) was declared effective by SEC under the Securities Act of 1933 on September 27, 2012. As of March 31, 2013, the Company had received aggregate gross proceeds of approximately $4.0 million from the sale of approximately 0.4 million shares of its common stock in its Follow-On Offering. The Company intends to sell shares of its common stock under the Follow-On Offering until the earlier of the date on which all the shares are sold, or September 27, 2014, two years from the date the Follow-On Offering was declared effective by the SEC. The Company reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. Additionally, the Follow-On Offering may be terminated at any time.

Effective July 8, 2011, ICON Securities Corp. (“ICON Securities”) became the dealer manager (“Dealer Manager”) of the Company’s Offering. Effective September 27, 2012, Orchard Securities, LLC (“Orchard Securities”) became the Dealer Manager of the Company’s Follow-On Offering.

All further references to the Dealer Manager will be deemed to refer to either ICON Securities or Orchard Securities during the respective period of time that each was serving in such capacity.

As of March 31, 2013, the Advisor owned 20,000 shares of common stock which were issued on May 20, 2008 for $200, or $10.00 per share. In addition, as of September 30, 2009, the Company had reached

6

the minimum offering under its Offering by receiving subscriptions of its common shares, representing gross offering proceeds of approximately $6.5 million, and effective October 1, 2009 investors were admitted as stockholders and the Operating Partnership commenced operations. Through March 31, 2013, cumulative gross offering proceeds of $53.6 million were released to the Company. The Company invested the proceeds received from the Offering and from the Advisor in the Operating Partnership, and as a result, held a 99.9% general partnership interest as of March 31, 2013 in the Operating Partnership’s common units.

The Company’s shares of common stock are not currently listed on a national securities exchange. The Company may seek to list its shares of common stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its shares of common stock until they are listed for trading. In the event the Company does not obtain listing prior to the tenth anniversary of the completion or termination of its Offering, its charter requires that the Board of Directors must either (i) seek stockholder approval of an extension or amendment of this listing deadline; or (ii) seek stockholder approval to adopt a plan of liquidation of the corporation.

Noncontrolling Interests

The noncontrolling interests consist of (i) parties of the Company that hold units in the Operating Partnership and (ii) certain interests in LVP Metairie JV and LVP East Rutherford which are not owned by the Company.

Partners of Operating Partnership

On May 20, 2008, the Advisor contributed $2 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Lightstone SLP II LLC, which is wholly owned by the Company’s Sponsor committed to purchase subordinated profits interests in the Operating Partnership (“Subordinated Profits Interests”) at a cost of $100,000 per unit for each $1.0 million in subscriptions up to ten percent of the proceeds from the primary shares under the Offering and the Follow-On Offering on a semi-annual basis beginning with the quarter ended June 30, 2010. Lightstone SLP II LLC may elect to purchase the Subordinated Profits Interests with either cash or an interest in real property of equivalent value. Any proceeds received from the cash sale of the Subordinated Profits Interests will be used to offset payments made by the Company from offering proceeds to pay the dealer manager fees, selling commissions and organization and other offering expenses.

From our inception through March 31, 2013, the Company’s Sponsor has contributed cash of approximately $0.2 million and elected to contribute equity interests totaling 48.6% in Brownmill, LLC (“Brownmill”) in exchange for a total of 50.0 Subordinated Profits Interests with an aggregate value of $5.0 million (see Note 4). The Company’s Sponsor may continue to elect to contribute interests in real property in lieu of cash in exchange for Subordinated Profits Interests in order to fulfill its semi-annual commitment.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Lightstone REIT II and its Operating Partnership and its subsidiaries (over which the Company exercises financial and operating control). As of March 31, 2013, the Lightstone REIT II had a 99.9% general partnership interest in the common units of the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements and related notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and related notes as contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. The accompanying unaudited consolidated financial statements of the Lightstone Value Plus

7

Real Estate Investment Trust II, Inc. and its Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The unaudited consolidated statements of operations for interim periods are not necessarily indicative of results for the full year or any other period.

Supplemental disclosure of cash flow information

	Three Months Ended March 31,
	2013	2012
Cash paid for interest	$170	$9
Distributions declared	$874	$757
Commissions and other offering costs accrued but not paid	$343	$263
Subscription receivable	$175	$(90)
Value of shares issued from distribution reinvestment program	$401	$343
Note receivable received in connection with disposition of investment in unconsolidated affiliated entity	$—	$2,400

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

New Accounting Pronouncements

The Company has determined that no new accounting pronouncement issued or effective during the period had or is expected to have a material impact on the financial statements.

3. Acquisitions

On July 13, 2012, the Company completed the acquisition of a SpringHill Suites by Marriott Hotel (the “SpringHill Suites Hotel”) located in Peabody, Massachusetts.

On December 31, 2012, the Company acquired an aggregate 87.7% ownership interest in a Fairfield Inn hotel (the “FFI Hotel”) located in East Rutherford, New Jersey.

Financial Information

The following table provides the total amount of rental revenue and net income included in the Company’s consolidated statements of operations from the SpringHill Suites Hotel and the FFI Hotel since their respective dates of acquisition for the period indicated:

For the Three Months Ended March 31, 2013
Rental revenue	$1,234
Net loss	$(584)

8

The following table provides unaudited pro forma results of operations for the period indicated, as if the SpringHill Suites Hotel and the FFI Hotel had been acquired at the beginning of that period. Such pro forma results are not necessarily indicative of the results that actually would have occurred had these acquisitions been completed on the date indicated, nor are they indicative of the future operating results of the combined company.

For the Three Months Ended March 31, 2012
Pro forma rental revenue	$2,443
Pro forma net income	$669
Pro forma net income per Company's common share, basic and diluted	$0.12

4. Investments in Unconsolidated Affiliated Entities

The entities listed below are partially owned by the Company. The Company accounts for these investments under the equity method of accounting as the Company exercises significant influence, but does not exercise financial and operating control, and is not considered to be the primary beneficiary of these entities. A summary of the Company’s investments in unconsolidated affiliated entities is as follows:

Entity	Date of Ownership	Ownership Interest as of March 31, 2013	As of March 31, 2013	As of December 31, 2012
Brownmill LLC (“Brownmill”)	Various	48.6%	$4,043	$4,076
LVP Rego Park, LLC (“Rego Park Joint Venture”)	April 12, 2011	10.0%	1,936	1,874
Total investments in unconsolidated affiliated entities			$5,979	$5,950

Brownmill

As of March 31, 2013, the Operating Partnership owns an approximate 48.6% membership interest in Brownmill. The Company’s interest in Brownmill is a non-managing interest. An affiliate of the Company’s Sponsor is the majority owner and manager of Brownmill. Profit and cash distributions are allocated in accordance with each investor’s ownership percentage. The Company recorded its investment in Brownmill in accordance with the equity method of accounting. Accordingly, its portion of Brownmill’s total indebtedness is not included in the investment.

Brownmill owns two retail properties known as Browntown Shopping Center, located in Old Bridge, New Jersey, and Millburn Mall, located in Vauxhaull, New Jersey, which collectively, are referred to as the “Brownmill Properties.”

Brownmill Financial Information

The Company’s carrying value of its interest in Brownmill differs from its share of member’s equity reported in the condensed balance sheet of Brownmill due to the Company’s basis of its investment in excess of the historical net book value of Brownmill. The Company’s additional basis allocated to depreciable assets is being recognized on a straight-line basis over the lives of the appropriate assets.

9

The following table represents the unaudited condensed income statement for Brownmill for the periods indicated:

	For the Three Months Ended March 31,
	2013	2012
Revenue	$961	$942
Property operating expenses	389	317
Depreciation and amortization	211	217
Operating income	361	408
Interest expense and other, net	(287)	(296)
Net income	$74	$112
Company's share of net income	$36	$45
Additional depreciation and amortization expense(1)	(69)	(74)
Company's loss from investment	$(33)	$(29)

Note:

(1)	Additional depreciation and amortization expense relates to the amortization of the difference between the cost of the Company’s investment in Brownmill and the amount of the underlying equity in net assets of Brownmill.

The following table represents the condensed balance sheets for Brownmill as of the dates indicated:

	As of March 31, 2013	As of December 31, 2012
Investment property, at cost (net)	$16,574	$16,760
Cash and restricted cash	975	947
Other assets	1,634	1,602
Total assets	$19,183	$19,309
Mortgage payable	$21,042	$21,159
Other liabilities	457	540
Members' deficiency	(2,316)	(2,390)
Total liabilities and members' deficiency	$19,183	$19,309

Rego Park Joint Venture

On April 12, 2011, LVP Rego Park, LLC, (“the Rego Park Joint Venture”) a joint venture in which the Company and Lightstone REIT I have 10.0% and 90.0%, ownership interests, respectively, acquired a $19.5 million, nonrecourse second mortgage note (the “Second Mortgage Loan”) for approximately $15.1 million from Kelmar Company, LLC (“Kelmar”), an unrelated third party. The purchase price reflected a discount of approximately $4.4 million to the outstanding principal balance. The Company’s share of the aggregate purchase price was approximately $1.5 million. The Company accounts for its investment in the Rego Park Joint Venture in accordance with the equity method of accounting.

The Second Mortgage Loan was originated by Kelmar in May 2008 with an original principal balance of $19.5 million, is due May 31, 2013 and is collateralized by a 417 unit apartment complex located in Queens, New York. The Second Mortgage Loan bears interest at a fixed rate of 5.0% per annum with monthly interest only payments of approximately $0.1 million through maturity. The Second Mortgage Loan is current with respect to debt service payments. The Rego Park Joint Venture is accreting the discount using the effective interest rate method through maturity. During the three months ended March 31, 2013, the Rego Park Joint Venture made aggregate distributions of $245 to its members, of which the Company’s share was approximately $25.

10

Rego Park Joint Venture Financial Information

The following table represents the unaudited condensed income statement for the Rego Park Joint Venture for the periods indicated:

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Operating expenses	$1	$3
Operating loss	(1)	(3)
Interest income	868	763
Net income	$867	$760
Company's share of net income	$87	$76

The following table represents the unaudited condensed balance sheets for the Rego Park Joint Venture as of the dates indicated:

	As of March 31, 2013	As of Decemer 31, 2012
Cash and restricted cash	$90	$91
Mortgage note receivable, net	19,068	18,443
Other assets	43	45
Total assets	$19,201	$18,579
Members' capital	$19,201	$18,579
Total liabilities and members' capital	$19,201	$18,579

CP Boston Joint Venture

On February 20, 2012, the Company completed the disposition of its 20.0% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture) with an effective date of January, 1, 2012, to subsidiaries of Lightstone REIT I, which now owns 100.0% of the CP Boston Joint Venture. Under the terms of the agreement, the Company received $3.0 million in total consideration, consisting of $0.6 million of cash and a $2.4 million unsecured 10.0% interest-bearing demand note (the “Lightstone REIT I Note”) from Lightstone REIT I.

In connection with the disposition of its 20.0% joint venture ownership interest in the CP Boston Joint Venture, the Company recognized a gain on disposition of investment in unconsolidated affiliated entity of $0.7 million in its consolidated statements of operations for the three months ended March 31, 2012.

The Company’s 20.0% joint venture ownership interest in the CP Boston Joint Venture was a non-managing interest, which it accounted for in accordance with the equity method of accounting from the date of acquisition through the date of disposition.

5. Marketable Securities, Margin Loan and Fair Value Measurements

Marketable Securities

The following is a summary of the Company’s available for sale securities as of the dates indicated:

	As of March 31, 2013
	Adjusted Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity Securities	$7,735	$378	$—	$8,113

11

	As of December 31, 2012
	Adjusted Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity Securities	$7,915	$229	$—	$8,144

During the three months ended March 31, 2013, the Company sold equity securities with an adjusted cost basis of approximately $180 for $190 resulting in a gain on sale of marketable securities of $10.

The Company has access to a margin loan from a financial institution that holds custody of certain of the Company’s marketable securities. The margin loan is collateralized by the marketable securities in the Company’s account. The amounts available to the Company under the margin loan are at the discretion of the financial institution and not limited to the amount of collateral in its account. The margin loan bears interest at Libor plus 0.85% (1.05% as of March 31, 2013) and interest expense on the margin loan was $7 and $9 during the three months ended March 31, 2013 and 2012, respectively.

When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer and any changes thereto, and the Company’s intent to sell, or whether it is more likely than not it will be required to sell, the investment before recovery of the investment’s amortized cost basis. During the three months ended March 31, 2013 and 2012, the Company did not recognize any impairment charges.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of March 31, 2013 and December 31, 2012, all of the Company’s equity securities were classified as Level 1 assets and there were no transfers between the level classifications during the three months ended March 31, 2013.

6. Selling Commissions, Dealer Manager Fees and Other Offering Costs

Selling commissions and dealer manager fees are paid to the Dealer Manager, pursuant to various agreements, and other third-party offering expenses such as registration fees, due diligence fees, marketing costs, and professional fees are accounted for as a reduction against additional paid-in capital (“APIC”) as costs are incurred. Organizational costs are expensed as general and administrative costs. The following table represents the selling commissions and dealer manager and other offering costs for the periods indicated:

	For the Three Months Ended March 31,
	2013	2012
Selling commissions and dealer manager fees	$293	$293
Other offering costs	$437	$345

12

Since the Company’s inception through March 31, 2013, it has incurred approximately $5.6 million in selling commissions and dealer manager fees and $6.4 million of other offering costs in connection with the public offering of shares of its common stock.

7. Mortgages Payable

Mortgages payable consisted of the following:

	Interest Rate	Weighted Average Interest Rate as of March 31, 2013	Maturity Date	Amount Due at Maturity	Loan Amount Outstanding
Description					As of March 31, 2013	As of December 31, 2012
TownePlace Suites Mortgage, secured by TownePlace Suites Hotel located in Metairie, Louisiana	Libor plus 3.75%, subject to 6.00% floor	6.00%	March 14, 2015	$5,663	$5,895	$5,923
SpringHill Suites Hotel Mortgage, secured by SpringHill Suites Hotel located in Peabody, Massachusetts	Libor plus 3.75%, subject to 5.75% floor	5.75%	July 13, 2015	4,966	5,209	5,234
		5.88%			$11,104	$11,157

Principal Maturities

The following table, based on the initial terms of the mortgages, sets forth their aggregate estimated contractual principal maturities, including balloon payments due at maturity, as of March 31, 2013:

	Remainder of 2013	2014	2015	2016	Total
Principal maturities	$155	$222	$10,727	$—	$11,104

Libor as of March 31, 2013 was 0.20%. As of March 31, 2013, the estimated fair value of the mortgages payable approximated its carrying value.

Debt Compliance

Pursuant to the Company’s debt agreements, approximately $1.6 million was held in restricted escrow accounts as of March 31, 2013. Such escrows are subject to release in accordance with the applicable debt agreement for the payment of real estate taxes, insurance and capital improvements, as required. Certain of our debt agreements also contain clauses providing for prepayment penalties and require the maintenance of certain ratios, including debt service coverage. The Company is currently in compliance with respect to all of its debt covenants.

8. Earnings per Share

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, earnings per share is calculated by dividing net (loss)/income attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

9. Related Party Transactions

In addition to certain related party payments made to the Dealer Manager (see Note 6 for additional information), the Company also has agreements with the Advisor and Lightstone Value Plus REIT Management LLC (the “Property Manager”) to pay certain fees in exchange for services performed by these entities and other affiliated entities. The Company’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager and their affiliates to perform such services as provided in these agreements.

13

The following table represents the fees incurred associated with the payments to the Company’s Advisor and Property Manager for the periods indicated:

	For the Three Months Ended March 31,
	2013	2012
Asset Management Fees	$114	$72
Total	$114	$72

As of March 31, 2013, the Company owns a 48.6% membership interest in Brownmill and a 10.0% interest in the Rego Park Joint Venture. Affiliates of the Company’s Sponsor are the majority owners and managers of these entities.

Additionally, as of March 31, 2013 the Company has a $2.3 million remaining outstanding balance on the Lightstone REIT I Note it received in connection with the sale of its 20.0% joint venture ownership interest in the CP Boston Joint Venture.

10. Financial Instruments

The carrying amounts of cash and cash equivalents, restricted escrows, accounts receivable (included in other assets in the consolidated balance sheet), note receivable from affiliate, accounts payable and accrued expenses, and the margin loan approximated their fair values as of March 31, 2013 because of the short maturity of these instruments.

11. Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On July 13, 2011, JF Capital Advisors, filed a lawsuit against The Lightstone Group, LLC, the Company, and Lightstone Value Plus Real Estate Investment Trust, Inc. in the Supreme Court of the State of New York seeking payment for services alleged to have been rendered, and to be rendered prospectively, under theories of unjust enrichment and breach of contract. The plaintiff had a limited business arrangement with The Lightstone Group, LLC; that arrangement has been terminated. We filed a motion to dismiss the action and, on January 31, 2012, the Supreme Court dismissed the complaint in its entirety, but granted the plaintiff leave to replead two limited causes of action.

The plaintiff filed an amended complaint on May 18, 2012, bringing limited claims under theories of unjust enrichment and quantum meruit. On November 21, 2012, the court dismissed this second complaint in part, leaving only $164 (plus interest) in potential damages. The plaintiff appealed this decision and we have cross-appealed arguing that the case should have been dismissed in full. We continue to believe these claims to be without merit and will defend the case vigorously.

While any proceeding or litigation has an element of uncertainty, management currently believes that the likelihood of an unfavorable outcome with respect to the aforementioned legal proceeding is remote. No provision for loss has been recorded in connection therewith.

14

12. Subsequent Events

Distribution Payment

On April 15, 2013, the total distribution for the three-month period ending March 31, 2013 of approximately $0.9 million was paid in full using a combination of cash and approximately 44,000 shares of the Company’s common stock issued pursuant to the Company’s DRIP, at a discounted price of $9.50 per share. The distribution was paid from cash flows provided from operations (approximately $0.5 million or 52%) and excess cash proceeds from the issuance of common stock through REIT II's DRIP (approximately $0.4 million or 48%).

Distribution Declaration

On May 10, 2013, the Board of Directors authorized and the Company declared a distribution for the three-month period ending June 30, 2013. The distribution will be calculated based on shareholders of record each day during this three-month period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a share price of $10.00. The distribution will be paid in cash on July 15, 2013 to shareholders of record as of June 30, 2013. The shareholders have an option to elect the receipt of shares under our DRIP.

15

PART I. FINANCIAL INFORMATION, CONTINUED:

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation, and, as required by context, Lightstone Value Plus REIT, L.P. and its wholly owned subsidiaries, which we collectively refer to as the “Operating Partnership”. Dollar amounts are presented in thousands, except per share data and where indicated in millions.

Forward-Looking Statements

Certain information included in this Quarterly Report on Form 10-Q contains, and other materials filed or to be filed by us with the Securities and Exchange Commission (the “SEC”), contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lightstone Value Plus Real Estate Investment Trust II, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements.

Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.

Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant or joint venture partner(s) bankruptcies, our lack of operating history, the availability of cash flows from operations to pay distributions, changes in governmental, tax, real estate and zoning laws and regulations, failure to increase tenant occupancy and operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of various tenants and industries, the failure of the Company to make additional investments in real estate properties, the failure to upgrade our tenant mix, restrictions in current financing arrangements, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure of the Company to continue to qualify as a real estate investment trust (“REIT”), the failure to refinance debt at favorable terms and conditions, an increase in impairment charges, loss of key personnel, failure to achieve earnings/funds from operations targets or estimates, conflicts of interest with the Advisor and the Sponsor and their affiliates, failure of joint venture relationships, significant costs related to environmental issues as well as other risks listed from time to time in this Form 10-Q, our Form 10-K, our Registration Statements on Form S-11, as the same may be amended and supplemented from time to time, and in the Company’s other reports filed with the SEC.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

16

Overview

Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”) and Lightstone Value Plus REIT II, LP, (the “Operating Partnership”) and its subsidiaries are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to the Lightstone REIT II, its Operating Partnership or the Company as required by the context in which such pronoun is used.

Lightstone REIT II intends to continue to acquire and operate commercial, residential and hospitality properties, principally in North America. Principally through the Operating Partnership, our future acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging, industrial and office properties and that our residential properties located either in or near major metropolitan areas.

Capital required for the future purchases of real estate and/or real estate related investments is expected to be obtained from public offerings of shares of our common stock and from any indebtedness that we may incur either in connection with the acquisition of any real estate and real estate related investments or thereafter. We are dependent upon the net proceeds from public offerings of our common stock to conduct our proposed activities.

The Company’s registration statement on Form S-11, pursuant to which it offered to sell a maximum of 51,000,000 shares of its common stock (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”), and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), at a price of $10.00 per share (subject to certain volume discounts), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering terminated on August 15, 2012.

The Company has filed a registration statement on Form S-11 (the “Follow-On Offering”), pursuant to which it is offering to sell a maximum of 30,000,000 shares of its common stock (exclusive of 6,500,000 shares available pursuant to its DRIP) and 255,000 shares reserved for issuance under the its Employee and Director Incentive Restricted Share Plan), at a price of $10.00 per share (subject to certain volume discounts). The Follow-On Offering was declared effective by SEC under the Securities Act of 1933 on September 27, 2012.

We do not have employees. We entered into an advisory agreement, dated February 17, 2009, with Lightstone Value Plus REIT II LLC, a Delaware limited liability company, which we refer to as the “Advisor,” pursuant to which the Advisor supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. We pay the Advisor fees for services related to the investment and management of our assets, and we will reimburse the Advisor for certain expenses incurred on our behalf.

Current Environment

Our operating results as well as our investment opportunities are impacted by the health of the North American economies. Our business and financial performance may be adversely affected by current and future economic conditions, such as availability of credit, financial markets volatility, and recession.

U.S. and global credit and equity markets recently underwent significant disruption, making it difficult for many businesses to obtain financing on acceptable terms or at all. As a result of this disruption, in general there has been an increase in costs associated with borrowings and refinancing as well as limited availability of funds for borrowings and refinancing. If these conditions continue or worsen, our cost of borrowings may increase and it may be more difficult to finance investment opportunities in the short term.

We are not aware of any other material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to in this Form 10-Q.

17

Portfolio Summary —

	Location	Year Built	Leasable Square Feet	Percentage Occupied as of March 31, 2013	Annualized Revenues based on rents as of March 31, 2013	Annualized Revenues per square foot March 31, 2013
Unconsolidated Affiliated Real Estate Entities:
Retail
Brownmill LLC (2 retail properties)	Old Bridge and Vauxhall, New Jersey	1962	156,046	87%	$2.7 million	$17.35

Hospitality

	Location	Year Built	Year to Date Available Rooms	Percentage Occupied for the Three Months Ended March 31, 2013	Revenue per Available Room for the Three Months Ended March 31, 2013	Average Daily Rate For the Three Months Ended March 31, 2013
TownePlace Suites	Harahan, Louisiana	2000	11,160	74%	$96	$131
SpringHill Suites Hotel	Peabody, Massachusetts	2002	14,760	38%	$35	$91
FFI Hotel	East Rutherford, New Jersey	1990	12,690	55%	$53	$96

Annualized base rent is defined as the minimum monthly base rent due as of March 31, 2013 annualized, excluding periodic contractual fixed increases and rents calculated based on a percentage of tenants’ sales. The annualized base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants.

Critical Accounting Policies and Estimates

There were no material changes during the three months ended March 31, 2013 to our critical accounting policies as reported in our Annual Report on Form 10-K for the year ended December 31, 2012.

Results of Operations

The Company’s primary financial measure for evaluating its properties is net operating income (“NOI”). NOI represents revenues less property operating expenses, real estate taxes and general and administrative expenses. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s properties.

For the three months ended March 31, 2013, the Company’s consolidated results of operations included the TownePlace Suites Hotel, the SpringHill Suites Hotel and the FFI Hotel. For the three months ended March 31, 2012 the Company’s consolidated results of operations only included the TownePlace Suites Hotel. The SpringHill Suites Hotel was acquired on July 13, 2012 and the FFI Hotel was acquired on December 31, 2012. See Note 3 of the Notes to Consolidated Financial Statements for additional information.

18

For the Three Months Ended March 31, 2013 vs. March 31, 2012

Consolidated

Rental revenue

Rental revenue increased by $1,366 to $2,323 during the three months ended March 31, 2013 compared to $957 for the same period in 2012. The increase consists of (i) $1,234 attributable to the acquisition of the SpringHill Suites Hotel and the FFI Hotel and (ii) $132 for the TownePlace Suites Hotel which reflects higher RevPAR and occupancy during the 2013 period.

Property operating expenses

Property operating expenses increased by $1,220 to $1,645 during the three months ended March 31, 2013 compared to $425 for the same period in 2012. The increase is primarily attributable to the acquisition of the SpringHill Suites Hotel and the FFI Hotel.

Real estate taxes

Real estate taxes increased by $107 to $152 during the three months ended March 31, 2013 compared to $45 for the same period in 2012. The increase is primarily attributable to the acquisition of the SpringHill Suites Hotel and the FFI Hotel.

General and administrative expenses

General and administrative expenses increased by $118 to $439 during the three months ended March 31, 2013 compared to $321 for the same period in 2012. The increase is primarily attributable to increased investor relations costs in the 2013 period.

Depreciation and amortization

Depreciation and amortization expense increased by $284 to $376 during the three months ended March 31, 2013 compared to $92 for the same period in 2012. The increase is primarily attributable to the acquisition of the SpringHill Suites Hotel and the FFI Hotel.

Interest and dividend income

Interest and dividend income increased by $99 to $326 during the three months ended March 31, 2013 compared to $227 for the same period in 2012. The 2013 amount includes (i) $59 of interest on the note receivable from affiliate, (ii) $161 of dividend income earned on our investments in marketable securities and (iii) $106 of interest income on our mortgage loan receivable. The 2012 amount consisted of (i) $61 of interest on our note receivable, (ii) $165 of dividend income earned on our investments in marketable securities.

Gain on disposition of unconsolidated affiliated entity

On February 20, 2012, we completed the disposition of our 20.0% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture”) with an effective date of January, 1, 2012, to subsidiaries of Lightstone Value Plus Real Estate Investment, Inc. (“Lightstone REIT I”), our Sponsor’s other public program, which now owns 100.0% of the CP Boston Joint Venture. In connection with the disposition, we recognized a gain on disposition of investment in unconsolidated affiliated entity of $741 in our consolidated statements of operations during the three months ended March 31, 2012.

Income from investments in unconsolidated affiliated entities

Our income from investments in unconsolidated affiliated entities during the three months ended March 31, 2013 was $54 compared to $47 for the same period in 2012. Our earnings from investments in unconsolidated affiliated entities are attributable to our investments in (i) Brownmill (48.6% and 45.1% ownership interests during the 2013 and 2012 periods, respectively) and (ii) LVP Rego Park LLC. We account or accounted for our ownership interests in these unconsolidated affiliated entities under the equity method of accounting. See Note 4 of the Notes to Consolidated Financial Statements for additional information.

19

Interest expense

Interest expense was $193 during the three months ended March 31, 2013 compared to $33 for the same period in 2012. Interest expense during the 2013 period consists of $186 and $7 related to our mortgage indebtedness and our margin loan, respectively. Interest expense during the 2012 period consisted of $24 related to our mortgage indebtedness (obtained in March 2012) and $9 related to our margin loan.

Noncontrolling interests

The income or loss allocated to noncontrolling interests relates to (i) the interest in our Operating Partnership held by our Sponsor and (ii) membership interests held by others in LVP Metairie JV and LVP East Rutherford.

Financial Condition, Liquidity and Capital Resources

Overview:

For the three months ended March 31, 2013, our primary sources of funds was $2.4 million of net proceeds from the sale of shares of common stock under our Follow-On Offering. We are dependent upon future net proceeds expected to be received from our public offerings to conduct our proposed activities. The capital required to purchase real estate investments is expected to be obtained from our public offerings and from any indebtedness that we may incur in either in connection with the acquisition or the operations of any real estate investments thereafter.

We have and intend to continue to utilize leverage either in connection with acquiring our properties or subsequent to their acquisition. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us or within a timeframe that is acceptable to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our future sources of funds will primarily consist of (i) net proceeds from our public offerings, (ii) cash flows from our operations, (iii) repayment of the note receivable from our affiliate, (iv) proceeds from our borrowings and (v) the release of funds held in restricted escrows. We currently believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

We currently have mortgage indebtedness totaling $11.1 million and a margin loan of $2.4 million. We have and intend to continue to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders. Market conditions will dictate the overall leverage limit; as such our aggregate long-term permanent borrowings may be less than 75% of aggregate fair market value of all properties. We may also incur short-term indebtedness, having a maturity of two years or less.

Our charter provides that the aggregate amount of borrowing, both secured and unsecured, may not exceed 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our Board of Directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. Market conditions will dictate the overall leverage limit; as such our aggregate borrowings may be less than 300% of net assets. As of March 31, 2013, our total borrowings aggregated $13.5 million which represented 26% of our net assets.

Our future borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with non-recourse debt. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure

20

recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity.

In general the types of future financing executed by us to a large extent will be dictated by the nature of the investment and current market conditions. For long-term real estate investments, it is our intent to finance future acquisitions using long-term fixed rate debt. However there may be certain types of investments and market circumstances which may result in variable rate debt being the more appropriate choice of financing. To the extent floating rate debt is used to finance the purchase of real estate, management will evaluate a number of protections against significant increases in interest rates, including the purchase of interest rate caps instruments.

We may also obtain lines of credit to be used to acquire properties. If obtained, these lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital and/or permanent financing. Our Sponsor and/or its affiliates may guarantee our lines of credit although they are not obligated to do so. We may draw upon lines of credit to acquire properties pending our receipt of proceeds from our public offerings. We expect that such properties may be purchased by our Sponsor’s affiliates on our behalf, in our name, in order to minimize the imposition of a transfer tax upon a transfer of such properties to us.

Additionally, in order to leverage our investments in marketable securities and seek a higher rate of return, we borrowed using a margin loan collateralized by the securities held with the financial institution that provided the margin loan. This loan is due on demand and will be paid upon the liquidation of securities.

In addition to making investments in accordance with our investment objectives, we have used and expect to continue to use our capital resources to make certain payments to our Advisor, our Dealer Manager, and our Property Manager during the various phases of our organization and operation. During our organizational and offering stage, these payments include payments to our Dealer Manager for selling commissions and the dealer manager fee, and payments to our Advisor for the reimbursement of organizational and other offering costs. During our acquisition and development stage, payments may include asset acquisition fees and asset management fees, and the reimbursement of acquisition related expenses to our Advisor. During our operational stage, we will pay our Property Managers and/or other third-party property managers a property management fee and our Advisor an asset management fee. We will also reimburse our Advisor and its affiliates for actual expenses it incurs for administrative and other services provided to us. Additionally, our Operating Partnership may be required to make distributions to Lightstone SLP II LLC, an affiliate of the Advisor.

The following table represents the fees incurred associated with the payments to our Advisor and our Property Managers:

	For the Three Months Ended March 31,
	2013	2012
Asset Management Fees	$114	$72
Total	$114	$72

In addition, total selling commissions and dealer manager fees incurred were $293 during both the three months ended March 31, 2013 and 2012.

21

Summary of Cash Flows

The following summary discussion of our cash flows is based on the consolidated statements of cash flows and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below:

	For the Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$605	$385
Net cash provided by/(used in) investing activities	191	(433)
Net cash provided by financing activities	1,213	7,432
Net change in cash and cash equivalents	2,009	7,384
Cash and cash equivalents, beginning of the period	8,152	5,114
Cash and cash equivalents, end of the period	$10,161	$12,498

Our principal sources of cash flow were derived from net offering proceeds received and proceeds from mortgage financings. In the future, we expect to continue to acquire properties which should provide a relatively consistent stream of cash flow to provide us with resources to fund our operating expenses, scheduled debt service and any quarterly distributions authorized by our Board of Directors.

Our principal demands for liquidity currently are acquisition and development activities, including required property improvement plans for our SpringHill Suites Hotel and our FFI Hotel, which are currently expected to be completed during 2013, scheduled debt service on our mortgages payable and costs associated with our public offerings. The principal sources of funding for our operations are currently the issuance of equity securities. The principal source of funding for our property improvement plans is our restricted escrows. Additionally, we have a demand note receivable received from Lightstone REIT I in connection with the sale of our 20.0% joint venture ownership interest in the CP Boston Joint Venture with an outstanding balance of $2.3 million as of March 31, 2013. Furthermore, the mortgage on our SpringHill Suites Hotel provides for an additional single loan advance of up to $1.0 million no later than six months prior to July 13, 2015, subject to the satisfaction of certain conditions, including completion of the PIP and achievement of a debt service coverage ratio of at least 1.75. We currently do not expect the advance to be funded in the foreseeable future.

Operating activities

The net cash provided by operating activities of $0.6 million during the 2013 period primarily related to our net loss of $0.1 million offset by (i) $0.4 million of depreciation and (ii) non-cash changes in assets and liabilities of $0.3 million.

Investing activities

The net cash provided by investing activities of $0.2 million during the 2013 period reflects (i) $1.0 million from the release of restricted escrows to fund our property improvement plans, (ii) $0.2 million from the sale of marketable securities, partially offset by (i) $1.0 million of capital expenditures related to our property improvement plans.

Financing activities

The net cash provided by financing activities of $1.2 million during the 2013 period primarily consists of (i) proceeds from the issuance of our common stock of $3.0 million and partially offset by (i) the payment of selling commissions, dealer manager fees and other offering costs of $0.6 million, (ii) distributions to common stockholders of $0.5 million, (iii) redemptions and cancellations of shares of common stock of $0.3 million and (iv) payments on our margin loan and mortgages payable of $0.4 million.

We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

22

Distribution Reinvestment Plan and Share Repurchase Program

Our DRIP provides our stockholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. As of March 31, 2013, we had approximately 2.4 million shares available for issuance under our DRIP and our DRIP price per share of common stock is $9.50. Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions. From our inception through December 31, 2009, we did not receive any requests to repurchase shares under our share repurchase program. For the years ended December 31, 2012, 2011 and 2010, we received requests to redeem 50,784, 48,154 and 2,675 shares of common stock, respectively, and for the three months ended March 31, 2013 we received requests to repurchase 27,990 shares of common stock, pursuant to our share repurchase program. We repurchased 100% of the repurchase requests at an average price per share of $9.00 per share. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our shares pursuant to our DRIP.

Our Board of Directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the DRIP to all participants or written notice of termination of the share repurchase program to all stockholders.

Contractual Obligations

The following is a summary of our estimated contractual obligations outstanding over the next five years and thereafter as of March 31, 2013.

Contractual Obligations	Remainder of 2013	2014	2015	2016	Thereafter	Total
Principal maturities(1)	$155	$222	$10,727	$—	$—	$11,104
Interest payments(2)	496	647	272	—	—	1,415
Total	$651	$869	$10,999	$—	$—	$12,519

Notes:

(1)	Our mortgages payable both provide for monthly principal payments during their initial terms. Their respective monthly principal payments reset each month based on their respective outstanding principal balance and their current interest rate pursuant to 25-year amortization schedules less the number of respective payments made. These amounts represent future estimated principal payments based on the respective floor interest rates, which were in effect as of March 31, 2013 for both of our mortgages payable.
(2)	Our mortgages payable bear interest at Libor plus 3.75%, subject to floor rates. These amounts represent estimated future interest payments based on the applicable floor rates, which were in effect as of March 31, 2013.

In addition to the mortgages payable described above, we have a margin loan that was made available to us from a financial institution that holds custody of certain of our marketable securities. The margin loan is collateralized by the marketable securities in our account. The amounts available to us under the margin loan are at the discretion of the financial institution and not limited to the amount of collateral in our account. The amount outstanding under this margin loan was $2.4 million as of March 31, 2013 and is due on demand. The margin loan bears interest at Libor plus 0.85% (1.05% as of March 31, 2013).

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under generally accepted accounting principles in the United States, or GAAP.

23

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of the company or another similar transaction) within seven to ten years after the

24

proceeds from the primary offering are fully invested. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to

25

cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by the advisor if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

26

The below table illustrates the items deducted from or added to net income/(loss) in the calculation of FFO and MFFO during the periods presented. The table discloses MFFO in the IPA recommended format and MFFO without the straight-line rent adjustment which management also uses as a performance measure. Items are presented net of non-controlling interest portions where applicable.

	For the Three Months Ended March 31,
	2013	2012
Net (loss)/income	$(129)	$1,061
FFO adjustments:
Depreciation and amortization of real estate assets	376	92
Gain on disposition of unconsolidated affiliated entity	—	(741)
Adjustments to equity in earnings from unconsolidated entities, net	172	161
FFO	419	573
MFFO adjustments:
Other adjustments:
Acquisition and other transaction related costs expensed(1)	52	10
Adjustments to equity in earnings from unconsolidated entities, net	(67)	(68)
Amortization of above or below market leases and liabilities(2)	—	—
Accretion of discounts and amortizatio of premiums on debt investments	—	—
Mark-to-market adjustments(3)	—	—
Non-recurring gains/from extinguishment/sale of debt, derivatives or securities holdings(4)	(10)	—
MFFO	394	515
Straight-line rent(5)	—	—
MFFO – IPA recommended format	$394	$515
Net (loss)/income	$(129)	$1,061
Less: loss/(income) attributable to noncontrolling interests	11	(17)
Net (loss)/income applicable to Company's common shares	$(118)	$1,044
Net (loss)/income per common share, basic and diluted	$(0.02)	$0.22
FFO	$419	$573
Less: FFO attributable to noncontrolling interests	(5)	(22)
FFO attributable to Company's common shares	$414	$551
FFO per common share, basic and diluted	$0.08	$0.12
MFFO – IPA recommended format	$394	$515
Less: MFFO attributable to noncontrolling interests	(10)	(22)
MFFO attributable to Company's common shares	$384	$493
Weighted average number of common shares outstanding, basic and diluted	5,464	4,675

(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to

27

distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. Acquisition fees and expenses will not be paid or reimbursed, as applicable, to our advisor even if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses would need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Management believes that adjusting for mark-to-market adjustments is appropriate because they are nonrecurring items that may not be reflective of ongoing operations and reflects unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(4)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations.
(5)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

28

Distributions Declared by our Board of Directors and Source of Distributions

The following table provides a summary of our quarterly distributions declared for the three months ended March 31, 2013 and March 31, 2012. The amount of distributions paid to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Additionally, our stockholders have the option to elect the receipt of shares in lieu of cash under our DRIP.

	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012
	Q1 2013	Percentage of Distributions	Q1 2012	Percentage of Distributions
Distribution period:
Date distribution declared	March 22, 2013		March 30, 2012
Date distribution paid	April 15, 2013		April 13, 2012
Distributions paid	455		$407
Distributions reinvested	419		350
Total Distributions	$874		$757
Source of distributions:
Cash flows provided by operations	455	52%	$385	51%
Offering proceeds	—	—	22	3%
Proceeds from issuance of common stock through DRIP	419	48%	350	46%
Total Sources	$874	100%	$757	100%
Cash flows provided by operations (GAAP basis)	$605		$385
Number of shares (in thousands) of common stock issued pursuant to the Company's DRIP	44		36

The table below presents our cumulative distributions paid and cumulative FFO:

For the period April, 28, 2008 (date of inception) through March 31, 2013
FFO	$3,370
Distributions	$8,518

Information Regarding Dilution

In connection with the public offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our consolidated balance sheet, and is calculated as (1) total book value of our assets (2) minus total liabilities, (3) divided by the total number of shares of common stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated fair value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the Company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price

29

as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offerings, including commissions, dealer manager fees and other offering costs. As of March 31, 2013, our net tangible book value per share was $8.93. The offering price of primary shares under our Follow-On Offering (ignoring purchase price discounts for certain categories of purchasers) as of March 31, 2013 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Subsequent Events

See Note 12 of the Notes to Consolidated Financial Statements for further information related to subsequent events during the period from April 1, 2013 through the date of this filing.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. The primary market risk to which we are currently and expect to continue to be exposed is interest rate risk.

We are currently and expect to continue to be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund the expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives have been and will continue to be to limit the impact of interest rate changes on our earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes. As of March 31, 2013, we did not have any derivative agreements outstanding.

As of March 31, 2013, we held marketable securities with a fair value of $8.1 million, which are available for sale for general investment purposes. We regularly review the market prices of our investments for impairment purposes. As of March 31, 2013, a hypothetical adverse 10.0% movement in market values would result in a hypothetical loss in fair value of approximately $0.8 million.

The following table shows our estimated principal maturities during the next five years and thereafter as of March 31, 2013:

Contractual Obligations	Remainder of 2013	2014	2015	2016	Thereafter	Total
Principal maturities	$155	$222	$10,727	$—	$—	$11,104

As of March 31, 2013, our mortgages payable both bore interest at a variable rate of Libor plus 3.75%, subject to various floor rates. Accordingly, the interest expense associated with these instruments is subject to changes in market interest rates. However, based on the Libor rate of 0.20% as of March 31, 2013, a 1% adverse movement (increase in Libor) would have no effect on our annual interest expense.

The carrying amounts of cash and cash equivalents, restricted escrows, accounts receivable (included in other assets in our consolidated balance sheet), note receivable from affiliate, accounts payable and accrued expenses, and the margin loan approximated their fair values as of March 31, 2013 because of the short maturity of these instruments. The estimated fair value of our mortgages payable is as follows:

	As of March 31, 2013
	Carrying Amount	Estimated Fair Value
Mortgages payable	$11,104	$11,104

30

The fair value of our mortgages payable was determined by discounting the future contractual interest and principal payments by market interest rates.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to obtain or refinance debt in the future. As of March 31, 2013, we had no off-balance sheet arrangements.

We cannot predict the effect of adverse changes in interest rates on our debt and, therefore, our exposure to market risk, nor can we provide any assurance that long-term debt will be available at advantageous pricing. Consequently, future results may differ materially from the estimated adverse changes discussed above.

ITEM 4. CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based upon, and as of the date of, the evaluation, our chief executive officer and chief financial officer concluded that the disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

There have been no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2013 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in the evaluation, and therefore, no corrective actions were taken.

31

PART II. OTHER INFORMATION:

ITEM 1. LEGAL PROCEEDINGS.

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On July 13, 2011, JF Capital Advisors, filed a lawsuit against The Lightstone Group, LLC, the Company, and Lightstone Value Plus Real Estate Investment Trust, Inc. in the Supreme Court of the State of New York seeking payment for services alleged to have been rendered, and to be rendered prospectively, under theories of unjust enrichment and breach of contract. The plaintiff had a limited business arrangement with The Lightstone Group, LLC; that arrangement has been terminated. We filed a motion to dismiss the action and, on January 31, 2012, the Supreme Court dismissed the complaint in its entirety, but granted the plaintiff leave to replead two limited causes of action.

The plaintiff filed an amended complaint on May 18, 2012, bringing limited claims under theories of unjust enrichment and quantum meruit. On November 21, 2012, the court dismissed this second complaint in part, leaving only $164 (plus interest) in potential damages. We continue to believe these claims to be without merit and will defend the case vigorously.

While any proceeding or litigation has an element of uncertainty, management currently believes that the likelihood of an unfavorable outcome with respect to the aforementioned legal proceeding is remote. No provision for loss has been recorded in connection therewith.

As of the date hereof, the Company is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

ITEM 1A. RISK FACTORS

We discuss in our Annual Report on Form 10-K various risks that may materially affect our business. We use this section to update this discussion to reflect material developments since our Form 10-K was filed. For the quarter ended March 31, 2013, there were no such material developments.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

During the period covered by this Form 10-Q, we did not sell any unregistered securities.

Use of Offering Proceeds

The Company’s sponsor is David Lichtenstein (“Lichtenstein”), who does business as The Lightstone Group (the “Sponsor”) and is the majority owner of the limited liability company of that name. The Company’s advisor is Lightstone Value Plus REIT II LLC (the “Advisor”), which is wholly owned by our Sponsor.

The Company’s registration statement on Form S-11 (File No. 333-151532), pursuant to which it offered to sell up to 51,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume discounts, (exclusive of 6,500,000 shares which were available pursuant to its distribution reinvestment plan (the “DRIP”) at an initial purchase price of $9.50 per share and 255,000 shares which were reserved for issuance under its Employee and Director Incentive Restricted Share Plan), was declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on February 17, 2009, and on April 24, 2009 the Company commenced its initial public offering of common stock (the “Offering”). The Offering, which terminated on August 15, 2012, raised aggregate gross proceeds of approximately $49.8 million from the sale of approximately 5.0 million shares of common stock. After allowing for the payment of approximately $5.2 million in selling commissions and dealer manager fees and $4.5 million in organization and other offering expenses, the Offering generated aggregate net proceeds of approximately $40.1 million. In addition, through August 15, 2012 (the termination date of the Offering), the Company had issued approximately 0.3 shares of common stock under its DRIP, representing approximately $2.9 million of additional proceeds.

32

The Company’s registration statement on Form S-11 (File No. 333-177753) (the “Follow-On Offering”), pursuant to which it is offering to sell up to 30,000,000 shares of its common stock for $10.00 per share, subject to certain volume discounts (exclusive of 2,500,000 shares available pursuant to its DRIP at an initial purchase price of $9.50 per share and 255,000 shares reserved for issuance under its Employee and Director Incentive Restricted Share Plan) was declared effective by SEC under the Securities Act of 1933 on September 27, 2012. As of March 31, 2013, the Company had received aggregate gross proceeds of approximately $4.0 million from the sale of approximately 0.4 million shares of its common stock in its Follow-On Offering. The Company intends to sell shares of its common stock under the Follow-On Offering until the earlier of the date on which all the shares are sold, or September 27, 2014, two years from the date the Follow-On Offering was declared effective by the SEC. The Company reserves the right to reallocate the shares of common stock it is offering between the primary offering and the DRIP. Additionally, the Follow-On Offering may be terminated at any time.

As of March 31, 2013, the Advisor owned 20,000 shares of common stock which were issued on May 20, 2008 for $200, or $10.00 per share. In addition, as of September 30, 2009, the Company had reached the minimum offering under its Offering by receiving subscriptions of its common shares, representing gross offering proceeds of approximately $6.5 million, and effective October 1, 2009 investors were admitted as stockholders and Lightstone Value Plus REIT II LP (the “Operating Partnership”) commenced operations. Through March 31, 2013, cumulative gross offering proceeds of $49.8 million were released to the Company. The Company invested the proceeds received from the Offering and from the Advisor in the Operating Partnership, and as a result, held a 99.9% general partnership interest as of March 31, 2013 in the Operating Partnership’s common units.

On May 20, 2008, the Advisor contributed $2 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Lightstone SLP II LLC, which is wholly owned by the Company’s Sponsor committed to purchase subordinated profits interests in the Operating Partnership (“Subordinated Profits Interests”) at a cost of $100,000 per unit for each $1.0 million in subscriptions up to ten percent of the proceeds from the primary shares under the Offering and the Follow-On Offering on a semi-annual basis beginning with the quarter ended June 30, 2010. Lightstone SLP II LLC may elect to purchase the Subordinated Profits Interests with either cash or an interest in real property of equivalent value. Any proceeds received from the cash sale of the Subordinated Profits Interests will be used to offset payments made by the Company from offering proceeds to pay the dealer manager fees, selling commissions and organization and other offering expenses.

From our inception through March 31, 2013, the Company’s Sponsor has contributed cash of approximately $0.2 million and elected to contribute equity interests totaling 48.6% in Brownmill, LLC (“Brownmill”) in exchange for a total of 50.0 Subordinated Profits Interests with an aggregate value of $5.0 million (see Note 4 of the Notes to Consolidated Financial Statements). The Company’s Sponsor may continue to elect to contribute interests in real property in lieu of cash in exchange for Subordinated Profits Interests in order to fulfill its semi-annual commitment.

We have and expect to continue to utilize a portion of offering proceeds towards funding dealer manager fees, selling commissions and other offering costs.

Below is a summary of the expenses we have incurred from April 28, 2008 (date of inception) through March 31, 2013 in connection with the issuance and distribution of registered securities.

(Dollars in thousands)
Type of Expense Amount
Underwriting discounts and commissions	$5,593
Other expenses incurred and paid to non-affiliates	6,395
Total offering expenses incurred	$11,988

33

From our inception date through March 31, 2013, we have used the cumulative net offering proceeds received of approximately $41.6 million, after deducting offering expenses incurred of $12.0 million, as follows:

(Dollars in thousands)
Purchase of investment properties, net of mortgage financings	$20,830
Purchase of investments in unconsolidated affiliated entities	3,994
Purchase of marketable securities, net of margin loan	5,363
Cash and cash equivalents (as of March 31, 2013)	10,161
Cash distributions not funded by operations	1,708
Funding of restricted escrows	426
Other uses (primarily timing of payables)	(895)
Total uses	$41,587

Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares of common stock back to us, subject to certain restrictions. From our inception through December 31, 2009, we did not receive any requests to repurchase shares under our share repurchase program. For the years ended December 31, 2012, 2011 and 2010, we received requests to redeem 50,784, 48,154 and 2,675 shares of common stock, respectively, and for the three months ended March 31, 2013 we received requests to repurchase 27,990 shares of common stock, pursuant to our share repurchase program. We repurchased 100% of the repurchase requests at an average price per share of $9.00 per share. We funded share redemptions for the periods noted above from the cumulative proceeds of the sale of our shares pursuant to our DRIP.

Our Board of Directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the DRIP to all participants or written notice of termination of the share repurchase program to all stockholders.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit Number	Description
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Pursuant to SEC Release 34-47551 this Exhibit is furnished to the SEC and shall not be deemed to be “filed.”
32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Pursuant to SEC Release 34-47551 this Exhibit is furnished to the SEC and shall not be deemed to be “filed.”

*	Filed herewith

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

Date: May 13, 2013	By: /s/ David Lichtenstein David Lichtenstein Chairman and Chief Executive Officer (Principal Executive Officer)
Date: May 13, 2013	By: /s/ Donna Brandin Donna Brandin Chief Financial Officer and Treasurer (Duly Authorized Officer and Principal Financial and Accounting Officer)

35